UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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WABASH NATIONAL CORPORATION
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Letter from the President and Chief Executive Officer

Dear Fellow Stockholders,

As we reflect on 2024, it is clear this has been a pivotal year for Wabash, marking another period of progress in the company’s ongoing transformation. Building on the record-setting achievements of 2023, we have continued to demonstrate resilience in the face of a weak industry backdrop, while remaining committed to long-term value creation, strategic innovation and capitalizing on the opportunities from our growing partner ecosystem.

Our ability to navigate an industry down-cycle while continuing to invest in strategic growth will strengthen our long-term positioning, proving the benefits of our diversified first-to-final-mile portfolio complemented by our growing parts and services offerings. With a strong balance sheet and a resilient business portfolio, we are well prepared to capitalize on future opportunities as market conditions improve.

Our truck body business and growing Parts and Services segment have provided stability during a down year for other businesses, while our Trailers as a Service (TaaS)SM program, Wabash Parts joint venture and Wabash Marketplace joint venture have positioned us for scalable growth. We expect these initiatives to transform how we serve customers by seamlessly integrating physical and digital technologies to create a more connected logistics ecosystem.

In 2024, we took meaningful steps to deepen collaboration across our business ecosystem—including customers, suppliers, dealers and technology partners—to unlock new opportunities. A key example of this is our partnership with Kodiak, where our TaaS program is helping redefine the role of trailers in autonomous logistics. Additionally, our Smart Crossroads initiative with Purdue University is bringing partners together to work toward enhanced transparency within a fragmented logistics industry, helping to drive system-wide improvements through data connectivity and collaboration. Through continued innovation, Wabash remains at the forefront of the industry in redefining how logistics customers operate in a digitally connected world.

At the heart of our success is our commitment to people. Our workforce remains the foundation of Wabash’s continued progress, and we are dedicated to fostering a culture of innovation, respect and empowerment. Our goal is to ensure every employee feels connected to our mission and our customers, and empowered to help drive our ongoing business transformation.

Looking ahead, we enter 2025 with confidence, leveraging our balanced and resilient business portfolio to expand our leadership in the transportation, logistics and infrastructure markets. While market cycles come and go, we are focused on what’s within our control: innovation, collaboration and customer-driven solutions.

I want to thank our employees for their dedication, our customers and partners for their trust, and our stockholders for their continued support. Together, we are creating the next era of Wabash as a tech-enabled industrial leader, shaping a future of greater efficiency, connectivity and long-term value creation.

With appreciation,

Brent L. Yeagy

President and Chief Executive Officer

WABASH NATIONAL CORPORATION

3900 McCarty Lane

Lafayette, Indiana 47905

Notice of Annual Meeting of Stockholders

When: Wednesday, May 14, 2025, at 10:00 a.m. Eastern time	Items of Business: 4 proposals as listed below Date of Mailing: The date of mailing of this Proxy Statement or Notice of Internet Availability is on or about April 1, 2025.	Who Can Vote: Stockholders of each share of common stock at the close of business on March 19, 2025.

Attending the Meeting:

The 2025 Annual Meeting of Stockholders will be held in a virtual meeting (via live audio webcast) format only. You will not be able to attend the 2025 Annual Meeting of Stockholders physically. You or your proxyholder may participate, vote, and examine our stockholder list at the 2025 Annual Meeting of Stockholders by visiting www.virtualshareholder meeting.com/WNC2025 and using your control number found on your proxy card.

Items of Business:

1.	To elect nine members of the Board of Directors from the nominees named in the accompanying proxy statement;

2.	To approve, on an advisory basis, the compensation of our named executive officers;

3.	To ratify the appointment of Ernst & Young LLP as Wabash National Corporation’s independent registered public accounting firm for the year ending December 31, 2025;

4.	To approve the Wabash National Corporation 2025 Omnibus Incentive Plan; and

To consider any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof. Management is currently not aware of any other business to come before the Annual Meeting.

Each outstanding share of Wabash National Corporation (NYSE: WNC) Common Stock entitles the holder of record at the close of business on March 19, 2025 to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. Shares of our Common Stock can be voted at the Annual Meeting only if the holder is present by virtual presence online or by valid proxy. Management cordially invites you to attend the Annual Meeting by virtual presence online.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON MAY 14, 2025:

The Proxy Statement, Annual Report and the means to vote by internet are available at http://www.proxyvote.com.

By Order of the Board of Directors,

M. Kristin Glazner

Senior Vice President, Chief Administrative Officer,

Corporate Secretary

April 1, 2025

Whether or not you expect to attend by virtual presence online, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting. Promptly voting your shares by signing, dating and returning the proxy card mailed with your notice, or by voting via the internet or by telephone, will save us the expense and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed with your proxy card. Submitting your proxy now will not prevent you from voting your shares at the meeting by virtual presence online if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today.

2025 Annual Meeting of Stockholders on May 14, 2025

Proxy Statement

WABASH NATIONAL CORPORATION	2025 Proxy Statement	i

WABASH NATIONAL CORPORATION 3900 McCarty Lane Lafayette, Indiana 47905 Proxy Statement Summary

To assist you in reviewing the proposals that may be acted upon at our 2025 Annual Meeting, the summary below highlights certain information that is contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.

Annual Meeting of Stockholders

Date and Time:	10:00 a.m. Eastern time on Wednesday, May 14, 2025

Virtual Meeting Site:	www.virtualshareholdermeeting.com/WNC2025

Record Date:	March 19, 2025

Voting:	Stockholders as of the record date are entitled to vote. Each share of Common Stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Company Overview

Wabash National Corporation, which we refer to herein as “Wabash,” the “Company,” “us,” “we,” or “our,” is Changing How the World Reaches You®. Wabash was founded in 1985 and incorporated as a corporation in Delaware in 1991, with its principal executive offices in Lafayette, Indiana, as a dry van trailer manufacturer. Today we combine physical and digital technologies to deliver innovative, end-to-end solutions that optimize supply chains across transportation, logistics, and infrastructure markets.

To that end, we design and manufacture a diverse range of products supporting first-to-final mile operations, including dry freight and refrigerated trailers, platform trailers, tank trailers, dry and refrigerated truck bodies, structural composite panels and specialty food grade processing equipment. In addition, through the Wabash Marketplace and Wabash Parts, customers gain access to a nationwide parts and service network, Trailers as a Service (TaaS)SM, and advanced tools designed to streamline operations and drive growth. We have achieved this diversification through acquisitions, organic growth, and product innovation.

We believe our position as a leader in our key industries is the result of longstanding relationships with our core customers, our demonstrated ability to attract new customers, our broad and innovative product lines, our engineering leadership, and our extensive dealer and preferred partner network. More importantly, we believe our leadership position is indicative of the Values and Leadership Principles that guide our actions.

At Wabash, it’s our focus on people, purpose, and performance that drives us to do better. Our Purpose is to change how the world reaches you; our Vision is to be a premier provider of diverse solutions that optimize customers’ end-to-end supply chains across transportation, logistics, and infrastructure markets and our Mission is to transform Wabash into a dynamic growth organization by merging physical and digital technology to seamlessly serve our customers through a connected ecosystem of partners.

Our Values are the qualities that govern our critical leadership behaviors and accelerate our progress.

•	Be Curious: We will make bold choices and encourage creativity, collaboration and risk-taking to turn breakthrough ideas into reality.

•	Have a Growth Mindset: We will be resilient and capable of the change required to succeed in a world that does not stand still.

•	Create Remarkable Teams: We will create a workplace culture that allows individuals to be their best in order to retain and attract talent from diverse industries, geographies and backgrounds.

WABASH NATIONAL CORPORATION	2025 Proxy Statement	1

Proxy Statement Summary

Our Leadership Principles are the behaviors that provide definition to our actions and bring our values to life.

•	Embrace Diversity and Inclusion: We solicit and respect the input of others, celebrate our differences and strive for transparency and inclusiveness.

•	Seek to Listen: We listen to our customers, partners, and each other to reach the best solutions and make the strongest decisions.

•	Always Learn: To model a growth mindset, we continue learning through every stage of our careers. We do not quit and we are not satisfied with the status quo.

•	Be Authentic: Employees who thrive at Wabash are honest, have incredible energy and demonstrate grit in everything they do.

•	Win Together: We collaborate, seek alignment and excel at cross-group communication to succeed as one team and One Wabash.

Corporate Responsibility and Governance Highlights

At Wabash, it’s our focus on people, purpose and performance that drives us to do better so we can continue Changing How the World Reaches You®. We believe that our leadership principles, as set forth above, create a workplace culture in which our colleagues can share their talents and perspectives and are empowered to make a difference for our customers, for each other, for our communities and for our environment. Wabash is committed to growing its business in a sustainable and socially responsible manner. We support the passions and interests of our employees and empower them to be a positive influence in the world. We are proud to provide many opportunities to be good neighbors by volunteering time and talent to support the causes that matter most to our employees. We publicly disclosed substantial information about our business in our Corporate Responsibility Report, available on the Governance/Corporate Responsibility page of the Investor Relations section of our website at ir.onewabash.com, which details our commitments, programs and progress on a variety of topics, including our products and supply chain, sustainability and environmental impact, diversity and inclusion, workplace safety, ethics and compliance, risk management and governance. We have mapped our disclosures on environmental, social and governance topics to metrics outlined by the Sustainability Accounting Standards Board (SASB) and the Task Force on Climate-Related Financial Disclosures (TCFD) in our SASB and TCFD Indices, included in our Corporate Responsibility Report. The Corporate Responsibility Report is not incorporated herein by reference or otherwise. Below are some of the highlights of our focus and commitment:

Board Nominee Diversity	Executive Team Diversity

2	2025 Proxy Statement	WABASH NATIONAL CORPORATION

Proxy Statement Summary

Diversity and Inclusion. We are committed to supporting an inclusive and respectful culture. We believe that diversity of background and experience fosters perspectives that generate superior ideas, leadership and stakeholder considerations to enhance business decisions.

•  Recognizing, valuing, and fully leveraging our different perspectives and backgrounds to achieve our business goals demonstrate our inclusive culture and are part of our Leadership Principles (“Embrace Diversity and Inclusion”).

•  The Nominating, Corporate Governance and Sustainability Committee actively considers diversity in its evaluation of Board composition.

•  2 out of 9 of our director nominees are female (22%), including the current chair of the Nominating, Corporate Governance and Sustainability Committee, and 2 others are ethnically diverse (22%).

•  We desire diversity and inclusion to achieve our targeted business results and fulfill our vision of being a premier provider of solutions that optimize customers’ end-to-end supply chains across transportation, logistics and infrastructure markets. We seek to attract the best talent and engage them fully.

•  We place special focus on preventing pay imbalances.

•  In 2024, 61% of our total hourly hires were women and/or minorities, and 54% of total salaried hires in 2024 were women and/or minorities.

•  We work to promote diversity through our supply chain. Before we add any significant vendor to our supply chain, we complete an assessment, including a form that captures information about the vendor’s diversity profile and screens for any potential conflict of interest.

Employee Engagement. We define engagement as a deep connection and sense of purpose at work that creates extra energy and commitment. Our goal is to engineer a winning culture that is designed to execute Wabash’s strategic plan.

•  Over the long-term, we seek better outcomes from having a highly engaged and values-aligned workforce, including higher retention, higher productivity, better customer satisfaction, better quality, and better safety.

•  We provide all employees with the opportunity to share their opinions and feedback on our culture through a voluntary annual employee engagement assessment where all employees are encouraged to participate.

•  Results are measured and analyzed to enhance the employee experience, promote employee retention, drive positive change, and leverage the overall success of our organization.

Community Involvement. Wabash is committed to continuing its mission to positively impact the world,

and we will continue to drive initiatives to give back and deliver purposeful improvements in our communities.

•  Wabash’s community impact program combines volunteer work with financial support to make a meaningful, long-lasting impact in our communities. We actively partner with nonprofit organizations on projects to donate time, materials and financial resources to support our communities where we live and work.

•  We believe that enriching the lives of those around us is a powerful investment in our future. The Wabash community impact initiatives target support to programs under three key pillars: youth advocacy, veteran and military family and food insecurity.

•  In 2024, Wabash donated more than $550,000 to nonprofit organizations through corporate gifts, in-kind donations, local charitable sponsorships and employee donations. Our charitable contributions included gifts to K9s

WABASH NATIONAL CORPORATION	2025 Proxy Statement	3

Proxy Statement Summary

for Warriors, Junior Achievement, National Alliance on Mental Illness, Gary Sinise Foundation, Boys and Girls Club, United Way, Fisher House, CASAs for kids, Humane Society, Hope for Warriors, Habitat for Humanity, Feeding America, Veterans Assistance Foundation, Mental Health America, Wreaths Across America, Special Olympics, Soldiers Point, Big Brothers Big Sisters, Scouts of America, Salute the Troops, YWCA and more. In addition to these amazing organizations, we also supported local schools’ programs across the country with robotics clubs, weld programs, career development programs, food bank backpack programs, youth sports, music enrichment programs and more.

•  Wabash encourages all employees to become involved in their communities. Our Day of Giving program supports our philanthropic goals by allowing all full-time employees up to one scheduled workday of paid time each calendar year to participate in a volunteer activity of their choosing. In an effort to empower our employees to be active agents of positive change in our communities, Wabash organized over 90 Day of Giving events exclusively for our employees to give back with their time.

•  In 2024, around 20% of Wabash’s workforce dedicated over 7,300 hours of volunteer work, actively supporting local food banks, homeless shelters, veteran services agencies, environmental conservation programs, local schools’ leadership and career readiness activities, Junior Achievement, Salvation Army, YWCA, local animal shelters, Wreaths Across America, youth athletics, art programs, foster child agencies, programs to support people with disabilities, blood drives and more. In addition to our donations and volunteer efforts, we have also hosted numerous onsite events to support local youth, food insecurity projects, the United Way and a veterans’ event. Wabash processed over 49,000 pounds of food for distribution, wrapped over 600 holiday gifts for kids, and assembled 140 stuffed bears for military kids.

Environmental Sustainability. We are resilient and capable of the change required to succeed in a world that does not stand still, including with respect to environmental sustainability and climate change.

•  We measure and compare our energy management metrics, including greenhouse gas emissions and overall energy use, on a yearly basis. Our current metrics and comparisons are disclosed in our Corporate Responsibility Report.

•  We currently maintain an ISO 14001 registration of the Environmental Management System at four facilities, which include our Lafayette, Indiana; Cadiz, Kentucky; San José Iturbide, Mexico; and Harrison, Arkansas locations.

•  Other Environmental Stewardship Certification: Federal Clean Industry Certification (2017, San José Iturbide, Guanajuato, Mexico)

•  Our products are generally designed to be fuel efficient and reduce emissions by reducing weight, improving aerodynamics, and improving thermal efficiency.

•  In 2019, we introduced our DuraPlate® Cell Core technology, which delivers a 300-pound-lighter weight trailer compared to traditional designs, without compromising durability.

4	2025 Proxy Statement	WABASH NATIONAL CORPORATION

Proxy Statement Summary

•  Our refrigerated offerings now include EcoNexTM Technology, which is under our AcuthermTM portfolio of solutions designed for intelligent thermal management. EcoNexTM Technology provides up to 25% improvement in thermal performance and up to 200 lbs in weight savings over Wabash’s conventional refrigerated truck body. This translates into lower lifetime operational costs and more conscious use of resources.

•  We configure and install telematics systems, providing real-time monitoring and analysis of performance and environmental data and allowing drivers to increase performance, reduce maintenance and prolong equipment life.

•  By sourcing post-consumer resin to manufacture our DuraPlate® panels, we have diverted more than 1 billion plastic bottles from landfills.

•  All Wabash facilities use energy-efficient lighting.

•  Our manufacturing operations use pulse welders, which produce the same high-quality result as traditional welders but require only 1/3rd of the energy to run.

•  With the implementation of an Environmental, Occupational Health, Safety and Security software platform, we have improved tracking of our recycling and waste reduction efforts. In 2023, Wabash’s recycling program and use of recycled materials saved 5.55 cubic yards of landfill airspace per new unit shipped, 1,357 kilowatt-hours of electricity per new unit shipped, 0.67 mature trees per new unit shipped and 1.32 metric tons of greenhouse gas emissions per new unit shipped.

•  We help customers extend the useful life of their equipment with remanufacturing and repair services, limiting the amount of raw materials needed to produce new machinery.

•  We leverage partnerships with government entities and industry associations to develop efficient, effective and practical solutions to problems facing the manufacturing and transportation segments.

Affiliationsinclude:

•  Government and Regulatory Bodies:

•  California Air Resource Board (CARB)

•  U.S. Department of Transportation (DOT)

•  Environmental Protection Agency (EPA)

•  National Highway Transportation Safety Administration (NHTSA) and NHTSA Advisory Committee on Underride Protection

•  Transport Canada

•  Transportation Associations:

•  American Trucking Associations (ATA)

•  ATA’s Technology and Maintenance Council (TMC)

•  Cargo Tank Risk Management Committee (CTRMC)

•  National Tank Truck Carriers (NTTC)

•  National Trailer Dealers Association (NTDA)

•  National Truck Equipment Association (NTEA)

•  Truck Trailer Manufacturers Association (TTMA)

WABASH NATIONAL CORPORATION	2025 Proxy Statement	5

Proxy Statement Summary

• Manufacturing Associations: • Conexus Indiana • Indiana Chamber of Commerce • Indiana Manufacturers Association (IMA) • National Association of Manufacturers (NAM)

Talent Development. To model a growth mindset, we continue learning through every stage of our careers, and we also believe in supporting the next generation of leaders who will continue to change how the world reaches you.

•  One of our Company values is Always Learn. We put that into practice by offering our own welding and skills training courses, self-directed learning modules and an executive leadership development program at no cost to employees.

•  We host a wide variety of learning and development opportunities through our custom-tailored Learning Management System — Wabash U. Our employees have access through an online portal to thousands of self-directed and instructor-led courses on a variety of professional development topics. As of the end of 2024, Wabash U offers employees access to over 18 hours of Wabash Management System (WMS) courses tailored specifically to Wabash. This includes more than 40 courses, with plans to expand the offerings further in the coming year.

•  In partnership with Purdue University, we developed curriculum for WMS Facilitator training, which was launched during the first quarter of 2022.

•  Targeted learning and development opportunities are also created through external partnerships, including special development programs for front line leaders (with over 500 trained since the program began in 2022), as well as focused executive development across a variety of topics.

•  Full-time Wabash employees can pursue various courses, undergraduate and graduate degree programs, or relevant certifications at an accredited college or university without added financial burden by using our Accelerator tuition reimbursement program.

•  We provide all employees a wide range of professional development experiences, both formal and informal, at all stages in their careers.

•  Wabash employees and dependents of employees are eligible for a variety of scholarships offered by Wabash and the industry associations to which we belong. In 2024, we awarded Wabash scholarships that amounted to a total of $60,000 to 12 high school graduates from four different states. The scholarships are awarded to dependents of full-time Wabash employees who demonstrate academic excellence and leadership.

•  We support the youth in our communities through program funding, training programs, internships, co-ops and our emerging leadership development programs. We also sponsor youth clubs in our communities, including robotics clubs and STEM programs. At the collegiate level, Wabash welcomed 28 interns during summer 2024 across seven Wabash locations. We continue to partner with Purdue University in a variety of valuable ways, including by supporting the Purdue University Women in Engineering Program and sponsoring a sales competition with the Purdue Center for Professional Selling.

6	2025 Proxy Statement	WABASH NATIONAL CORPORATION

Proxy Statement Summary

Ethics and Compliance. Employees who thrive at Wabash are honest, have incredible energy, and demonstrate grit in everything they do. We also work to hold our entire supply chain accountable.

•  We maintain a Code of Business Conduct and Ethics that lays the foundation for our ethics and compliance program and defines our overall management approach to human rights, anti-corruption, the environment, governance and social matters.

•  Our Employee Handbook is founded on and incorporates the values, policies and rules set forth in our Code of Business Conduct and Ethics. All employees and directors are expected to take the values, policies, and rules set forth and apply them to all situations that arise in the course and scope of employment.

•  We maintain an AlertLine whereby employees and others are able to report violations of Wabash’s Code of Business Conduct and Ethics.

•  Our Code of Business Conduct and Ethics also provides key expectations to our suppliers, vendors, dealers and agents to abide by the same ethical and legal standards, including:

•  Labor and human rights

•  Restrictions against corruption, bribery and extortion

•  Health and safety activities

•  Environmental compliance

•  We require all facilities to practice equal opportunity employment and have zero tolerance for harassment, racism or bigotry of any kind. Employees, contract workers, visitors and other non-employees are encouraged to immediately report harassment or any ethics or compliance violations committed by anyone.

•  Our Conflict Minerals Policy is in place to prevent the use of minerals that directly or indirectly finance or benefit armed groups in the Democratic Republic of the Congo or in neighboring countries.

•  We ask our suppliers to demonstrate that they source “conflict minerals” from outside the conflict region and/or can certify that conflict minerals sourced from within the conflict region are “conflict free.”

Awards and Recognition. Our efforts to make bold choices and encourage creativity, collaboration, and risk-taking to turn breakthrough ideas into reality have been recognized throughout the years.

•  Recent Safety and Environmental Awards:

•  Truck Trailer Manufacturers Association Plant Safety Awards:

•  2023: Cadiz, KY and San José Iturbide, Guanajuato, Mexico

•  2022: Fond du Lac, WI and New Lisbon, WI

•  2021: Little Falls, MN, and San José Iturbide, Guanajuato, Mexico

•  2020: Fond du Lac, WI and San José Iturbide, Guanajuato, Mexico

•  2019: New Lisbon, WI

•  Recent Product Awards:

•  Heavy Duty Trucking Top 20 Products (EcoNex™ Refrigerated Trailer Powered by eNow Solar Energy, 2021)

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Proxy Statement Summary

•  Recent Corporate Awards:

•  Newsweek’s America’s Most Responsible Companies (2025, 2024, 2022)

•  Newsweek’s America’s Most Admired Workplaces (2025)

•  Newsweek’s America’s Greenest Companies (2025)

•  Fortune’s 100 Fastest-Growing Companies (2024)

•  USA Today’s America’s Climate Leaders (2024)

•  Forbes America’s Most Successful Small-Cap Companies (2023, 2024)

•  FreightWaves FreightTech 100 (2023)

•  Newsweek’s America’s Greatest Workplaces for Job Starters (2023)

•  Indiana Manufacturer’s Association Innovation Excellence Award (2021)

Environmental, Health and Safety

•  Reflected in our corporate Environmental, Health and Safety Policy, we maintain high standards for manufacturing safety. We commit to meet or exceed all applicable environmental, health, and safety standards, regulations and other requirements.

•  The Operations Management at each of our facilities is directly responsible for implementing this policy and ensuring full compliance with all environmental, health, and safety laws, internal standards and requirements applicable within their respective organizations.

•  We commit to manage all of our business activities in a responsible manner with respect for the environment through pollution prevention and with our highest priority being the health and safety of our employees.

•  The well-being of our employees is vital to our success. We offer a range of innovative, flexible and convenient programs aimed at supporting our employees’ holistic well-being. These programs provide tools and resources to help employees on their healthcare journey fostering engagement in beneficial, well-being-focused behaviors.

•  We continually focus on reducing the frequency and severity of workplace injuries and improving the workplace environment for our employees. We provide ongoing safety training and development at our production facilities, which are designed to educate and empower our employees with the knowledge and tools necessary to make safe choices and mitigate risks. Our employees are encouraged and expected to identify safety opportunities and report near-misses through our safety good catch program.

•  We believe that all injuries and occupational illnesses, as well as environmental incidents, are preventable. In support of this, all employees are expected to perform their work in such a manner as to not jeopardize the environment or the safety and health of themselves and their fellow workers.

8	2025 Proxy Statement	WABASH NATIONAL CORPORATION

Proxy Statement Summary

•  The Company utilizes a mixture of leading and lagging indicators to assess the health and safety performance of its operations. We measure OSHA Total Recordable Incident Rate (“TRIR”), which in 2024, was 5.5. We also measure our Blueprint for Excellence, which assesses a facility’s overall safety program and identifies key areas of improvement. The “Blueprint” is one of our leading indicators that helps our plants proactively measure their safety culture. Wabash utilizes a software platform (Ideagen) to strategically mitigate safety risks by understanding historical data and driving business decisions based on actionable insights and advanced analytics.

•  In 2020, Wabash implemented a software platform to proactively mitigate safety risks by driving business decisions based on actionable insights and advanced analytics. We continue to encourage reporting of near-miss incidents and track near-misses enterprise-wide.

•  We work to ensure that our products, processes, services, and facilities minimize the generation of waste, pollution and adverse impacts on the environment.

•  We invest in innovations that help protect people who operate our equipment and partner with other manufacturers in the industry to further promote safety by sharing best practices and ideas for implementing higher standards.

Director Independence	• 8 out of 9 director nominees are independent. • 3 fully independent Board committees: Nominating, Corporate Governance and Sustainability Committee, Compensation Committee and Audit Committee.
Board Accountability

•  All directors are elected annually via majority voting standard.

•  Stockholders may amend our bylaws.

•  Our Nominating, Corporate Governance and Sustainability Committee is evolving its oversight of areas including energy consumption, climate change and other criteria relevant to the sustainability of our business.

Board Leadership

•  We review board leadership, committee structure and committee membership annually and conduct an annual assessment of board effectiveness.

•  We have an independent Chairperson who has a strong role and significant governance duties, including presiding over all executive sessions of independent directors.

Stockholder Engagement	• We routinely meet with stockholders for conversations focused on a variety of topics, including governance, Company strategy, growth, risk management and sustainability.

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Proxy Statement Summary

Board Evaluation and Effectiveness	• Annual Board and Committee self-assessments. • Annual two-way feedback and evaluation sessions with each director. • Annual independent director evaluation of the Chairperson and CEO.
Board Risk Oversight	• The Board and its Committees exercise robust oversight of the Company’s enterprise risk management system.
Board Refreshment and Diversity

•  During 2022, we added 2 new directors, and we appointed a new independent Chairperson following the 2020 Annual Meeting.

•  Board members represent diverse perspectives, including 2 female director nominees and 2 ethnically diverse director nominees.

•  We have a specified director retirement age.

Director Engagement

•  All of our directors attended 75% or more of the aggregate number of meetings of our Board and the Committees on which they served.

•  We have limits on director/CEO membership on other public company boards.

Succession Planning

•  CEO and leadership succession planning is one of our Board’s most important responsibilities. At least once a year, our Board dedicates itself to examining the succession plans for our complete leadership team and the Board.

10	2025 Proxy Statement	WABASH NATIONAL CORPORATION

Proxy Statement Summary

Our Management Approach

Our Wabash Management System (“WMS”) is our comprehensive approach to improving how we work every day. It’s a set of principles, processes, and tools designed to help us solve problems at their root cause, reduce waste, and continuously improve our operations. WMS isn’t just about following procedures; it is about cultivating a culture where everyone, from the shop floor to the office, is empowered to identify issues, suggest solutions, and make improvements. Our WMS principles lead “The Way,” guiding our actions and decisions. These principles are supported by disciplines and processes, which, in turn, are reinforced by tools and capabilities. Combined, these principles, disciplines, processes, tools, and capabilities produce breakthrough results. Our seven key disciplines include the following: Strategic Deployment Process, Project Management, Change Management, Problem-Solving, Digital, Functional Excellence and Enterprise Processes. It is through these disciplines that we create a “One Wabash” approach for our employees and customers, add new business capabilities, and enable profitable growth. WMS puts our culture into action through a Lean mindset and respect for all, inspiring every employee to actively contribute to our enterprise transformation.

In 2022, in partnership with Purdue University, we developed a curriculum for WMS Facilitator training. Since that time, we have trained and certified over 200 facilitators as of December 2024. We have hosted numerous training sessions in 2024 and have over 300 practitioners for several of our disciplines. Company-wide, we have frequent WMS communication and engagement sessions, to keep the Wabash Management System at the forefront of everything we do.

Our One Wabash organizational structure enables long-term growth for the Company with an intense focus on value streams, streamlined processes, product innovation, and a consistent, superior experience for all customers who seek our solutions in the transportation, logistics and infrastructure markets. The value streams leverage the power of our processes to close the cycle of customer needs and customer fulfillment.

Voting Matters and Vote Recommendation (page 17)

The following table summarizes the proposals to be considered at the Annual Meeting and the Board’s voting recommendation with respect to each proposal.

PROPOSALS	BOARD VOTE RECOMMENDATION	PAGE

Election of Directors	FOR EACH NOMINEE	19

Advisory Vote on the Compensation of Our Named Executive Officers (“Say-on-Pay”)	FOR	74

Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	76

Approval of the Wabash National Corporation 2025 Omnibus Incentive Plan	FOR	78

WABASH NATIONAL CORPORATION	2025 Proxy Statement	11

Proxy Statement Summary

Board Nominees (page 19)

The following table provides summary information about each director nominee, as of the Record Date.

NAME	AGE	DIRECTOR SINCE	OCCUPATION	INDEPENDENT	OTHER PUBLIC BOARDS

Therese M. Bassett	61	November 2019	Managing Director, NuVentures LLC	Yes	No

John G. Boss	65	December 2017	Former President and Chief Executive Officer, Momentive Performance Materials Inc.	Yes	Yes

Trent J. Broberg	43	September 2022	Chief Executive Officer, ACERTUS	Yes	No

Larry J. Magee	70	January 2005	President, Magee Ventures Group	Yes	No

Ann D. Murtlow	64	February 2013	President and Chief Executive Officer, North Sound LLC	Yes	Yes

Sudhanshu Priyadarshi	48	November 2022	Chief Financial Officer and President, International, Keurig Dr Pepper Inc. (KDP)	Yes	No

Scott K. Sorensen	63	May 2005	Former President, Thatcher Company, Inc.	Yes	No

Stuart A. Taylor II	64	August 2019	Chief Executive Officer, The Taylor Group LLC	Yes	Yes

Brent L. Yeagy	54	October 2016	President and Chief Executive Officer, Wabash National Corporation	No	No

12	2025 Proxy Statement	WABASH NATIONAL CORPORATION

Proxy Statement Summary

The table below summarizes key qualifications, skills and attributes most relevant to the decision to nominate the candidates to serve on our Board. A mark indicates a specific area of focus or experience on which the Board relies most. The lack of a mark does not mean the director nominee does not possess that qualification or skill. Each director nominee biography in this proxy statement describes each nominee’s qualifications and relevant experience in more detail.

DIRECTORS	Therese M. Bassett	John G. (“Jack”) Boss	Trent J. Broberg	Larry J. Magee	Ann D. Murtlow	Sudhanshu Priyadarshi	Scott K. Sorensen	Stuart A. Taylor II	Brent L. Yeagy

Independent	●	●	●	●	●	●	●	●

Diversity	●				●	●		●

Logistics, Transportation and/or First to Final Mile			●			●			●

Diverse Manufacturing		●		●		●	●		●

Risk Management (Including Supply Chain/Commodities Management)	●	●	●	●		●			●

Technology and Materials Innovation		●	●			●			●

Legislative/Regulatory					●		●

Qualified Financial Expert/Finance/Treasury						●	●	●

Accounting, Finance and Capital Markets			●			●	●	●

Mergers and Acquisitions (“M&A”)	●	●	●	●	●	●	●	●	●

Technology/Cybersecurity			●		●	●	●	●

Distribution and Digital Marketplace	●		●	●		●

Competitive Pricing/Sales		●	●	●					●

ESG	●	●		●	●				●

Strategy	●	●	●	●	●	●	●	●	●

Named Executive Officer Compensation (Say-on-Pay) (page 74)

We are asking stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers. The primary objectives and philosophy of our compensation programs are to (i) drive executive behaviors that maximize long-term stockholder value creation, (ii) attract and retain talented executive officers with the skills necessary to successfully manage and grow our business, and (iii) align the interests of our executive officers with those of our stockholders by rewarding them for strong Company performance. In support of these objectives, in 2024, we:

•

Delivered a meaningful proportion of NEO compensation in share-based incentives. In 2024, approximately 64% of Mr. Yeagy’s total direct compensation (i.e., base salary, target short-term incentive and target long-term incentive), and on average approximately 51% of the other NEOs’ total direct compensation, was targeted to be delivered in the form of restricted stock units and performance stock units, with a goal of driving sustainable stockholder value and strengthening alignment between NEO and stockholder interests.

WABASH NATIONAL CORPORATION	2025 Proxy Statement	13

Proxy Statement Summary

•

Weighted a significant portion of NEO compensation toward variable and performance-based pay elements. In 2024, approximately 83% of Mr. Yeagy’s total direct compensation, and on average approximately 73% of the other NEOs’ total direct compensation, was targeted to be delivered in variable short-term (annual) or long-term incentive compensation.

•	Engaged an independent compensation consultant to conduct a market review of our compensation package to ensure it was reasonable and competitive relative to our peers.

Independent Registered Public Accounting Firm (page 76)

We are asking our stockholders to ratify the selection of Ernst & Young LLP as our independent registered public accountants for the year ending December 31, 2025.

Approval of the Wabash National Corporation 2025 Omnibus Incentive Plan (page 78)

We are asking our stockholders to approve adoption of our 2025 Omnibus Incentive Plan. The Board believes that equity awards are a valuable compensation tool to align individual and corporate performance with the interests of our stockholders, and the Board is asking for approval of the 2025 Omnibus Incentive Plan so that the Company can continue to grant equity awards to our directors, executives, and other employees as a part of their annual compensation package. The proposed 2025 Omnibus Incentive Plan, which is similar to our 2017 Omnibus Incentive Plan, has the following plan highlights:

•	Minimum vesting requirements (with 5% exception)

•	No “liberal” change in control definition

•	No automatic “single-trigger” vesting on a change in control

•	No liberal share recycling for stock option and SAR awards

•	No discounted stock options or SARs

•	No re-pricing of stock options or SARs; no reload awards

•	No dividend equivalents may be granted on stock options/SARs and no dividends or dividend equivalents may be distributed on unvested awards prior to the vesting of such awards

•	Forfeiture and recoupment provisions

•	Limits on non-employee director compensation of $750,000 per year

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 14, 2025.

Our Annual Report and this Proxy Statement are available at www.proxyvote.com. To access our Annual Report and Proxy Statement, enter the control number referenced on your proxy card.

14	2025 Proxy Statement	WABASH NATIONAL CORPORATION

Information About the Annual Meeting, Proxy Materials and Voting

What is the purpose of the Annual Meeting?

At the Annual Meeting, our management will report on our performance during 2024 and respond to questions from our stockholders. In addition, stockholders will act upon the matters outlined in the accompanying Notice of Annual Meeting of Stockholders, which include the following four proposals:

Proposal 1	To elect nine members of the Board of Directors.
Proposal 2	To hold an advisory vote on the compensation of our named executive officers.
Proposal 3	To ratify the appointment of Ernst & Young LLP as Wabash National Corporation’s independent registered public accounting firm for the year ending December 31, 2025.
Proposal 4	To approve the Wabash National Corporation 2025 Omnibus Incentive Plan.

Stockholders will also consider any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof. Management is currently not aware of any other business to come before the Annual Meeting.

Stockholders may act on the proposals by voting a proxy or voting by virtual presence online at the Annual Meeting.

What is the purpose of the proxy materials?

We are providing these proxy materials in connection with the solicitation by the Company of proxies to be voted at the Annual Meeting and at any adjournments or postponements thereof. The proxy materials (including the Notice of Annual Meeting, this Proxy Statement, and our Annual Report on Form 10-K) include information that we are required to provide to you under the rules of the Securities and Exchange Commission (the “SEC”) and are designed to assist you in voting on the matters presented at the Annual Meeting. We first mailed the proxy materials to stockholders on or about April 1, 2025.

What is a proxy?

A proxy is your legal designation of another person to vote on your behalf. By voting your proxy, you are giving the persons named on the proxy card the authority to vote your shares in the manner you indicate on your proxy card.

Who is entitled to Vote?

Only stockholders of record at the close of business on March 19, 2025 (the “Record Date”) are entitled to receive notice of the Annual Meeting and to vote the shares of common stock of the Company (the “Common Stock”) that they held on the Record Date at the Annual Meeting, or any postponement or adjournment of the Annual Meeting. As of the Record Date, we had 42,287,182 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock entitles its holder to cast one vote on each matter to be voted upon.

What is the difference between a stockholder of record and a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, you are a “stockholder of record.” If your shares are held in a stock brokerage account or by a bank or other custodian or nominee, you are considered the beneficial owner of shares held in “street name.” As a beneficial owner, you have the right to direct your broker, bank or other custodian or nominee on how to vote your shares.

Who can attend the Annual Meeting by virtual presence online?

All stockholders of record as of the close of business on the Record Date, or their duly appointed proxies, may attend the Annual Meeting by virtual presence online by visiting www.virtualshareholdermeeting.com/WNC2025 at 9:45 a.m. Eastern time through the conclusion of the meeting and providing the control number found on the

WABASH NATIONAL CORPORATION	2025 Proxy Statement	15

Information About the Annual Meeting, Proxy Materials and Voting

proxy card. If your shares are held in “street name,” you must first obtain a proxy issued in your name from your bank or other custodian or nominee before attending the Annual Meeting by virtual presence online. You will need to provide the control number found on the proxy card provided by such bank or other custodian or nominee. Technical support, including related technical support phone numbers, will be available at 9:45 a.m. Eastern time through the conclusion of the meeting in the event of any technical or logistical issues, including difficulties accessing the virtual meeting.

The 2025 Annual Meeting of Stockholders will be accessible through the Internet. We have worked to offer the same participation opportunities as were provided at the in-person portion of our past meetings while further enhancing the online experience available to all stockholders regardless of their location. A virtual format for our Annual Meeting is less costly, aligns with our sustainability efforts and is more environmentally friendly, and enables increased stockholder attendance and participation because stockholders can participate from any location around the world. You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on March 19, 2025. The Annual Meeting will begin promptly at 10:00 a.m. Eastern time, and you should allow ample time for the online check-in procedures.

Whether or not you participate in the Annual Meeting, it is important that your shares be part of the voting process. The other methods by which you may vote are described below.

This year’s stockholder question and answer session will provide our stockholders with the opportunities to ask questions regarding our business submitted live during the Annual Meeting. Questions may be submitted at the Annual Meeting through www.virtualshareholdermeeting.com/WNC2025. We will post questions and answers if applicable to our business on our Investor Relations website as soon as practicable after the meeting.

How do I vote?

If you are a “stockholder of record,” you can vote on matters to come before the Annual Meeting in the following four ways:

•	Visit the website noted on your proxy card to vote via the internet;

•	Use the telephone number on your proxy card to vote by telephone;

•

Vote by mail by completing, dating and signing the proxy card mailed with your notice and returning it in the provided postage-paid envelope. If you do so, you will authorize the individuals named on the proxy card, referred to as the proxies, to vote your shares according to your instructions. If you provide no instructions, the proxies will vote your shares according to the recommendation of the Board of Directors or, if no recommendation is given, in their own discretion; or

•	Attend the Annual Meeting by virtual presence online and cast your vote.

If you hold your shares in “street name” through a broker, then you can vote by following the materials and instructions provided by your broker, or you can vote by virtual presence online at the Annual Meeting.

What if I vote and then change my mind?

If you are a “stockholder of record,” you may revoke your proxy at any time before it is exercised by:

•	Providing written notice of revocation to the Corporate Secretary, Wabash National Corporation, 3900 McCarty Lane, Lafayette, Indiana 47905;

•	Voting again, on a later date, via the internet or by telephone (only your latest internet or telephone proxy submitted prior to the Annual Meeting will be counted);

•	Submitting another duly executed proxy bearing a later date; or

16	2025 Proxy Statement	WABASH NATIONAL CORPORATION

Information About the Annual Meeting, Proxy Materials and Voting

•	Attending the Annual Meeting by virtual presence online and casting your vote.

Only your last vote will be the vote that is counted.

If you hold your shares in “street name,” then you must contact the record holder of your shares to change your voting instructions.

What are the Board’s recommendations?

The Board recommends that you vote FOR the election of each of the director nominees, FOR the approval, on an advisory basis, of the compensation of our named executive officers, FOR ratification of the appointment of our auditors and FOR the approval of the Wabash National Corporation 2025 Omnibus Incentive Plan.

What vote is required for each proposal?

The following table summarizes the vote threshold required for approval of each proposal and the effect of abstentions, uninstructed shares held by brokers, and unmarked, signed proxy cards. On all proposals, if you sign and return a proxy or voting instruction card, but do not mark how your shares are to be voted, they will be voted as the Board recommends.

PROPOSAL NUMBER	ITEM	VOTE REQUIRED FOR APPROVAL OF EACH ITEM	ABSTENTIONS	UNINSTRUCTED SHARES	UNMARKED, SIGNED PROXY CARDS

1	Election of Directors	Majority of votes cast	No effect	Not voted, no effect	Voted “for”

2	Advisory vote on executive compensation	Majority of shares present and entitled to vote	Same effect as “against”	Not voted, no effect	Voted “for”

3	Ratification of Appointment of Independent Auditor	Majority of shares present and entitled to vote	Same effect as “against”	Discretionary vote	Voted “for”

4	Approval of the Wabash National Corporation 2025 Omnibus Incentive Plan	Majority of shares present and entitled to vote	Same effect as “against”	Not voted, no effect	Voted “for”

If you hold your shares in “street name” through a broker and you do not provide your broker with voting instructions, then, under New York Stock Exchange (“NYSE”) Rules, your broker may elect to exercise voting discretion with respect to “routine matters,” which includes the ratification of the appointment of our independent auditor (Proposal 3). However, on “non-routine” matters, which include the election of directors (Proposal 1), the advisory vote on executive compensation (Proposal 2) and approval of the Wabash National Corporation 2025 Omnibus Incentive Plan (Proposal 4), your broker may not vote your shares unless you provide your broker with instructions. These so-called broker “non-votes” will be counted in determining whether there is a quorum.

What constitutes a quorum?

The presence at the Annual Meeting, by virtual presence online or by valid proxy, of the holders of a majority of the shares of our Common Stock outstanding on the Record Date will constitute a quorum, permitting us to conduct our business at the Annual Meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting.

WABASH NATIONAL CORPORATION	2025 Proxy Statement	17

Information About the Annual Meeting, Proxy Materials and Voting

Who will bear the costs of this proxy solicitation?

We will bear the cost of solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding Common Stock. We may solicit proxies by mail, personal interview, telephone or via the Internet through our officers, directors and other management employees, who will receive no additional compensation for their services. In addition, we have retained Laurel Hill Advisory Group, LLC to assist with proxy solicitation. For their services, we will pay a fee of $7,000 plus out-of-pocket expenses.

How will my shares be voted if other matters are presented at the Annual Meeting?

As of the date of this Proxy Statement, the Board of Directors does not intend to present at the Annual Meeting any matters other than those described in this Proxy Statement and does not know of any matters that will be presented by other parties. If any other matter is properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

18	2025 Proxy Statement	WABASH NATIONAL CORPORATION

Proposal 1 – Election of Directors

Our Bylaws provide that our Board of Directors, or the Board, shall be comprised of not less than three, nor more than twelve, directors with the exact number to be fixed by resolution of the Board. As of the date of this Proxy Statement, the Board is comprised of nine directors. At the Annual Meeting, stockholders will be asked to elect each of the nine director nominees listed below, each of whom shall serve for a term of one year or until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

Below is information regarding each of the director nominees. Information regarding the Board’s process for nominating directors and director qualifications can be found below under the “Corporate Governance” section of this Proxy Statement.

Information on Directors Standing for Election

The biography of each of the nominees below contains information regarding the experiences, qualifications, attributes or skills that caused the Nominating, Corporate Governance and Sustainability Committee and the Board to determine that the person should serve as a director of the Company. The name, age, business experience, and public company directorships of each nominee for director, during at least the last five years, are set forth in the table below.

Therese M. Bassett Age: 61 Director since: November 2019

Ms. Bassett is the Managing Director of NuVentures LLC, a consulting firm focused on strategy, innovation and M&A pipeline development. Prior to NuVentures, she served as Chief Strategy, Innovation, and Mergers and Acquisitions Officer at Avnet, Inc., a global electronic components and distribution services company, where she was responsible for identifying growth opportunities to enhance the overall business portfolio, financial strength and global market value. During her 26-year career with Avnet, Ms. Bassett also held the positions of Senior Vice President, Global HR Solutions (2010-2016), Vice President, Strategic Planning and Business Intelligence (1998-2010), Manager, Electronic Manufacturing Services Business Development (1995-1998), and International Export and Transportation Manager (1993-1995). She is a graduate of Temple University and received an MBA from the University of Phoenix.

Qualifications: Ms. Bassett’s M&A, innovation and strategy expertise, including in the areas of business transformation and digital growth drivers, and her senior leadership experience reflected in her biography support the Board’s conclusion that she should again be nominated as a director.

WABASH NATIONAL CORPORATION	2025 Proxy Statement	19

Proposal 1 – Election of Directors

John G. Boss Age: 65 Director since: December 2017

Mr. Boss is the former President and Chief Executive Officer of Momentive Performance Materials Inc. (“MPM”). Mr. Boss served in this role from December 2014 to March 2020. MPM is a global producer of silicones, quartz and specialty ceramic materials. Mr. Boss served as a director of MPM Holdings Inc. from October 2014 to March 2020. Mr. Boss served as the President of the Silicones & Quartz Division at MPM since joining in March 2014 to December 2014 and served as its Executive Vice President from March 2014 to March 2020. In April 2014, shortly after Mr. Boss joined the company, MPM filed voluntary petitions for reorganization relief pursuant to Chapter 11 of the United States Bankruptcy Code. Mr. Boss’ career spans more than 30 years in the specialty chemicals and materials industry, including various executive leadership positions with Honeywell International, a producer of commercial and consumer products from 2003 through 2014. Mr. Boss served as Vice President and General Manager of Specialty Products, Vice President and General Manager of Specialty Chemicals and President of Honeywell Safety Products at Honeywell International. Prior to joining Honeywell, Mr. Boss held positions of increasing responsibility at Great Lakes Chemical Corporation and Ashland Corporation (formerly International Specialty Products). Since 2020, Mr. Boss has served as a Director for Cooper Standard Corporation and as a Director and Audit Committee Member for Libbey, Inc. Mr. Boss currently serves as a Director of Calumet Specialty Products Partners, L.P. He has a Master of Business Administration degree in Marketing and Finance from Rutgers Graduate School of Management in 1996 and a Bachelor’s Degree in Mechanical Engineering from West Virginia University in 1981.

Qualifications: As reflected in his biography, Mr. Boss’ service in various leadership positions at other public companies, particularly, his prior service as a sitting chief executive officer at another public company and concomitant understanding of the day-to-day complexities and challenges of running such an organization, and his service on our Board, support the Board’s conclusion that he should again be nominated as a director.

20	2025 Proxy Statement	WABASH NATIONAL CORPORATION

Proposal 1 – Election of Directors

Trent J. Broberg Age: 43 Director since: September 2022

Mr. Broberg has served as the Chief Executive Officer and member of the Board of Directors of ACERTUS, an automotive logistics as a service platform since 2021 and was a member of the Board of Directors of DiCentral LLC, a global EDI software service provider helping organizations optimize their supply chain from 2019 to 2022 until acquired by True Commerce. Mr. Broberg has extensive experience with major carriers, as well as the digital and technology aspects of transportation management. Prior to joining ACERTUS, Mr. Broberg served as Chief Operating Officer at Truckstop.com, where he led or supported over five M&A transactions, two recapitalizations, strategy, and operations from 2016 until 2021. In the two years leading up to his tenure at Truckstop.com, Mr. Broberg served as General Manager for Real Time Freight LLC, which was later acquired by Truckstop.com in 2016. Mr. Broberg also holds a wealth of marketing, sales and operations knowledge as a result of his early career experience serving as Director of Marketing at DB Schenker and Swift Transportation. Mr. Broberg received a Bachelor of Science degree in Marketing and an MBA from the WP Carey School of Business at Arizona State University.

Qualifications: The leadership, executive and board experience within the spaces of logistics, supply chain and technology expertise reflected in Mr. Broberg’s biography support the Board’s conclusion that he should be nominated as a director.

WABASH NATIONAL CORPORATION	2025 Proxy Statement	21

Proposal 1 – Election of Directors

Larry J. Magee Age: 70 Director since: January 2005 Chairperson of the Board since: May 2020

Mr. Magee has served as President of Magee Ventures Group, a consulting firm, since May 2018. Prior to his current position, he served as Interim CEO of Magnolia Group, LLC in Waco, Texas from April 2017 until May 2018. Mr. Magee was President and CEO of Heartland Automotive Services, Inc., the largest operator of quick lube retail service centers, operating over 540 Jiffy Lube locations in North America. He held this position from April 2015 until his retirement in October 2016. Prior to assuming the role of President and CEO of Heartland Automotive, Mr. Magee was the President, Consumer Tire U.S. & Canada, for Bridgestone Americas Tire Operations, LLC, a tire and rubber manufacturing company, a position he held from January 2011 until his retirement from Bridgestone in September 2013. He also served as Chairman of BFS Retail & Commercial Operations, LLC and Bridgestone of Canada, Inc. From December 2001 until January 2011, he served as Chairman, Chief Executive Officer and President of BFS Retail & Commercial Operations, LLC. Prior to December 2001, Mr. Magee served as President of Bridgestone/Firestone Retail Division, beginning in 1998. Mr. Magee has over 38 years combined experience in sales, marketing, and operational management, and held positions of increasing responsibility within the Bridgestone/Firestone family of companies during his 38-year tenure with Bridgestone/Firestone.

Qualifications: The marketing, sales, development, manufacturing, retail and strategic expertise reflected in Mr. Magee’s biography throughout his 40-year industry tenure, including his prior chief executive officer performance, his participation on our Board and his M&A and executive management experience, support the Board’s conclusion that he should again be nominated as a director.

22	2025 Proxy Statement	WABASH NATIONAL CORPORATION

Proposal 1 – Election of Directors

Ann D. Murtlow Age: 64 Director since: February 2013

Ms. Murtlow has served as the president and CEO of North Sound LLC since 2024, through which she offers consulting services. Ms. Murtlow served as the President and Chief Executive Officer of United Way of Central Indiana, an organization that fights for the education, financial stability, health and basic needs for Central Indiana through the development and support of programs and organizations that serve struggling families and move them to self-sufficiency, from April 1, 2013 to June 30, 2022. Prior to assuming this role, Ms. Murtlow had a 30-year career in the global energy industry. Ms. Murtlow began her career as a design engineer with Bechtel Power Corporation, one of the world’s leading designers and constructors of electric utility infrastructure. Ms. Murtlow then joined AES Corporation (“AES”), where she developed a specialty in environmental permitting and became a leader in domestic and international power plant project development. She subsequently joined AES’s London office where she was named Vice President and Group Manager of AES’s development and operations in northern and central Europe. In 2002, Ms. Murtlow was named President and Chief Executive Officer at IPALCO Enterprises, Inc., and its subsidiary, Indianapolis Power & Light Company. Ms. Murtlow currently serves as a Director of Evergy, Inc., and its subsidiaries, Evergy Kansas Central, Inc. (Kansas corporation), Evergy Kansas South, Inc., Evergy Metro, Inc., and Evergy Missouri West, Inc. She has served on the Board of Directors of U.S. Water Systems LLC since October 2024. Ms. Murtlow served as a Director of First Internet Bancorp and its subsidiary, First Internet Bank, from early 2013 until March 2020. Ms. Murtlow holds a Bachelor of Science degree in Chemical Engineering from Lehigh University and is a National Association of Corporate Directors Board Leadership Fellow and Certified Director.

Qualifications: The financial and strategic leadership experience reflected in Ms. Murtlow’s biography, her service as the former chief executive officer of a regulated electric utility company, service on the boards of other public companies, her participation on our Board, her experience in the domestic and international unregulated energy business, and her experience in M&A, heavy industrial operations and business sustainability, support the Board’s conclusion that she should again be nominated as a director.

WABASH NATIONAL CORPORATION	2025 Proxy Statement	23

Proposal 1 – Election of Directors

Sudhanshu Priyadarshi Age: 48 Director since: November 2022

Sudhanshu Priyadarshi is Chief Financial Officer and President, International for Keurig Dr Pepper (KDP). He leads the Finance, Information Technology organizations and has overall responsibility for KDP’s International Business Segment. He has served in this role since November, 2022. Mr. Priyadarshi has over two decades of global leadership experience in the technology, logistics, retail, consumer packaged goods, and pharmaceutical industries. Prior to Keurig Dr Pepper, Mr. Priyadarshi was the CFO of Vista Outdoor Inc., a leading global designer, manufacturer and marketer of consumer products in the outdoor sports and recreation markets, from April 2020 to October 2022. He had previously been CFO of Flexport, a digital freight forwarder, from 2018 to 2019, where he led all financial operations, Global Real Estate and Insurance P&L for the company. Mr. Priyadarshi joined Flexport from Walmart, where he was Vice President of Finance for Walmart U.S. eCommerce from 2017 to 2018, driving all retail finance operations for Walmart.com, Hayneedle.com, Shoes.com, Moosejaw.com, Store No 8 (technology startup incubator) and Walmart’s partnership with Google. Prior to this role, he was the Vice President, Finance & Strategy at Walmart U.S. from 2016 to 2017 and was responsible for leading finance for Walmart’s general merchandise and soft line business unit, a $100B division. He joined Walmart from Cipla, a $10 billion market cap publicly traded top 10 global generic pharmaceutical company, where he was the Global Chief Operating Officer, and previously Group Head, Corporate Strategy and Development. Mr. Priyadarshi worked for PepsiCo from 1999 to 2013 growing through the ranks in various management and leadership roles in Finance, Strategy and Operations. In his last role at PepsiCo, he served as CFO of Global R&D and Global Nutrition Platforms, a$10B nutritious food and beverage business. Mr. Priyadarshi is a graduate of Physics from India and has an MBA in Finance from University of Technology, Sydney.

Qualifications: The finance, logistics, and technology expertise reflected in Mr. Priyadarshi’s biography support the Board’s conclusion that he should be nominated as a director.

24	2025 Proxy Statement	WABASH NATIONAL CORPORATION

Proposal 1 – Election of Directors

Scott K. Sorensen Age: 63 Director since: May 2005

Mr. Sorensen served as the President and a member of the Board of Directors of Thatcher Company, Inc., a privately held industrial chemical manufacturer from January 2022 until April 2023. Mr. Sorensen also served as Chief Financial Officer of Thatcher Company, Inc. from January 2022 to July 2022. Previously, Mr. Sorensen served as Managing Director of Sorensen Capital, LLC from November 2019 until January 2022. From May 2018 through November 2019, Mr. Sorensen served as the President and Chief Operating Officer of Ivanti Software and member of its Board of Directors. Ivanti is a leading enterprise software provider of unified IT solutions for the security, endpoint management and service management requirements of customers. Prior to his role as President and Chief Operating Officer of Ivanti Software, Mr. Sorensen served as the President and Chief Executive Officer and was a member of the Board of Directors of Sorenson Holdings which is a leading provider of assistive communications products and services from 2016 – 2018. Mr. Sorensen also held the position of Chief Operating Officer from 2012 – 2016 and served as the Chief Financial Officer from 2007 – 2016. Previously, Mr. Sorensen served as the Chief Financial Officer of Headwaters Inc. from 2005 – 2007 which was a diversified energy and construction materials provider. Prior to joining Headwaters, Mr. Sorensen was the Vice President and Chief Financial Officer of Hillenbrand Industries, a manufacturer and provider of products and services for the health care and funeral services industries, from 2001 – 2005. Mr. Sorensen also served in various financial leadership roles at Westinghouse Electric and worked in the operations and aerospace practices with McKinsey & Company.

Qualifications: Mr. Sorensen’s financial expertise and experience in corporate finance, combined with his experience in manufacturing, cybersecurity and technology, strategy and M&A, as reflected in his biography, and his participation on our Board, support the Board’s conclusion that he should again be nominated as a director.

WABASH NATIONAL CORPORATION	2025 Proxy Statement	25

Proposal 1 – Election of Directors

Stuart A. Taylor II Age: 64 Director since: August 2019

Mr. Taylor is the Chief Executive Officer of The Taylor Group LLC, a private equity firm focused on creating and acquiring businesses. In this role, which he has held since 2001, Mr. Taylor oversees the firm’s sourcing and execution of investments and acquisition and disposition transactions. In addition, Mr. Taylor delivers deep financial and transactional expertise based on his Wall Street career along with significant experience as a director for publicly traded companies. He previously held positions as senior managing director at Bear, Stearns & Co. Inc. (1999-2001), and managing director of CIBC World Markets and head of its Global Automotive Group and Capital Goods Group (1996-1999). He also served as managing director of the Automotive Industry Group at Bankers Trust (1993-1996), following a 10-year position in corporate finance at Morgan Stanley & Co.

Mr. Taylor was previously a member of the Board of Directors of Essendant Inc., formerly known as United Stationers Inc., a wholesale distributor of business products, from 2011 until its sale to Staples Inc. in January 2019. In addition, in October 2020, Mr. Taylor was appointed to the board of directors of Solenis LLC, a privately held global producer of specialty chemicals for water-intensive industries, where he serves on the Compensation Committee. He also serves as a director for Atmus Filtration Technologies Inc., Hillenbrand Inc. and Ball Corporation. He is a graduate of Yale University and received an MBA from the Harvard Graduate School of Business.

Qualifications: Mr. Taylor’s in-depth knowledge of strategic M&A and corporate development, financial expertise and service on other public company boards, as reflected in his biography, support our Board’s conclusion that he should again be nominated as a director.

26	2025 Proxy Statement	WABASH NATIONAL CORPORATION

Proposal 1 – Election of Directors

Brent L. Yeagy Age: 54 Director since: October 2016

Brent L. Yeagy is an industrial manufacturing leader with more than 25 years of experience in the automotive and commercial transportation industries. Since June 2018, Mr. Yeagy has been responsible for the strategic direction and operations of Wabash (NYSE: WNC) in his role as President and Chief Executive Officer.

Before his appointment as President and CEO, Mr. Yeagy was President and Chief Operating Officer from October 2016 to June 2018. Mr. Yeagy joined Wabash in 2003 and held a number of positions with increasing responsibility, including Vice President of Manufacturing, Vice President and General Manager of Commercial Trailer Products, and Senior Vice President – Group President, Commercial Trailer Products.

Prior to Wabash, from 1999 to 2003, Mr. Yeagy held various positions within human resources, environmental engineering and safety management for Delco Remy International. Mr. Yeagy served in various plant engineering roles at Rexnord Corporation from December 1995 through 1999. He also served in the United States Navy from 1991 to 1994.

Mr. Yeagy holds a Bachelor of Science in Environmental Engineering Science and a Master of Science in Safety Engineering from Purdue University, and an MBA in Business Management from Anderson University. He has also attended executive programs at the University of Michigan’s Ross School of Business as well as Stanford’s Graduate School of Business. Mr. Yeagy is a graduate of the U.S. Navy’s Naval Nuclear Power Program and participated in the Navy’s Officer Candidate Program.

Mr. Yeagy proudly serves on the boards of directors for the National Association of Manufacturers and the Transportation and Supply Chain Institute at the University of Denver.

Qualifications: Mr. Yeagy’s more than 25 years of experience in executive leadership, beginning with his career in the United States Navy, and his strong background in managing many facets of operations in a manufacturing company, as reflected in his biography, and his role as our President and Chief Executive Officer, support the Board’s conclusion that he should again be nominated as a director.

Board Recommendation

The Board of Directors UNANIMOUSLY recommends a vote “FOR” the election of each of the director nominees listed above.

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Corporate Governance

Governance Guidelines & Code of Business Conduct & Ethics

The Board has adopted Corporate Governance Guidelines (the “Guidelines”) which set forth a framework within which the Board oversees and governs the affairs of Wabash. The Guidelines cover, among other things, the composition and functions of the Board, director independence, director stock ownership, management succession and review, Board committees, the selection of new directors, and director responsibilities and duties.

Our Board has also adopted a Code of Business Conduct and Ethics (which applies to all of our directors, officers, and employees) and an additional Code of Business Conduct and Ethics for the Chief Executive Officer and Senior Financial Officers (together, the “Codes”). The Codes cover, among other things, compliance with laws, rules and regulations, conflicts of interest, corporate opportunities, confidentiality, protection and use of Company assets, and the reporting process for any illegal or unethical conduct. Any amendment to, or waiver from, a provision of the Codes for a director or executive officer will be promptly disclosed and posted on our website as required by law or the listing standards of the NYSE.

The Guidelines and the Codes are available on the Governance/Governance Documents page of the Investor Relations section of our website at ir.onewabash.com and are available in print without charge by writing to: Wabash National Corporation, Attention: Corporate Secretary, 3900 McCarty Lane, Lafayette, Indiana 47905.

Board Structure and its Role in Risk Oversight

Director Independence

In February 2025, our Board of Directors undertook its annual review of director independence to determine the independence of our directors in accordance with NYSE listing standards and the Guidelines. As a result of this review, the Board of Directors affirmatively determined that all of the directors nominated for election at the Annual Meeting and all currently serving directors are independent of Wabash and its management within the meaning of the rules of NYSE and the Guidelines, with the exception of Brent L. Yeagy, our President and Chief Executive Officer.

Independent Chairperson

The Board does not have a formal policy on whether the roles of Board Chairperson and Chief Executive Officer should be separate or combined. Rather, the Guidelines provide that the independent members of the Board may select the Chairperson of the Board and the Company’s Chief Executive Officer in the manner they consider in the best interests of the Company.

Currently, the Board believes that it is in the best interests of the Company for the Chairperson and Chief Executive Officer positions to be held by separate persons, given the differences between the two roles in our current management structure. Our Chief Executive Officer, among other duties, is responsible for presenting strategic plans to the Board for review and approval, implementing the Company’s strategic direction and the day-to-day leadership and performance of the Company. The Chairperson of the Board, among other responsibilities, presides at the executive sessions of our independent and non-management directors (unless a lead independent director has been appointed) and facilitates communication between our independent directors and management. However, the Board reserves the right to combine the positions of the Chief Executive Officer and Chairperson, should it determine that such a change is appropriate for our Company in the future.

In the event that our Board’s Chairperson is not an independent director in accordance with NYSE listing standards and our Guidelines, the independent directors shall appoint from among themselves a lead independent director. If appointed, such lead independent director shall preside at executive sessions. Our current Chairperson is an independent director and we have no lead independent director at this time.

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Corporate Governance

Director Refreshment

Our Guidelines require that once any Board member reaches the age of 72, the Nominating, Corporate Governance and Sustainability Committee must annually consider the member’s continuation on the Board, and recommend to the Board whether, in light of all the circumstances, the Board should request that such member continue to serve on, or retire from, the Board. As of the date of the 2025 Annual Meeting, none of the director nominees will have reached the age of 72.

Director Attendance

During 2024, our Board held 5 meetings. In 2024, all the directors attended 75% or more of the total meetings of the Board and of the committees on which they serve that were held during the period that the director served on the Board. Our Board strongly encourages all of our directors to attend our Annual Meeting, and in 2024, all of our then serving directors attended the Annual Meeting.

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Corporate Governance

Board’s Role in Risk Oversight

Board of Directors

The Board believes that strong and effective internal controls and risk management processes are essential elements in achieving long-term stockholder value. The Board, directly and through its committees, is responsible for overseeing material risks potentially affecting the Company, while management is responsible for implementing processes and controls to mitigate the effects of identified risks on the Company and managing day-to-day risks. Management also provides the Board with regular reports regarding oversight of financial and systemic risks within the Company.

The risk oversight by each of the Board committees is detailed below. Each committee reports to the Board of Directors quarterly regarding the committee’s risk management considerations and actions.

Audit

Committee

•  Reviews audit and financial controls

•  Investigates any matters pertaining to the integrity of management, including conflicts of interest, compliance with our financial controls, and adherence to Company policies

•  Regularly meets with our General Counsel and members of management to discuss and assess potential enterprise risks, including potential cybersecurity risks and risk management related to information privacy

•  Regularly meets with our external auditors to discuss and assess potential risks

•  Reviews our risk management practices and risk-related policies (including the Codes)

•  Evaluates potential related person transactions

Nominating, Corporate Governance and Sustainability

Committee

•  Reviews our Governance Guidelines and Code of Business Conduct and Ethics and recommends revisions as necessary

•  Evaluates director independence, board structure and committee membership

•  Oversees annual evaluation of the Board, Committees, Chairperson of the Board and CEO

•  Reviews the Corporate Responsibility Report and recommends revisions as appropriate

•  Oversees Board succession and professional development

•  Reviews risk oversight and management in assisting the Board in overseeing governance matters

•  Oversees the implementation of ESG practices

Compensation

Committee

•  Monitors our executive compensation packages and our incentive compensation plans, which seek to encourage appropriate, and not excessive, risk-taking by our executives and other employees

•  Annually reviews and approves corporate goals and objectives relevant to CEO compensation and evaluates the CEO’s performance in light of those goals and objectives

Finance

Committee

•  Assists the Board in its oversight of the Company’s capital structure, financing, investment and other financial matters of importance to the Company

•  Evaluates operational objectives and priorities for the deployment of capital to advance the corporate strategy

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Corporate Governance

Committees of the Board

The Board has four standing committees: (1) the Nominating, Corporate Governance and Sustainability Committee, (2) the Compensation Committee, (3) the Audit Committee and (4) the Finance Committee. Each committee maintains a charter, which can be accessed electronically from the Governance/Governance Documents page of the Investor Relations section of our website at ir.onewabash.com or by writing to us at Wabash National Corporation, Attention: Corporate Secretary, 3900 McCarty Lane, Lafayette, Indiana 47905.

The following table indicates each standing committee or committees on which our directors served as of December 31, 2024:

NAME	NOMINATING, CORPORATE GOVERNANCE AND SUSTAINABILITY COMMITTEE	COMPENSATION COMMITTEE	AUDIT COMMITTEE	FINANCE COMMITTEE

Therese M. Bassett	Member		Member	Member

John G. Boss		Chair		Member

Trent J. Broberg	Member			Member

Larry J. Magee	Member	Member

Ann D. Murtlow	Chair	Member

Sudhanshu Priyadarshi		Member	Member

Scott K. Sorensen		Member	Chair

Stuart A. Taylor II			Member	Chair

Brent L. Yeagy				Member

Nominating, Corporate Governance and Sustainability Committee

The Nominating, Corporate Governance and Sustainability Committee met 5 times during 2024. The Nominating, Corporate Governance and Sustainability Committee’s responsibilities include:

•

Assisting the Board by leading board member recruitment efforts, including identifying individuals or reviewing stockholder-nominated individuals qualified to become directors, recommending to the Board the director nominees for the next annual meeting of stockholders, and performing initial interviews of potential board member candidates;

•	Developing and recommending to the Board a set of corporate governance principles applicable to the Company;

•	Leading the Board in its annual review of the Board’s performance;

•	Recommending to the Board director nominees for each Board committee;

•	Assisting the Board in oversight of governance matters, reviewing and assessing the effectiveness of Wabash’s environmental, social and governance (“ESG”) polices, goals and programs;

•	Overseeing implementation of ESG practices;

•	Regularly reviewing and providing updates to the Board regarding ESG compliance developments; and

•	Overseeing and advising the Board on ESG-related engagement efforts with key stakeholders.

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Corporate Governance

As part of the Nominating, Corporate Governance and Sustainability Committee’s annual review of the Board’s performance, and its process for recommending director nominees for the next annual meeting of stockholders (which is described in more detail below under “Nomination of Director Candidates,”) it regularly considers each member’s attendance and overall contributions to the Board, the diversity of the Board’s composition (including diversity of expertise, geography, age, gender, race, and ethnicity), and the willingness of a member to represent and serve the long-term interests of our stockholders.

Compensation Committee

The Compensation Committee met 6 times during 2024. The Compensation Committee’s responsibilities include:

•	Considering, recommending, and approving our incentive compensation plans and our equity-based plans for our executive officers;

•	Annually reviewing and recommending to the Board the forms and amounts of director compensation; and

•

Annually reviewing and approving the corporate goals and objectives relevant to the CEO’s and other executive officers’ compensation, evaluating their performance in light of those goals and objectives, and setting compensation levels based on the evaluations.

The Compensation Committee annually assesses the desirability of proposing and making recommendations to the Board with respect to any new incentive-compensation plans and equity-based plans and any increase in shares reserved for issuance under existing equity plans. The Compensation Committee engages an independent compensation consultant to provide competitive market assessments regarding executive officer compensation and non-employee director compensation, which are used by the Compensation Committee to determine appropriate executive officer and director compensation levels that are in line with the Company’s compensation plans, philosophies and goals. The Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation advisor in 2023 after completing a request for proposal process and continued to engage FW Cook during 2024.

The Compensation Committee evaluates performance with respect to corporate goals and objectives, relative stockholder return and other factors. Additional information regarding the Compensation Committee’s process for determining executive officer compensation can be found below in the Compensation Discussion and Analysis section of this Proxy Statement under the heading “Compensation Methodology and Process.”

Audit Committee

The Board has established a separately designated standing Audit Committee in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee met 14 times during 2024. In addition to the Board’s determination that each member of the Audit Committee is “independent” within the meaning of the rules of the NYSE, the Board also determined that Messrs. Priyadarshi, Sorensen and Taylor are “audit committee financial experts” as defined by the rules of the SEC, and that they have accounting and related financial management expertise within the meaning of the listing standards of the NYSE.

The Audit Committee’s responsibilities include:

•	Reviewing the independence of the independent auditors and making decisions regarding engaging and discharging independent auditors;

•	Reviewing with the independent auditors the plans and results of auditing engagements;

•	Reviewing and approving non-audit services provided by our independent auditors and the range of audit and non-audit fees;

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Corporate Governance

•	Reviewing the scope and results of our internal audit procedures and the adequacy of the system of internal controls;

•	Overseeing special investigations, if any;

•	Reviewing our financial statements and reports filed with the SEC;

•	Overseeing our efforts to ensure that our business and operations are conducted in compliance with legal and regulatory standards applicable to us, as well as ethical business practices;

•	Overseeing the Company’s internal reporting system regarding compliance with federal, state and local laws;

•	Establishing and implementing procedures for confidential communications for “whistleblowers” and others who have concerns with our accounting, internal accounting controls and audit matters; and

•	Reviewing our significant accounting policies.

Cybersecurity is a critical part of risk management for the Company. The Audit Committee appreciates the rapidly evolving nature of threats presented by cybersecurity incidents and is committed to the prevention, timely detection, and mitigation of the effects of any such incidents on the Company. Wabash implements protections and controls against cybersecurity threats, including threats of compromised credentials, phishing, exploitation of vulnerabilities and Botnet attacks. The Audit Committee also surveys data and factors that impact costs and incident response efforts. Through methods like artificial intelligence platforms with an array of technologies, an incident response team, extensive encryption, ongoing employee training and tests of the incident response plans, Wabash has established a strong foundation in cybersecurity efforts and will continue to evolve with additional technology-forward initiatives.

Finance Committee

The Finance Committee met 4 times during 2024. The Finance Committee’s primary purpose is to assist the Board in its oversight of the Company’s capital structure, financing, investment and other financial matters of importance to the Company.

The Finance Committee’s responsibilities include evaluating and making recommendations to the Board with respect to:

•	Strategic transactions, including mergers, acquisitions, and divestitures, as well as joint ventures and other equity investments;

•

The Company’s capital structure, including potential issuances of debt and equity securities, credit agreements and material changes thereto, capital investment policy, leverage and liquidity levels, share repurchases, stock splits, and dividends;

•	Cash generation capability and cash forecasts;

•	The Company’s operational objectives and priorities for the deployment of capital to advance the corporate strategy;

•	The parameters of, and assumptions underlying, the Company’s annual operating plan, capital plan and long-term financial plan; and

•	The Company’s performance with respect to strategies, investments, and initiatives versus original projections.

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Corporate Governance

Prohibition Against Insider Trading
We have adopted and maintain an insider trading policy, called the Wabash National Corporation Securities Trading Policy, governing the purchase, sale and other dispositions of Company securities by the Company and our directors, officers and employees that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the listing standards of the New York Stock Exchange. The Wabash National Corporation Securities Trading Policy prohibits our employees, including our NEOs, and directors from trading in our securities at times when they have material, non-public
information about our Company’s affairs.
Related Persons Transactions Policy
Our Board has adopted a written Related Persons Transactions Policy that sets forth our policy and procedures for review, approval and monitoring of transactions between the Company and “related persons.” Related persons include directors, nominees for director, executive officers, stockholders owning 5% or greater of our outstanding stock, and any immediate family members of the aforementioned. The Related Persons Transactions Policy is administered by a committee designated by the Board, which is currently the Audit Committee.
Pursuant to the policy, transactions involving amounts exceeding $120,000, in which a related person has a direct or indirect material interest, must be approved, rejected or referred to the Board by the Audit Committee. The policy provides that as a general rule all related person transactions should be on terms reasonably comparable to those that could be obtained by the Company in arm’s length dealings with an unrelated third party. However, the policy takes into account that in certain cases it may be impractical or unnecessary to make such a comparison. In such cases, the transaction may be approved in accordance with the provisions of the Delaware General Corporation Law. When evaluating potential related person transactions, the Audit Committee considers all reasonably available facts and circumstances and approves only the related person transactions determined in good faith to be in compliance with, or not inconsistent with, our Code of Business Conduct and Ethics, and the best interests of our stockholders.
The Related Persons Transaction Policy provides that management, or the affected director or officer will bring any potentially relevant transaction to the attention of the Audit Committee. Additionally, each year, our directors and executive officers complete questionnaires designed to elicit information about potential related person transactions, and the directors and officers must promptly advise the Corporate Secretary if there are any changes to the information previously provided. If a director is involved in the transaction, he or she will be recused from all discussions and decisions with regard to the transaction, to the extent practicable. The transaction must be approved in advance. All related person transactions will be disclosed to the full Board and will be included in the Company’s proxy statement and other appropriate filings as required by the rules and regulations of the SEC and the NYSE. During 2024, there were no required disclosures arising from such relationships.
Nomination of Director Candidates
Qualifications of Director Candidates
To be considered by the Nominating, Corporate Governance and Sustainability Committee, a director nominee must meet the following minimum criteria:

•	Has the highest personal and professional integrity;

•	Has a record of exceptional ability and judgment;

•	Possesses expertise, skills, experience and knowledge useful to our oversight;

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Corporate Governance

•	Is able and willing to devote the required amount of time to our affairs, including attendance at Board and committee meetings; and

•	Has the interest, capacity and willingness, in conjunction with the other members of the Board, to serve the long-term interests of the Company and its stockholders.
In reviewing these and other relevant criteria, the Board may consider the diversity of director candidates, including diversity of expertise, geography, gender, race, and ethnicity. We seek independent directors from a range of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. Our goal is that the combined characteristics, professional skills and knowledge of individual director candidates results in a Board that is effective, collegial, and responsive to the needs of the Company and its stockholders. In 2023, the Board updated our Guidelines to reflect the practice of the Nominating, Corporate Governance and Sustainability Committee to recommend new board members identified from a diverse slate of potential candidates.

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Corporate Governance

Director Nomination Process

The Nominating, Corporate Governance and Sustainability Committee recommends to the Board nominees that best suit the Board’s needs at the time of the nomination. Nominees are selected by the committee with the assistance of, if desired by the committee, a retained search firm, after reviewing the candidates’ credentials, clearing potential conflicts, performing reference checks, and conducting interviews with the candidates to determine if they meet the qualifications described above.

The Nominating, Corporate Governance and Sustainability Committee will consider stockholder recommendations for director nominees sent to the Nominating, Corporate Governance and Sustainability Committee, Wabash National Corporation, Attention: Corporate Secretary, 3900 McCarty Lane, Lafayette, Indiana 47905. Stockholder recommendations for director nominees should include:

•	The name and address of the stockholder recommending the person to be nominated;

•	A representation that the stockholder is a holder of record of our stock, including the number of shares held and the period of holding;

•	A description of all arrangements or understandings between the stockholder and the recommended nominee;

•	Such other information regarding the recommended nominee as would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Exchange Act;

•	The consent of the recommended nominee to serve as a director if so elected; and

•	All other required information set forth in our Bylaws.

Stockholders’ nominees that comply with the procedures for submitting a stockholder nomination will receive the same consideration as other candidates identified by or to the Nominating, Corporate Governance and Sustainability Committee. The procedures for submitting a stockholder nomination are set forth below under the heading “General Information – Stockholder Proposals and Nominations.” Upon receipt by the Corporate Secretary of a stockholder notice of a director nomination, the Corporate Secretary will notify the stockholder that the notice has been received and will be presented to the Nominating, Corporate Governance and Sustainability Committee for review.

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Corporate Governance

Director Compensation

The Compensation Committee makes recommendations to the full Board regarding non-employee director compensation. FW Cook reviewed our director compensation with the Compensation Committee at the beginning of 2024. As a result of such review, at the February 2024 Board meeting and based upon the recommendation of our Compensation Committee, the Board approved an increase of $10,000 to the equity portion of the annual Board retainer and a $10,000 increase in the retainer for the Chairperson of the Board, resulting in the following annual retainers for 2024:

2024 ANNUAL RETAINERS (1)	AMOUNT
Board	$220,000	(2)
Member:
Audit Committee	$10,000
Compensation Committee	$8,000
Nominating, Corporate Governance and Sustainability Committee	$8,000
Finance Committee	$8,000
Chairperson of the Board	$100,000
Audit Committee Chair	$20,000
Compensation Committee Chair	$15,000
Nominating, Corporate Governance and Sustainability Committee Chair	$15,000
Finance Committee Chair	$15,000

(1)

All annual cash retainers are paid in quarterly installments. Annual grants of restricted stock units, referenced in footnote 2 below, are granted as a single award following the election of directors at the annual meeting.

(2)

Consists of an $80,000 cash retainer and an award of restricted stock units of Company stock having an aggregate market value at the time of grant of $140,000. Restricted stock units vest in full on the first anniversary of the grant date.

The following table summarizes the compensation paid to our directors during 2024, other than Mr. Yeagy, whose compensation is discussed below under Executive Compensation.

Director Compensation for the Year Ended December 31, 2024
NAME	(1) FEES EARNED OR PAID IN CASH ($)	(2) STOCK AWARDS ($)	(3) ALL OTHER COMPENSATION ($)	TOTAL ($)
Larry J. Magee	$196,000	$140,015	$7,840	$343,855
Therese M. Bassett	$106,000	$140,015	$—	$246,015
John G. Boss	$103,000	$140,015	$—	$243,015
Trent J. Broberg	$96,000	$140,015	$—	$236,015
Ann D. Murtlow	$103,000	$140,015	$—	$243,015
Sudhanshu Priyadarshi	$98,000	$140,015	$3,920	$241,935
Scott K. Sorensen	$108,000	$140,015	$4,320	$252,335
Stuart A. Taylor II	$105,000	$140,015	$—	$245,015

(1)

Consists of cash fees earned in 2024 for annual retainers. This column includes any amounts a director elects to defer pursuant to the Non-Qualified Deferred Compensation Plan. The terms of this plan are discussed below.

(2)

For each director, consists of a grant of 6,307 restricted stock units on May 22, 2024, which vest on May 22, 2025. As of December 31, 2024, each non-employee director held 6,307 unvested restricted stock units.

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Corporate Governance

(3)

Consists of the Company’s match pursuant to our Non-Qualified Deferred Compensation Plan. The Company fully matches the first 3%, and 50% of the next 2%, of earnings deferred by a participant under the Non-Qualified Deferred Compensation Plan.

FW Cook again reviewed our director compensation with the Compensation Committee at the beginning of 2025. Following such review, at the February 2025 Board meeting and based upon the recommendation of our Compensation Committee, the Board approved an increase of $10,000 to the equity portion of the annual Board retainer, resulting in the following annual retainers for 2025:

2025 ANNUAL RETAINERS (1)	AMOUNT
Board	$230,000	(2)
Member:
Audit Committee	$10,000
Compensation Committee	$8,000
Nominating, Corporate Governance and Sustainability Committee	$8,000
Finance Committee	$8,000
Chairperson of the Board	$100,000
Audit Committee Chair	$20,000
Compensation Committee Chair	$15,000
Nominating, Corporate Governance and Sustainability Committee Chair	$15,000
Finance Committee Chair	$15,000

(1)

All annual cash retainers are paid in quarterly installments. Annual grants of restricted stock units, referenced in footnote 2 below, are granted as a single award following the election of directors at the annual meeting.

(2)

Consists of an $80,000 cash retainer and an award of restricted stock units of Company stock having an aggregate market value at the time of grant of $150,000. Restricted stock units vest in full on the first anniversary of the grant date.

Non-employee Director Stock Ownership Guidelines

The Board believes that it is important for each director to have a financial stake in the Company because it aligns the director’s interests with those of the Company’s stockholders. To meet this objective, the Board has established stock ownership guidelines, which require each non-employee director to hold 50% of all Company shares received from annual retainers (the “Director Holding Requirement”) until the non-employee director achieves a target ownership level equal to five (5) times the cash portion of the non-employee director’s Annual Board Retainer (provided, however, that the Director Holding Requirement shall never prohibit a director from withholding, selling, or tendering enough shares from an equity award to satisfy all applicable withholding taxes on such award). Once a non-employee director has achieved his/her stated target ownership level, s/he is no longer required to adhere to the Director Holding Requirement, unless and until his/her ownership level falls below the target.

For purposes of calculating target ownership levels, the following types of Company shares are counted: stock owned by the non-employee director and vested and unvested restricted stock and restricted stock units, including those deferred under the non-qualified deferred compensation plan.

Non-employee directors are required to comply with the Director Holding Requirement immediately upon their appointment as a director and are required to meet their target ownership level within five years of becoming a director. As of December 31, 2024, all non-employee directors had either met their target ownership level or had more time to do so, and all directors who had not yet met their target ownership level were in compliance with the Director Holding Requirement.

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Corporate Governance

Non-Qualified Deferred Compensation Plan

Directors may defer their cash retainer and their restricted stock unit awards under the Company’s non-qualified deferred compensation plan. The Company matches dollar-for-dollar the first 3% of cash retainers that a director defers into the plan and one-half of the next 2% the director contributes to the plan. The Company does not make matching contributions with respect to any deferred restricted stock unit awards. Deferrals of cash retainers may be invested into one or more investment funds available under the plan from time to time, and directors can elect to have the funds paid out in a lump sum or up to 10 annual installments following termination from the Board, as well as limited in-service distributions. Deferrals of restricted stock units are deemed invested in shares of the Company’s common stock and are paid out in shares at the time the director terminates from the Board. The deferred compensation plan is unfunded and subject to forfeiture in the event of bankruptcy.

Other

The Company reimburses all directors for travel and other reasonable, necessary business expenses incurred in the performance of their services for the Company and extends coverage to them under the Company’s travel accident and directors’ and officers’ liability insurance policies. In addition, the Company allocates to each director an allowance of $20,000 (every two years) to reimburse costs associated with attending continuing education courses related to Board of Directors service.

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Compensation Discussion and Analysis

Compensation Highlights

Our compensation program is designed to motivate our executives and other salaried employees to execute our business strategies and strive for higher Company performance, while maintaining our core values, as described in our Proxy Statement Summary. Although Wabash’s compensation program applies to most salaried employees, the following compensation discussion and analysis (“CD&A”) focuses on our compensation program and policies’ applicability to our Named Executive Officers, whom we refer to as NEOs. Our NEOs for 2024 are as follows:

Brent L. Yeagy President, Chief Executive Officer, Director

Patrick J. Keslin Senior Vice President, Chief Financial Officer (1)	Michael N. Pettit Senior Vice President, Chief Growth Officer (2)

Kevin J. Page Senior Vice President, Chief Commercial Officer (3)	M. Kristin Glazner Senior Vice President, Chief Administrative Officer, Corporate Secretary

Dustin T. Smith Former Senior Vice President, Chief Operating Officer (4)

(1)	Mr. Keslin was appointed to Senior Vice President, Chief Financial Officer effective September 1, 2024, prior to which he served as the Vice President, Finance.

(2)	Prior to September 1, 2024, Mr. Pettit’s title was Senior Vice President, Chief Financial Officer.

(3)	As previously disclosed, Mr. Page will retire from Wabash effective June 1, 2025.

(4)	Mr. Smith’s employment terminated effective December 1, 2024.

Compensation Best Practices

Highlighted below are certain executive compensation governance practices (that we employ and avoid) that support the needs of our business, drive performance and align with our stockholders’ long-term interests. These practices include:

PRACTICES WE EMPLOY

Pay for Performance

Market Competitive Executive Severance/Change in Control Policy

Annual Review of our Peer Group

Engage Independent Compensation Consulting Firm

Annual NEO Performance and Pay Review

Rigorous Stock Ownership Requirements for Executives and Non-Employee Directors

Incentive Compensation Designed to Discourage Excessive Risk-Taking

Compensation Recovery Policy

PRACTICES WE AVOID

Pledging, Hedging, and Short Sales of Our Stock

Repricing Underwater Stock Options or Stock Appreciation Rights Without Stockholder Approval

Employment Contracts

Executive Pension Plans

Substantial Perquisites

Having Non-Independent Directors on the Compensation Committee

Single Trigger Change in Control Benefits

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Compensation Discussion and Analysis

Summary of Compensation Elements

Each component of Wabash’s compensation program is summarized in the table below. A more detailed discussion of each element can be found below under the heading “Compensation Program Elements.”

COMPONENT	DESCRIPTION	WHERE REPORTED IN THE EXECUTIVE COMPENSATION TABLES

Base Salary	• Fixed cash compensation. • Takes into consideration executive’s level of responsibility, experience, knowledge and performance, internal equity considerations, and a competitive market assessment.	• Summary Compensation Table –“Salary” column

Short-Term Incentive Award

•  Variable short-term incentive paid in cash based on annual performance against Company-wide financial goals.

•  Purpose is to promote the achievement of short-term financial goals aligned with fiscal year operational objectives and stockholder interests.

• Summary Compensation Table –“Non-Equity Incentive Plan Compensation” column • Grants of Plan-Based Awards Table –“Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” column

Long-Term Incentive Award

•  Variable compensation delivered through a combination of Performance Stock Units and Restricted Stock Units.

•  Objectives are to create alignment with stockholder interests and promote achievement of longer-term financial and strategic objectives, reward executives for long-term growth and performance of the Company and encourage executive retention.

•  Summary Compensation Table –“Stock Awards” column

•  Grants of Plan-Based Awards Table –“Estimated Possible Payouts Under Equity Incentive Plan Awards” column

•  Outstanding Equity Awards at Fiscal Year-End Table

•  Option Exercises and Stock Vested Table

Perquisites	• We provide limited perquisites to help us remain competitive with the market.	• Summary Compensation Table –“All Other Compensation” column

Retirement and Deferred Compensation Benefits

•  The NEOs participate in our 401(k) plan, which includes a Company match, on the same terms as all other salaried employees.

•  A select group of employees, including the NEOs, can elect to defer their base salary and/or their annual cash bonus under our non-qualified deferred compensation plan. We partially match employee contributions when the performance of the Company allows.

• Summary Compensation Table –“All Other Compensation” column • Non-Qualified Deferred Compensation Table

Potential Payments Upon Change in Control and Certain Terminations of Employment

•  Encourages executives to operate in the best interests of stockholders both before and after a Change in Control event.

•  Provides market competitive benefits in the event of certain terminations of employment.

• Potential Payments on Termination or Change in Control Payment and Benefits Estimate Table

Our 2024 Say-on-Pay Vote

The Compensation Committee carefully considered the results of the Company’s “Say-on-Pay Vote” taken by stockholders at its 2024 Annual Meeting, and the Committee plans to continue to carefully consider the results of this vote each year. At the 2024 Annual Meeting, over 98% of the stockholder votes cast on the proposal were cast in favor of the resolution stating that the stockholders “approve the compensation of Wabash’s executive officers.” The Compensation Committee believes that the level of support indicated by this vote reflects favorably on the Company’s executive compensation program, which emphasizes “pay for performance,” even in the highly cyclical industry in which Wabash operates.

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Compensation Discussion and Analysis

Compensation Objectives and Philosophy

The primary objectives and philosophy of our compensation programs are to (i) drive executive behaviors that maximize long-term stockholder value creation, (ii) attract and retain talented executive officers with the skills necessary to successfully manage and grow our business, and (iii) align the interests of our executive officers with those of our stockholders by rewarding them for strong Company performance. In support of these objectives, we:

•

Target NEO total compensation package competitive with peers – We regularly compare our NEOs’ total compensation levels, as well as the elements of our NEO pay, with companies of a similar industry, size and complexity;

•

Deliver a meaningful proportion of NEO compensation in share-based incentives – In 2024, approximately 64% of Mr. Yeagy’s total direct compensation (i.e., base salary, target short-term incentive and target long-term incentive), and on average approximately 51% of the other NEOs’ total direct compensation, was targeted to be delivered in the form of restricted stock units and performance stock units, with a goal of driving sustainable stockholder value and strengthening alignment between NEO and stockholder interests;

•

Encourage NEOs to be long-term stockholders – In addition to delivering a significant portion of each of our NEO’s compensation in share-based compensation, we also require that each of our NEOs hold shares of our stock equal to a multiple of his or her base salary; and

•

Weight a significant portion of NEO compensation toward variable and performance-based pay elements – In 2024, approximately 83% of Mr. Yeagy’s total direct compensation, and on average approximately 73% of the other NEOs’ total direct compensation, was targeted to be delivered in variable short-term (annual) or long-term incentive compensation.

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Compensation Discussion and Analysis

Compensation Methodology and Process

The Compensation Committee, consisting of only independent members of the Board, is responsible for considering, recommending, and approving our incentive compensation plans and our equity-based plans for our executive officers. In connection with that work, the Compensation Committee annually reviews and approves the corporate goals and objectives relevant to the CEO’s and other executive officers’ compensation, evaluating their performance in light of those goals and objectives, and setting compensation levels based on the evaluations. In addition, the Compensation Committee annually reviews and recommends to the Board the forms and amounts of director compensation.

To assist it in setting executive compensation for 2024, the Compensation Committee engaged FW Cook, an independent compensation consultant, to help ensure that our compensation packages remain competitive with the market. Additional details about FW Cook’s role is discussed below under the heading “The Role of the Independent Compensation Consultant.” In addition to reviewing the market data provided by FW Cook, the Compensation Committee also considered the following factors when making compensation decisions for each of our NEOs in 2024:

•

The CEO’s evaluation of each of the other NEOs’ performance, as well as his recommendations for changes to the NEOs’ base salaries (if any) and annual and long-term incentive plan target award levels. Note that the Compensation Committee has the discretion to accept, reject or modify any of the CEO’s recommendations, and the NEOs are not present during these discussions;

•	Our Directors’ annual evaluation of the CEO’s performance, as obtained by the Nominating, Corporate Governance and Sustainability Committee, and delivered by the Compensation Committee;

•	The executive’s level of responsibility, experience, knowledge and performance during the prior year;

•	Internal pay equity;

•	The expected cost of the incentive plans to the Company and the present and future availability of shares under our equity plans; and

•	The results of our annual non-binding “say-on-pay” proposal, as discussed above under the heading “Our 2024 Say-On-Pay Vote.”

The Role of Independent Compensation Consultant

Our Compensation Committee retains an independent compensation advisor to provide compensation market data and generally review and advise the Compensation Committee regarding our compensation programs, policies and disclosures. The Compensation Committee engaged FW Cook as its independent compensation consultant beginning in August 2023 and continued to retain FW Cook during 2024.

FW Cook’s engagement during 2024 encompassed advisory services such as annual review of executive compensation philosophy, a competitive assessment of executive compensation levels and “pay-for-performance” linkage, executive cash and equity incentive program design, competitive assessment of non-employee director compensation, analyses of compensation peer groups, and other ad hoc support. FW Cook has not and does not provide any other services to Wabash. The Compensation Committee evaluated FW Cook as a compensation consultant, taking into consideration all relevant factors required under NYSE listing standards, and determined, based on its analysis in light of all relevant factors, that the work of FW Cook has not created any conflicts of interest, and that FW Cook is independent pursuant to the independence standards set forth in the NYSE listing standards promulgated pursuant to Section 10C of the Exchange Act.

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Compensation Discussion and Analysis

Peer Group Analysis and Market Compensation Data

As referenced above, the independent compensation consultant provides the Compensation Committee with market compensation data to help the Compensation Committee assess the competitiveness of total compensation for each NEO on an annual basis. However, the Committee does not use this data to specifically target a certain percentage or level of compensation for the NEOs compared to our peer groups. Rather, the Committee considers competitive peer group data as one significant factor in setting pay levels.

FW Cook provided the Compensation Committee with market data for purposes of setting 2024 compensation from the following three sources: (i) published proxies of companies specifically selected as proxy peer companies (the “Proxy Peer Group”), (ii) the proprietary Equilar database; and (iii) the FW Cook Executive Compensation Survey. In setting 2024 compensation, the Committee utilized data from the Proxy Peer Group as the primary data source to assess the competitive positioning for all NEO’s target compensation. Data from the Equilar database and FW Cook’s Executive Compensation Survey were considered secondary data sources.

With respect to the Equilar database, we pull data for all companies that are in machinery and auto components industries with revenues equal to 1/3-3x that of our Company.

For purposes of setting executive compensation levels for 2024, FW Cook relied on the same peer group we used for setting compensation in 2023, which included the following companies that were selected for being in a similar industry and having similar revenue and market capitalization as Wabash.

2023 PROXY PEER GROUP

A.O. Smith Corporation	EnPro Industries, Inc.	Meritor, Inc.

Allison Transmission Holdings, Inc.	Federal Signal Corporation	Modine Manufacturing Company

Barnes Group	Greenbrier Companies, Inc.	Nordson Corp.

Chart Industries, Inc.	Harsco Corporation	The Shyft Group, Inc.

Commercial Vehicle Group, Inc.	IDEX Corporation	Titan International, Inc.

Cooper-Standard Holdings Inc.	ITT, Inc.	Trinity Industries, Inc.

Donaldson Company, Inc.	LCI Industries	Woodward, Inc.

Later in 2024, the Compensation Committee did a fulsome review of the companies included in the 2023 Proxy Peer Group with the help of FW Cook, which included the following steps:

•	Considering a range of publicly traded manufacturing and transportation companies, as our current NEOs could serve as a pool of talent for these types of companies;

•	Filtering these companies by their similarity to Wabash in size and complexity;

•	Applying other qualitative criteria including adjacency to the trucking industry, lines of operation, among other additional criteria; and

•	Considering any companies from the 2023 Proxy Peer Group or other compensation peer groups that include Wabash as a constituent.

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Compensation Discussion and Analysis

In August 2024, we selected the following 2024 Proxy Peer Group, which consists of 11 companies from the 2023 Proxy Peer Group and 10 new companies based on the above criteria:

2024 PROXY PEER GROUP (APPROVED AUGUST 2024)

A.O. Smith Corporation	Federal Signal Corporation	Patrick Industries

Astec Industries	Greenbrier Companies, Inc.	REV Group

Chart Industries, Inc.	Holley Inc.	Saia, Inc.

Commercial Vehicle Group, Inc.	ITT Inc.	Schneider National

Cooper-Standard Holdings Inc.	LCI Industries Inc	The Shyft Group, Inc.

Crane Company	Miller Industries	Trinity Industries, Inc.

Dorman Products	Modine Manufacturing Co.	Winnebago Industries

Compensation Program Elements

The following information describes, in detail, each element of our executive compensation program for 2024, including a discussion of performance metrics and compensation levels. It is intended that this information be read in conjunction with the information provided in the tables that follow this CD&A.

Base Salary

Base salaries are intended to provide a stable source of compensation for each of our NEOs. In determining salary levels for each of our NEOs, the Committee takes into consideration a competitive market assessment provided to it by FW Cook, the NEO’s individual performance, level of responsibility, experience and knowledge, as well as each NEO’s current salary as compared to the other NEOs and officers of the Company. The following table shows each NEO’s 2024 base salary and the changes that the Committee made to Mr. Yeagy, Mr. Pettit, Mr. Smith, Mr. Page, and Ms. Glazner’s base salaries compared to their base salaries in effect at the end of 2023. These increases were effective as of March 3, 2024 in recognition of the NEO’s performance during the preceding year and to better align the NEO’s base salary with the competitive market data.

NAME	2024 ANNUAL BASE SALARY	% INCREASE FROM 2023

Mr. Yeagy	$1,100,000	4.8%

Mr. Keslin	$450,000	(1)

Mr. Pettit	$555,000	2.8%

Mr. Smith	$555,000	5.7%

Mr. Page	$510,000	3.0%

Ms. Glazner	$510,000	7.4%

(1)

Mr. Keslin was promoted to CFO on September 1, 2024. Prior to his promotion, his base salary was set in accordance with Company policies for non-executive compensation. Specifically, his base salary was increased in connection with the Company’s annual merit cycle on March 3, 2024, from $263,750 to $274,300. At the time of his promotion to CFO, his base salary was increased to $450,000, which is reflective of his increased responsibilities resulting from this promotion, internal pay equity considerations, and based on competitive market data for CFO compensation.

Management Incentive Plan

Our short-term incentive plan, which we call our Management Incentive Plan, or MIP, is designed to reward participants (which include each of the NEOs as well as other key executives and employees) with a cash bonus for meeting or exceeding threshold financial and other performance goals during a calendar year. At the beginning of each year, we establish a target MIP rate for each participant, which is equal to the percentage of the participant’s base salary that he or she will receive as a cash bonus if the MIP goals are achieved at target. However, the actual bonus received may be higher or lower, depending on our financial performance against pre-established

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Compensation Discussion and Analysis

performance metrics, which are described in more detail below. We also have the ability, in our discretion, to decrease (or completely eliminate) a participant’s MIP bonus if he or she fails to meet his or her personal performance criteria reviewed during the Company’s employee performance review process.

MIP Target Rates

After review and consideration of peer group data and discussion with FW Cook, the Committee approved target MIP rates for each of our NEOs, expressed as a percentage of base salary. The 2024 target MIP rates for each NEO were as follows:

2024 TARGET MIP RATE

Mr. Yeagy	115%

Mr. Keslin	80%

Mr. Pettit	80%

Mr. Page	80%

Ms. Glazner	80%

Mr. Smith	80%

For 2024, we increased Mr. Yeagy’s target MIP rate from 110% to 115% and Mr. Pettit’s, Mr. Smith’s, and Ms. Glazner’s from 75% to 80%, in each case, to more closely align NEOs’ MIP opportunity with competitive market practice. When Mr. Keslin was promoted to Chief Financial Officer, we increased his MIP target to 80% effective September 1, 2024 to recognize his increased responsibilities and to pay him more consistently with the other NEOs and competitive market data.

Performance Metrics and Results for the 2024 MIP

Payouts under our 2024 MIP were based 60% on annual Operating Income, 20% on average monthly Net Working Capital as a Percentage of Sales (“NWC”) and 20% on parts and service revenue (“P&S Revenue”). The Committee chose to continue to use Operating Income because it believes it is an important indicator of profitability, future growth and stock performance. The Committee chose to continue to use NWC because operational efficiency and cash flow drives NWC performance, making NWC well suited as an annual performance metric since those are items that management can impact over a shorter time-horizon. The Committee chose to add the P&S Revenue metric because we believe growth in this segment is vital to our future profitability and success.

For purposes of the MIP, we define Operating Income, NWC, and P&S Revenue as follows:

•	Operating Income means income from operations during 2024 as reported in our financial statements.

•

NWC as a Percentage of Sales is calculated as a 13-point monthly average beginning with December 2023 and ending with December 2024, and equals the quotient of (a) total accounts receivable plus inventory minus accounts payable minus customer deposits, divided by (b) net sales, as reported in our financial statements.

•	P&S Revenue means our Parts & Services segment sales during 2024, as reported in our financial statements.

Pursuant to the terms of the 2024 MIP, the levels of achievement of Operating Income, NWC, and P&S Revenue are determined after adjusting results to exclude any cumulative effects of the following items, which are generally outside of management’s control or are atypical and outside the Compensation Committee’s purview when establishing the performance goals: changes in GAAP during the year; the transaction costs (including legal, due diligence and investment banking expenses) of any merger, acquisition or divestiture consummated during the performance period that has a total purchase or sale price of more than $30 million; any asset write-down or goodwill impairment expense during the performance period that exceeds $3 million; and the effects of items that are either of an unusual nature or infrequently occurring, as described in Financial Accounting Standards Board

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Compensation Discussion and Analysis

Accounting Standards Update No. 2015-01. In addition, the 2024 MIP provides that Operating Income should be adjusted to exclude the cumulative effect of changes in applicable tax laws resulting in a discrete item of tax expense or benefit to the Company during the year and expenses associated with judgments or the settlement of any claims during the year that exceeded $3 million.

Under the MIP, Operating Income, NWC, and P&S Revenue may be achieved at a threshold, target or maximum level. The threshold, target and maximum goals were based on various outcomes considered by the Compensation Committee, with the target amounts reflecting the Company’s operating budget approved by the Board.

Because annual targets for performance goals are set at levels based on our expected financial performance for the year, the Committee believes that paying at 200% of a performance metric’s target for superior performance (set at 125% of the Operating Income target goal, 114% of the NWC target goal, and 110% of the P&S Revenue target goal, each set using the Board-approved operating budget) provides appropriate incentive to achieve outcomes clearly exceeding target expectations. However, by establishing a maximum performance goal and capping the potential payout at 200% for achievement of such performance, the Committee believes this reduces the risk that executives might be motivated to pursue excessively high short-term results to maximize short-term payouts, at the expense of the long-term performance of the Company. For 2024, the Committee established a “strike zone” for the Operating Income performance metric ($155 million to $171 million), which is a range of performance in which the target payout is uniformly earned.

The Committee further believes that threshold amounts, which are set at 75% of the Operating Income target goal, 86% of the NWC target goal, and 90% of the P&S Revenue target goal, each set using the Board-approved operating budget, represent sufficient performance to warrant incentive compensation, and that a potential payout equal to 35% of target is appropriate for such an achievement level. If the threshold level of performance for a particular goal is not achieved, the payout for that goal is zero. Actual MIP payouts are interpolated for performance between threshold and target or target and maximum.

The chart below details the goals necessary for the NEOs to achieve MIP payout in 2024:

	THRESHOLD (35%)	TARGET (100%)	MAXIMUM (200%)	ACTUAL	% ACHIEVED
Corporate Operating Income 60% of MIP Award	$116.3 million	$155-171 million	$213.8 million	Below Threshold	0%
Net Working Capital as a Percentage of Sales 20% of MIP Award	12% or more	10.5%	9.0% or less	Below Threshold	0%
Parts and Service Revenue 20% of MIP Award	$256.5 million(1)	$285 million	$313.5 million	Below Threshold	0%

(1)

In addition, no amount could be earned with respect to the P&S Revenue goal if the P&S EBITDA Margin was less than 17%. For this purpose, P&S EBITDA Margin equals the quotient of (a) earnings before interest, taxes, depreciation, and amortization for the Parts & Services segment dividend by (b) P&S Revenue.

Because actual performance was below threshold for all metrics, no awards were paid under the MIP for 2024.

Long-Term Incentive Plan

Our Long-Term Incentive Plan, or LTI Plan, is designed to reward our executives, including the NEOs, for increasing stockholder value. It is also intended to be used as an attraction and retention tool in recruiting and promoting executive talent.

Consistent with past practice, the Compensation Committee made annual LTI grants to the NEOs in February 2024 after the release of 2023 year-end financial results in connection with a regularly scheduled meeting of the

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Compensation Discussion and Analysis

Compensation Committee. For 2024, the Compensation Committee granted a mix of Performance Share Units (“PSUs”) and Restricted Stock Units (“RSUs”) to each of the NEOs. As in 2023, the Compensation Committee decided to split each NEO’s target LTIP award value for 2024 equally between RSUs and PSUs. The allocation reflects the Company’s continued focus on executive retention given the current labor market and the challenges of setting multiple-year financial performance goals due to ongoing economic uncertainties. The Committee believes this mix is also appropriate to emphasize its goals of encouraging stock ownership in Wabash, focusing NEOs on long-term growth in stockholder value and setting compensation that is reflective of market practice.

Determining LTI Award Values

In February 2024, the Compensation Committee established the target LTI grant value for each NEO, based on the following factors: level of responsibility, individual performance, peer group data, market dynamics, the number of shares available under the 2017 Omnibus Incentive Plan, and management retention. The LTI target grant value that the Compensation Committee established for each of the NEOs who was an executive officer in February 2024 was as follows:

2024 LTI TARGET GRANT VALUE

Mr. Yeagy	$4,200,000

Mr. Pettit	$1,225,000

Mr. Page	$800,000

Ms. Glazner	$800,000

Mr. Smith	$1,225,000

To determine the total number of RSUs and PSUs to grant to each NEO, we divide the LTI Target Grant Value set forth above by the closing price of our Common Stock on the date of grant, and then we grant half that amount as RSUs and the other half as PSUs. Note that the amount reported in the “Stock Awards” column of the Summary Compensation Table reflects the grant date fair value of the RSUs and PSUs determined in accordance with FASB ASC Topic 718, which may be different that the target grant values reported above.

Mr. Keslin was not eligible to participate in the executive officer LTI program for 2024 since he was not an executive officer at the time awards were made. He did, however, receive a grant of RSUs in February 2024, which vests 1/3 per year contingent on his continued employment, under our non-executive equity compensation program. The value of this award was approximately $100,000.

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Compensation Discussion and Analysis

Summary of Terms of PSUs and RSUs

The general terms for the PSUs and RSUs awarded to the NEOs in 2024 are listed below:

	PSUs	RSUs

Performance Metrics	• Relative Total Stockholder Return (“RTSR”) • Return on Invested Capital (“ROIC”)	None

Performance Period	• Three years (2024-2026)	None

Vesting Period	Earned awards, if any, vest in full on third anniversary of the grant date	Award vests 1/3 per year on the first three anniversaries of the grant date

Forfeiture/Settlement	Earned only upon achievement of at least threshold performance level, and paid out in Wabash Common Stock upon vesting	Forfeitable until vesting date, at which time they are settled in Wabash Common Stock

Starting in 2024, we updated the vesting of our RSUs to vest ratably in three annual installments to align with competitive market practice. RSUs granted in prior years were subject to cliff vesting on the third anniversary of the date of grant.

Performance Share Unit Performance Metrics

The Committee decided to use the same performance metrics and weighting for the 2024 PSUs as those used in the 2023 and 2022 PSUs, as summarized in the table below:

PSUS GRANTED IN 2021, 2022 AND 2023

METRIC	WEIGHTING

Relative Total Stockholder Return (“RTSR”)	75%

Return on Invested Capital (“ROIC”)	25%

The Committee retained RTSR because, among other things, it emphasizes the Company’s focus on long-term stockholder value creation and outperformance versus peers. ROIC was also retained to incentivize the achievement of above-market returns on our cost of capital and to balance the earnings measure in our MIP with a balance sheet measure.

RTSR and ROIC are each measured independently of the other in calculating whether LTI Plan participants will earn the PSUs attributable to such metric. However, if the price of our common stock increases by more than a multiple of four between the grant date of the award and the settlement date, then the total number of shares issued in settlement of the PSUs will be reduced by taking the number of shares that would otherwise be issued absent any limitation and multiplying it by a fraction, the numerator of which is four times the fair market value of a share on the date of grant of the PSUs, and the denominator of which is the fair market value of a share on the date immediately before settlement of the award.

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Compensation Discussion and Analysis

Relative Total Stockholder Return

RTSR measures our total stockholder return against the total stockholder return of our peers. For the 2024 grants, RTSR will be measured relative to a group of similarly cyclical companies over a three-year period, as the Committee believes this is the fairest way to track and reward Company performance with regard to stockholder return in a highly-cyclical industry. RTSR performance will be measured in relation to the following “Cyclical Peer Group”:

Blue Bird Corporation	LCI Industries	REV Group, Inc.
Commercial Vehicle Group	The Manitowoc Company, Inc.	The Shyft Group, Inc.
Douglas Dynamics, Inc.	Modine Manufacturing Co.	Terex Corporation
EnPro Industries, Inc.	Oshkosh Corp.	The Timken Co.
Federal Signal Corp.	PACCAR Inc.	Trinity Industries, Inc.
Flowserve Corporation	Patrick Industries, Inc.	Winnebago Industries, Inc.
The Greenbrier Companies, Inc.

The Cyclical Peer Group companies were approved by the Committee following a review of FW Cook’s analysis, which includes assessment of industry relevance, operational and financial similarity, historical stock price correlation and stock price volatility among these companies as compared to that of Wabash. In the event any Cyclical Peer Group company ceases to be an independent, publicly traded company, or enters into a definitive agreement to be acquired by a non-publicly traded company during the performance period, then such company will be removed from the Cyclical Peer Group. A Cyclical Peer Group company that files for bankruptcy at any time during the performance period will remain in the Cyclical Peer Group but and will be deemed to have a total stockholder return of -100%.

The Company must achieve an RTSR that puts it at the 25th percentile or above within the Cyclical Peer Group by the end of the three-year performance period for the NEOs to earn at least 50% of the PSUs tied to the RTSR metric. The chart below details the potential RTSR award rates for various percentile ranking. Performance that is between the performance levels set forth below will be interpolated.

Wabash Ranking Against Cyclical Peer Group	% of PSUs Earned

80th or Greater Percentile	200% (Maximum)

50th Percentile	100% (Target)

25th Percentile	50% (Threshold)

Return on Invested Capital

Return on Invested Capital for purposes of the 2024 PSUs will be measured as the three-year average of the trailing 36-month net operating profit after tax on December 31, 2026, divided by the average of month-end invested capital (excluding cash) for each month beginning December 31, 2022, and ending December 31, 2025, but adjusted to exclude the following items, which are generally outside of management’s control or are atypical and outside the Compensation Committee’s purview when establishing the performance goals: any cumulative effects of changes in GAAP during the performance period; cumulative effect of changes in applicable tax laws resulting in a discrete item of tax expense or benefit to the Company during the performance period; the transaction costs (including legal, due diligence and investment banking expenses) of any merger, acquisition or divestiture consummated during the performance period that has a total purchase or sale price of more than $30 million; any asset write-down or goodwill impairment expense during the performance period that exceeds $3 million; expenses associated with judgments or the settlement of any claims during the performance period that exceed $3 million; and the effects of items that are either of an unusual nature or infrequently occurring, as described in Financial Accounting Standards Board Accounting Standards Update No. 2015-01.

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Compensation Discussion and Analysis

The chart below shows the level of ROIC performance that is necessary for the NEOs to earn the PSUs tied to such metric:

ROIC	% OF PSUs EARNED

23%	200% (Maximum)

16%	100% (Target)

11%	50% (Threshold)

Results below the threshold level will result in no portion of the ROIC PSUs being earned. If performance results are between the threshold and target, or target and maximum, performance levels set forth above, then the percent of PSUs earned will be interpolated.

Payout of 2022 PSUs With Performance Cycle Ending December 31, 2024

During 2022, we granted PSUs having a performance period which ended on December 31, 2024, under the 2022 LTI Plan. As noted below, the PSUs under the 2022 LTI Plan were based 75% on RTSR and 25% on ROIC. The RTSR was measured over the three-year period beginning January 1, 2022, and ending December 31, 2024, and the ROIC portion was measured as the three-year average return for calendar years 2022 through 2024.

The chart below details the performance goals and achievement levels of the goals for the PSUs issued under the 2021 LTI Plan:

METRIC	WEIGHT	ACTUAL RESULTS	PERFORMANCE LEVEL ACHIEVED	% PSUs TIED TO METRIC EARNED
RTSR	75%	38.9th Percentile (12th Within Peer Group)	Exceed Threshold of 25th Percentile but Below Target of 50th Percentile	77.8%
ROIC	25%	18.6%	Exceed Maximum of 16%	200%

As a result, each NEO who received the 2022 grant earned 108.4% of the total targeted number of PSUs granted to them in February 2022. Each earned PSU vested on February 18, 2025, for the NEOs still employed by us on such date, which was three years from the original date of grant. Upon vesting, each NEO received one share of the Company’s Common Stock for each fully vested PSU. Our 2022 LTIP included similar adjustment provisions for measuring ROIC to those described above for the 2024 PSUs. Mr. Keslin did not receive a grant of 2022 PSUs because he was not an executive officer when such grants were made. Mr. Smith forfeited his 2022 PSUs because he did not remain employed through the vesting date.

Perquisites

We offer our NEOs various perquisites that the Committee believes, based on its annual compensation review, are reasonable to remain competitive. These perquisites constitute a small percentage of total compensation, and, for 2024, included only executive physicals, a gross up on such benefit, coverage of the travel expenses for an NEO’s spouse on certain business trips, and a retirement gift for Mr. Smith. For more information on these perquisites and to whom they are provided, see footnote 3 to the Summary Compensation Table. In addition to the items reported

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Compensation Discussion and Analysis

in the Summary Compensation Table, NEOs, as well as other Company employees, are provided access to seats at a local sporting venue for personal use when not occupied for business purposes, in each case at no incremental cost to the Company.

Retirement and Deferred Compensation Benefits

Retirement Benefit Plan

The Company has adopted a Retirement Benefit Plan that is applicable to our NEOs. The purpose of the plan is to clearly define benefits that are to be provided to qualified employees who retire from the workforce after service to the Company. Additional information regarding this Plan, including definitions of key terms and a quantification of retirement benefits, is set forth below in the section entitled Potential Payments on Termination or Change in Control.

Tax-qualified Defined Contribution Plan

We maintain a tax-qualified defined contribution plan in the form of a traditional 401(k) plan with a Roth 401(k) option, either of which is available to a majority of the Company’s employees, including the NEOs. When the Company’s financial performance allows, the Company matches dollar-for-dollar the first 3% of compensation an employee places into these plans, and matches one-half of the next 2% contributed by the employee to the plan, up to federal limits. Any annual Company matches are reported under the “All Other Compensation” column, and related footnote 3 of the Summary Compensation Table.

Deferred Compensation Benefits

We maintain a non-qualified deferred compensation plan that allows eligible highly-compensated employees, including the NEOs, to voluntarily elect to defer receipt of all or a part of their cash compensation (base salary and MIP payouts). The Company matches dollar-for-dollar the first 3% of compensation an employee places into the non-qualified deferred compensation plan, and matches one-half of the next 2% the employee contributes to the plan, up to a maximum of 5% of the participant’s deferred earnings. Any annual Company matches are reported under the “All Other Compensation” column and related footnote 3 of the Summary Compensation Table.

Participants may elect to invest amounts deferred under this program into one or more investment funds available under the plan from time to time. We do not guarantee earnings on any investments or otherwise pay any above market earnings on participants’ accounts. Participants may elect to receive the funds in a lump sum or in up to 10 annual installments following retirement, as well as limited in-service distributions. The deferred compensation plan is unfunded and subject to forfeiture in the event of bankruptcy.

We make the non-qualified deferred compensation plan available to our highly-compensated employees as a means to attract, retain, and motivate employees by providing an additional method to save for retirement and a mechanism to defer taxation on a portion of compensation. Similar deferred benefits are commonly offered by companies with whom we compete for talent.

For additional information, see the Non-Qualified Deferred Compensation Table below.

Severance and Change in Control Benefits

Executive Severance Plan

We maintain the Wabash National Corporation Executive Severance Plan (the “ESP”), which provides severance protections to certain executives who are designated by the Compensation Committee as eligible to participate in the ESP, including all of the NEOs. The ESP is not intended to duplicate any benefits that may be provided under other Company compensation plans or arrangements, but rather to provide benefits to certain executives who

52	2025 Proxy Statement	WABASH NATIONAL CORPORATION

Compensation Discussion and Analysis

agree to execute a release, non-compete, and non-solicitation agreement with the Company upon non-cause based terminations. For additional information regarding the ESP, including definitions of key terms and benefits, see the section below entitled Potential Payments on Termination or Change in Control.

Change in Control Plan

We have adopted a Change in Control Plan applicable to NEOs as well as other executives of the Company who are specifically designated by our Board of Directors. We determined that this plan was appropriate based on the prevalence of similar plans within the market, as well as the dynamic nature of the business environment in which we operate. We also believe the Change in Control Plan is an appropriate tool to motivate executive officers to exhibit the proper behavior when considering potential business opportunities because defining compensation and benefits payable under various merger and acquisition scenarios enable the NEOs to set aside personal financial and career objectives and focus on maximizing stockholder value. Furthermore, the Change in Control Plan encourages continuity of the leadership team through the completion of the change in control because the plan does not provide any benefits as the result of an NEO’s voluntary termination of employment.

Additional information regarding the Change in Control Plan, including definitions of key terms and a quantification of benefits that would be received assuming a triggering event on December 31, 2024, is set forth below in the Potential Payments on Termination or Change in Control — Payment and Benefit Estimates table.

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Compensation Discussion and Analysis

Executive Stock Ownership Guidelines
Our stock ownership guidelines encourage our executive officers to maintain a certain equity stake in the Company, which aligns their interests with those of other stockholders. Our current stock ownership guidelines provide that each executive is required to hold 100% of the net number of Company shares received through the Company’s incentive compensation plans, meaning the total number of shares received less the number of shares that would need to be sold, withheld, or tendered to pay withholding taxes and, if applicable, the exercise price of stock options (the “Executive Holding Requirement”) until the executive achieves the target ownership levels set for his/her position. Once a Company executive has achieved his/her stated target ownership level, s/he is no longer required to adhere to the Executive Holding Requirement, unless and until his/her ownership level falls below the target. The target ownership levels are as follows:

CEO	Five (5) times base salary

CFO, COO	Three (3) times base salary

Other Executive Officers	Two-and-one-half (2 1 / 2 ) times base salary
For purposes of calculating target ownership levels, the following types of Company shares are counted: stock owned by the executive (including through retirement plans); vested and unvested restricted stock and restricted stock units; and performance stock units deemed earned, but not yet vested. Company executives are required to comply with the guidelines and the Executive Holding Requirement immediately upon hire or promotion and the Compensation Committee reviews compliance with the guidelines on a periodic basis. As of December 31, 2024, all our NEOs were in compliance with the guidelines, either because each NEO had met his or her target ownership level or because he or she was adhering to the Executive Holding Requirement.
Anti-Hedging Rules
Our Securities Trading Policy also includes anti-hedging rules, which prohibits certain executive officers, including our NEOs, and other employees from engaging in, directly or indirectly:

•	selling short our Common Stock;

•	pledging of Company securities and/or holding Company securities in margin accounts; and

•
transactions in derivative securities (including put and call options), zero-cost
collars, equity swaps, exchange funds and forward sale contracts, or any other hedging and/or offsetting transactions regarding our Common Stock that allow the holder to limit or eliminate the risk of a decrease in the value of the Company’s securities.

The following is a list of the specific current employees that are covered by the anti-hedging rules in our Securities Trading Policy: (1) all directors and executive officers as defined under Section 16 of the Exchange Act, (2) all direct reports to our CEO, (3) all Directors of Finance, (4) all Financial Reporting Department employees, (5) all Tax and Treasury Department employees, (6) all employees regularly and routinely involved in corporate-wide business development and/or mergers and acquisitions activities and reviews, and (7) all executive assistants to the CEO, CFO, General Counsel and certain other senior officers and managers. In addition, the Company may deem additional persons to be temporarily subject to the anti-hedging rules based upon certain activities or circumstances in its discretion.
Timing of Equity Awards
We generally grant annual equity awards during the first quarter of our fiscal year, although timing may change from year to year. The Committee may also make grants mid-year
from time to time for new hires, new promotions, or based on other business needs, in its discretion. The Committee does not take material nonpublic information

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Compensation Discussion and Analysis

into account when determining the timing and terms of equity-based awards, and we have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Compensation Recovery Policy
We have adopted and maintained a compensation recovery policy designed to comply with the SEC’s recently issued regulations and the implementing New York Stock Exchange listing standards. This policy provides that, if we are required to prepare a qualifying accounting restatement, then, unless an exception applies, we will recover reasonably promptly the excess of (1) the amount of incentive-based compensation received by a person who served as a covered officer at any time during the applicable performance period during the three completed years immediately preceding the date we are required to prepare the accounting restatement over (2) the amount that would have been received had it been determined based on the restated financials.
Compensation Risk Assessment
Our Compensation Committee is responsible for assessing our compensation policies and practices for all employees, including non-executive
officers, to determine if the risks arising from these programs are reasonably likely to have a material adverse effect on the Company. The Compensation Committee meets at least annually with our management and the Committee’s independent compensation consultant to review and discuss any potential risks related to our employee compensation plans and programs. Among other things, the Compensation Committee evaluates our pay philosophy, balance of cash and equity compensation, balance of long-term and short-term performance periods in our plans and programs, our use of absolute and relative performance metrics that encourage management to act in the long-term interest of our shareholders, and the payout curves for our incentive plans. The Compensation Committee also considers our governance and administrative practices related to our incentive plans, such as our stock ownership guidelines, clawback policy, and anti-hedging and pledging policies. Based on its review, the Compensation Committee has determined that there are no risks arising from our compensation programs that are reasonably likely to have a material adverse effect on the Company.

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Compensation Committee Report

The Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement. Based on the review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Wabash National Corporation Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (including through incorporation by reference to this Proxy Statement).

COMPENSATION COMMITTEE

John G. Boss, Chair

Larry J. Magee

Ann D. Murtlow

Sudhanshu Priyadarshi

Scott K. Sorensen

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Executive Compensation Tables

In this section, we provide tabular and narrative information regarding the compensation of our NEOs for the fiscal year ended December 31, 2024.

Summary Compensation Table for the Year Ended December 31, 2024

The following table summarizes the compensation of the NEOs for the year ended December 31, 2024, and for the years ended December 31, 2023 and 2022.

NAME AND PRINCIPAL POSITION	YEAR	SALARY	BONUS	STOCK AWARDS (1)	NON-EQUITY INCENTIVE PLAN COMPENSATION (2)	ALL OTHER COMPENSATION (3)	TOTAL
Brent L. Yeagy President, Chief Executive Officer, Director	2024	$1,090,385	$—	$4,715,454	$—	$134,879	$5,940,718
	2023	$1,037,500	$—	$4,657,736	$1,783,320	$134,646	$7,613,202
	2022	$978,269	$—	$4,078,439	$1,211,156	$108,787	$6,376,651
Patrick J. Keslin Senior Vice President, Chief Financial Officer(4)	2024	$326,333	$—	$99,720	$—	$33,890	$459,943
Michael N. Pettit Senior Vice President, Chief Growth Officer(5)	2024	$552,115	$—	$1,375,315	$—	$67,019	$1,994,449
	2023	$530,385	$—	$1,107,610	$625,320	$65,819	$2,329,134
	2022	$477,500	$—	$992,098	$451,878	$57,461	$1,978,937
Kevin J. Page Senior Vice President, Chief Commercial Officer	2024	$507,115	$—	$898,161	$—	$69,886	$1,475,162
	2023	$484,423	$—	$852,001	$611,424	$63,211	$2,011,059
	2022	$430,385	$—	$771,609	$378,716	$50,621	$1,631,331
M. Kristin Glazner Senior Vice President, Chief Administrative Officer, Corporate Secretary	2024	$503,269	$—	$898,161	$—	$62,408	$1,463,838
	2023	$468,269	$—	$852,001	$550,050	$60,457	$1,930,777
	2022	$432,308	$—	$771,609	$378,716	$48,501	$1,631,134
Dustin T. Smith Senior Vice President, Chief Operating Officer(6)	2024	$517,211	$—	$1,375,315	$—	$124,713	$2,017,239
	2023	$520,192	$—	$1,079,251	$607,950	$65,891	$2,273,284
	2022	$487,500	$—	$992,098	$430,360	$52,371	$1,962,329

(1)

Amounts represent, for Mr. Keslin, the aggregate grant date fair value of the RSUs that he received under the Company’s non-executive LTI program for 2024 before he became an executive officer, and for all other NEOs, the aggregate grant date fair value of grants of RSUs and PSUs made to each NEO during 2024 under the Company’s 2024 Executive LTI Plan, in each case, as computed in accordance with FASB ASC Topic 718, which (1) excludes the effect of estimated forfeitures and (2) assumes that the PSUs are earned at Target. The amounts shown for the PSU awards at the “Target” performance levels are as follows: Mr. Yeagy – $2,615,458; Mr. Pettit – $762,826; Mr. Smith – $762,826; Mr. Page – $498,169; and Ms. Glazner – $498,169. If the Company achieves “Maximum” performance levels for both PSU performance metrics, then the value of the PSUs would be as follows: Mr. Yeagy – $4,199,991; Mr. Pettit – $1,224,978; Mr. Smith – $1,224,978; Mr. Page – $799,983; and Ms. Glazner – $799,983. Further information regarding the valuation of equity awards can be found in Note 16 to our Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2024.

(2)	Represents amounts paid pursuant to our MIP.

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Executive Compensation Tables

(3)	Amounts in this column consist of the following amounts:

NAME	COMPANY CONTRIBUTIONS TO DEFINED CONTRIBUTION PLANS (a)	EXECUTIVE PHYSICAL (b)	SEVERANCE (c)	OTHER (d)	TOTAL ALL OTHER COMPENSATION

Brent L. Yeagy	$128,748	$6,131	—	—	$134,879

Patrick J. Keslin	$33,890	—	—	—	$33,890

Michael N. Pettit	$60,898	$6,121	—	—	$67,019

Kevin J. Page	$58,542	$6,128	—	$5,216	$69,886

M. Kristin Glazner	$55,933	$6,475	—	—	$62,408

Dustin T. Smith	$58,807	$6,124	$58,383	$1,400	$124,713

(a)	Includes Company matches of amounts deferred by an NEO into the Company’s 401(k) and non-qualified deferred compensation plans.

(b)	Includes a tax gross up on the reimbursement of the executive physical for the following amounts: Mr. Yeagy – $1,131; Mr. Pettit – $1,121; Mr. Smith – $1,124; Mr. Page – $1,128; Ms. Glazner – $1,475.

(c)

Includes the portion of Mr. Smith’s severance payments that were earned and paid during 2024. The remaining payments will be made in 2025 and 2026. See “Potential Payments on Termination or Change in Control – Payment and Benefit Estimates” below for a discussion of the total amount of severance that he may become entitled to receive as a result of his termination of employment on December 1, 2024.

(d)

Represents the value of Company paid travel expenses for the Mr. Page’s spouse to attend a business trip, including a related tax gross up of $123 and a retirement gift for Mr. Smith, including a related tax gross up of $33.

(4)	Mr. Keslin was appointed to Senior Vice President, Chief Financial Officer on September 1, 2024, prior to which he was not an executive officer.

(5)	Mr. Pettit was appointed Senior Vice President, Chief Growth Officer on September 1, 2024, prior to which he was Senior Vice President, Chief Financial Officer.

(6)	Mr. Smith’s employment terminated effective December 1, 2024.

58	2025 Proxy Statement	WABASH NATIONAL CORPORATION

Executive Compensation Tables

Grants of Plan-Based Awards for the Year Ended December 31, 2024

The following table summarizes the awards we made under our MIP and LTI Plan to our NEOs in 2024.

		ESTIMATED POSSIBLE PAYOUTS UNDER NON- EQUITY INCENTIVE PLAN AWARDS (1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (3) (#)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS (4) ($)
NAME	GRANT DATE (1)	THRESHOLD ($) (35%)	TARGET ($) (100%)	MAXIMUM ($) (200%)	THRESHOLD (#) (50%)	TARGET (#) (100%)	MAXIMUM (#) (200%)

Brent L. Yeagy		$442,750	$1,265,000	$2,530,000

	2/14/2024				39,728	79,455	158,910		$2,615,458

	2/14/2024							79,455	$2,099,996

Patrick J. Keslin		$67,601	$193,146	$386,292

	2/14/2024							3,773	$99,720

Michael N. Pettit		$155,400	$444,000	$888,000

	2/14/2024				11,587	23,174	46,348		$762,826

	2/14/2024							23,174	$612,489

Kevin J. Page		$142,800	$408,000	$816,000

	2/14/2024				7,567	15,134	30,268		$498,169

	2/14/2024							15,134	$399,992

M. Kristin Glazner		$142,800	$408,000	$816,000

	2/14/2024				7,567	15,134	30,268		$498,169

	2/14/2024							15,134	$399,992

Dustin T. Smith		$155,400	$444,000	$888,000

	2/14/2024				11,587	23,174	46,348		$762,826

	2/14/2024							23,174	$612,489

(1)

These columns show potential cash payouts under our 2024 MIP as described in the section titled “Management Incentive Plan” in the CD&A. The amount shown as the “threshold” payout assumes both performance goals under the 2024 MIP were achieved at the threshold level, though actual payouts could be less.

(2)	Represents the potential payout range of PSUs granted in 2024 pursuant to the 2017 Omnibus Incentive Plan.

(3)	Represents the number of RSUs granted in 2024 pursuant to the 2017 Omnibus Incentive Plan.

(4)

The amounts shown in this column represent the grant date fair market value of the PSUs and RSUs, as determined pursuant to FASB ASC Topic 718, excluding the effect of estimated forfeitures. The amount reported for the PSUs represents the grant date fair value assuming the target performance goals were met.

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Executive Compensation Tables

Outstanding Equity Awards as of December 31, 2024

The following table summarizes all equity awards that were granted in 2024 and prior years that remain outstanding as of December 31, 2024. Dustin Smith had no outstanding equity awards as of the end of the year because he forfeited all outstanding awards in connection with his termination of employment on December 1, 2024.

NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE (#)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE (#)	OPTION EXERCISE PRICE	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT YET VESTED (#) (1)	MARKET VALUE OF SHARES OF STOCK THAT HAVE NOT VESTED ($) (2)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#) (3)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT YET VESTED ($) (2)

Brent L. Yeagy	—	—	—	—	—	374,089	$6,408,138	75,618	$1,295,336

Patrick J. Keslin	—	—	—	—	—	7,776	$133,203	—	—

Michael N. Pettit	—	—	—	—	—	94,452	$1,617,963	20,122	$344,690

Kevin J. Page	—	—	—	—	—	70,425	$1,206,387	14,132	$242,081

M. Kristin Glazner	—	—	—	—	—	70,425	$1,206,387	14,132	$242,081

60	2025 Proxy Statement	WABASH NATIONAL CORPORATION

Executive Compensation Tables

(1)

This column includes all outstanding RSUs plus the PSUs for which the performance period was completed as of December 31, 2024, but that remained unvested and subject to a continued employment requirement. The vesting dates of these awards are as follows:

NAME	VESTING DATE	NUMBER OF UNITS

Brent L. Yeagy	2/16/2025	222,855	*

	2/14/2025	26,485

	2/15/2026	71,779

	2/14/2026	26,485

	2/14/2027	26,485

Patrick J. Keslin	2/16/2025	1,797

	2/14/2025	1,257

	2/15/2025	1,103

	2/14/2026	1,258

	2/15/2026	1,103

	2/14/2027	1,258

Michael N. Pettit	2/16/2025	54,209	*

	2/14/2025	7,724

	2/14/2026	7,725

	2/15/2026	17,069

	2/14/2027	7,725

Kevin J. Page	2/16/2025	42,161	*

	2/14/2025	5,044

	2/14/2026	5,045

	2/15/2026	13,130

	2/14/2027	5,045

M. Kristin Glazner	2/16/2025	42,161	*

	2/14/2025	5,044

	2/14/2026	5,045

	2/15/2026	13,130

	2/14/2027	5,045

*	Combines the RSUs and earned PSUs that were granted on 2/16/2022.

(2)	Market value is equal to the closing price of our common stock on December 31, 2024 (the last trading day of the year) as reported on the NYSE ($17.13 per share), times the number of unvested shares.

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Executive Compensation Tables

(3)

The number of PSUs shown in this column reflects the threshold performance level for the 2023 and 2024 awards in accordance with SEC regulations requiring that the number of PSUs shown be based on achieving threshold performance goals or, if the previous fiscal year’s performance has exceeded the threshold, the next higher performance measure (target or maximum) that exceeds the previous fiscal year’s performance. The vesting dates for these awards are as follows:

NAME	VESTING DATE	NUMBER OF UNITS

Brent L. Yeagy	2/15/2026	35,890

	2/14/2027	39,728

Michael N. Pettit	2/15/2026	8,535

	2/14/2027	11,587

Kevin J. Page	2/15/2026	6,565

	2/14/2027	7,567

M. Kristin Glazner	2/15/2026	6,565

	2/14/2027	7,567

Option Exercises and Stock Vested During 2024

The following table sets forth information concerning the exercise of options and the vesting of stock awards during 2024 by each of the NEOs:

	OPTION AWARDS		STOCK AWARDS

NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($) (1)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($) (2)

Brent L. Yeagy	—	—	258,894	$6,814,090

Patrick J. Keslin	—	—	4,414	$116,176

Michael N. Pettit	1,500	$4,545	64,923	$1,708,773

Kevin J. Page	—	—	39,831	$1,048,351

M. Kristin Glazner	—	—	43,857	$1,154,316

Dustin T. Smith	—	—	47,398	$1,247,515

(1)	Calculated as the number of shares received on exercise multiplied by the difference between the market price of our stock at the time of exercise and the exercise price of the options.
(2)	Calculated as the number of shares vested multiplied by the market price of stock on the date of vesting.

62	2025 Proxy Statement	WABASH NATIONAL CORPORATION

Executive Compensation Tables

Non-Qualified Deferred Compensation

The table below sets forth, for each NEO, information regarding participation in our non-qualified deferred compensation plan.

NAME	EXECUTIVE CONTRIBUTION (IN LAST FY) (1)	REGISTRANT CONTRIBUTION (IN LAST FY) (2)	AGGREGATE EARNINGS (IN LAST FY) (3)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS	AGGREGATE BALANCE (AT LAST FYE) (4)

Brent L. Yeagy	$54,519	$43,615	$348,568	—	$2,880,856

Patrick J. Keslin	$16,317	$13,053	$43,701	—	$452,302

Michael N. Pettit	$27,606	$22,085	$93,092	—	$1,365,475

Kevin J. Page	$60,854	$20,285	$72,609	—	$805,828

M. Kristin Glazner	$30,196	$20,131	$55,573	—	$526,789

Dustin T. Smith	$25,861	$20,689	$246,724	$164,242	$1,853,453

(1)

Amounts reflected in this column represent a portion of each NEO’s salary deferred in 2024. It also reflects the portion of the MIP award earned in 2024, but not paid until 2025, that each NEO elected to defer. 100% of these amounts are also included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns in the Summary Compensation Table.

(2)	Represents Company matching contributions. 100% of these amounts are also included in the Summary Compensation Table under the “All Other Compensation” column.

(3)

Amounts reflected in this column include changes in plan values during the last fiscal year, as well as any dividends and interest earned by the plan participant with regard to the investment funds chosen by such participant during the fiscal year. No portion of this amount was reported in the Summary Compensation Table for 2024.

(4)

The following represents the extent to which the amounts that are reported in this aggregate balance column were previously reported as compensation to our NEOs in our Summary Compensation Table in years prior to 2024:

NAME	PRIOR YEARS ($)

Brent L. Yeagy	$1,369,661

Patrick J. Keslin	$—

Michael N. Pettit	$622,505

Kevin J. Page	$334,613

M. Kristin Glazner	$161,033

Dustin T. Smith	$542,242

Potential Payments on Termination or Change in Control

The section below describes the payments that may be made to NEOs in connection with a change in control or pursuant to certain termination events in 2024.

Retirement Benefit Plan

The Company maintains a Retirement Benefit Plan that is applicable to all employees, including our NEOs. The Plan provides that Retirees (as defined below) will receive the following benefits upon his or her retirement:

•	ability to exercise vested stock options through the 10th anniversary of the grant date;

•

ability to earn a pro-rata portion of any outstanding PSUs based on the portion of the performance period that the Retiree was employed, to be paid at the end of the performance period based on actual performance;

•	full vesting of all RSUs granted more than twelve (12) months prior to the Retiree’s retirement date;

•	payment of all eligible and unused vacation pay;

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Executive Compensation Tables

•	prorated MIP award payout for the year of retirement; and

•	service awards for retirees celebrating a 5, 10, 15, 20 or greater service anniversary in their year of retirement.

A “Retiree” is defined as: (a) an employee attaining at least 65 years of age, with no service requirement, as of his/her date of retirement, or (b) an employee attaining at least 55 years of age, who has completed his/her 10th year of service with the Company as of his/her date of retirement.

Benefits Upon Death or Disability

Pursuant to a policy adopted in 2016, all equity awards granted during 2016 and later shall vest in full (and without proration) in the event of an employee’s termination of employment due to death or disability.

Executive Severance Plan

As noted previously in the CD&A, the Company maintains an Executive Severance Plan (“ESP”) that provides additional benefits to certain designated executives, including our NEOs, in the event we terminate their employment without cause. For purposes of the Plan, “cause” is defined as: (i) a participant’s willful and continued failure to perform his or her principal duties; (ii) conviction of, or a plea of guilty or nolo contendere to, any misdemeanor involving moral turpitude or dishonesty or any felony; (iii) illegal conduct or gross misconduct which results in material and demonstrable damage to the business or reputation of the Company or an affiliate; (iv) gross negligence resulting in material economic harm to the Company or an affiliate; (v) material violation of the Company’s applicable Code of Business Conduct and Ethics or similar policy; or (vi) a participant’s breach of the restrictive covenants set out in the Plan (as described below). A “termination without cause” does not include terminations due to disability or death.

If we terminate an NEO without cause, the NEO would be entitled to receive the following severance benefits under the ESP:

•

Cash severance payments equal to a multiple of the sum of the participant’s (a) annual base salary and (b) target MIP award for the year of termination, payable in installments over the applicable severance period. The applicable multiple for the CEO is two times the above sum. The applicable multiple for the other NEOs is one and a half times the above sum;

•	A pro-rated MIP award payout for the year of termination, based upon actual Company performance through the end of the performance period;

•

Payment of any annual cash incentive bonus (MIP Award) that was otherwise earned for the fiscal year that ended prior to the termination of the participant’s employment, to the extent not previously paid;

•

Subject to the participant’s election of COBRA coverage, payment or reimbursement of the Company’s portion of medical, dental and vision care premiums for a period equal to (a) 24 months for the CEO, or (b) 18 months for the other NEOs; and

•	Outplacement services with a cost to the Company not in excess of $30,000.

To receive any of the severance benefits described above, a participant must agree to release all claims against the Company and its affiliates and comply with covenants not to compete with the Company, not to solicit or interfere with customers of the Company and not to solicit Company employees or contractors, in each case for a period equal to 24 months following termination, in the case of our CEO, or 18 months following termination in the case of our other NEOs.

If a participant’s employment is terminated in connection with a change in control of the Company in circumstances that would entitle the participant to severance benefits under the Change in Control Plan described below, then the participant will receive severance benefits only under the Change in Control Plan, and not under the ESP.

64	2025 Proxy Statement	WABASH NATIONAL CORPORATION

Executive Compensation Tables

Change in Control Plan

We also maintain a Change in Control Plan that provides severance benefits to certain designated executives, including our NEOs, in the event their employment is terminated without cause, or they are terminated for good reason, in either case within two years of a change in control (which we refer to as a “Qualifying Termination”). Under the Change in Control Plan:

•

a “change in control” means that (i) any person or group (other than any person or group that already owned more than 50% of the total fair market value of Company stock) acquires more than 50% of the total fair market value of Company stock; (ii) any one person or group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of Company that represents 30% or more of the total voting power of Company stock; (iii) a majority of members of the Board is replaced during any 12-month period (without the approval of the incumbent directors); or (iv) any person or group acquires ownership of all or substantially all of the assets of Company.

•

“cause” means the employee’s (i) willful and continued failure to perform his duties; (ii) chronic alcoholism or addiction to non-medically prescribed drugs; (iii) theft or embezzlement of Company property; (iv) conviction of, or plea of nolo contendere to, a felony or misdemeanor involving moral turpitude; or (v) material breach of any agreement with the Company.

•

“good reason” means (i) a material diminishment of the executive’s position; (ii) assignment of duties to the executive that are materially inconsistent with duties performed prior to the change in control; (iii) a material breach of any agreement with the executive; (iv) for an executive officer of the Company, no longer being employed by the parent entity; (v) a material reduction in the executive’s base salary and annual bonus; or (vi) requiring the executive to relocate by more than 50 miles.

If an NEO experiences a Qualifying Termination, then he or she is entitled to the following benefits:

•

a cash severance payment equal to two times (three times for the CEO) the sum of (i) the NEO’s annual base salary plus (ii) the NEO’s Target Annual Bonus. The Target Annual Bonus is equal to the greater of (A) the NEO’s target MIP award for the year of termination, and (B) the average MIP bonus earned by the NEO for the prior two calendar years;

•	a pro-rata portion of the executive’s Target Annual Bonus for the year in which the Qualifying Termination occurs;

•	health continuation benefits for 18 months; and

•	outplacement counseling services up to a cost of $25,000.

To receive any of the severance benefits described above, a participant must agree to release all claims against the Company and its affiliates and comply with covenants not to compete with the Company and not to solicit customers or employees, in each case for a period equal to 24 months following termination.

Change in Control Benefits Under our LTI Plan

In addition to the above-described benefits under our Change in Control Plan, the NEOs may also receive accelerated vesting under our LTI Plan if outstanding LTI awards are not assumed in the change in control transaction. Specifically, if not assumed in the transaction, (i) all PSUs shall be deemed earned at target if less than half the performance period has been completed or based on actual performance if more than half the performance period has been completed (or at target if performance is not determinable); (ii) all outstanding RSUs shall vest in full; and (iii) all outstanding stock options shall vest in full and be immediately exercisable for a period of 15 days prior to the scheduled consummation of the corporate transaction. In lieu of the foregoing, the Compensation Committee may, in its direction, cash out all outstanding awards.

WABASH NATIONAL CORPORATION	2025 Proxy Statement	65

Executive Compensation Tables

For the sake of clarity, no accelerated vesting will occur if the successor agrees to assume or continue the outstanding awards, or to substitute each outstanding award for a similar award relating to the stock of the successor entity, or a parent or subsidiary of the successor entity, with appropriate adjustments to the number of shares of stock that would be delivered and the exercise price, grant price or purchase price relating to any such award. However, if an NEO is thereafter terminated within 12 months of the change in control event, any assumed award will vest immediately upon the NEO’s termination.

Potential Payments on Termination or Change in Control – Payment and Benefit Estimates

The table below shows the estimated payments that would have been made to the NEOs pursuant to the policies and agreements described above assuming the applicable triggering event occurred on December 31, 2024, and using the share price of $17.13 for our Common Stock as of December 31, 2024, which was the closing price on the NYSE on the last trading day of 2024. The tables below assume that the NEO executes of a release and fully complies with any restrictive covenants and other requirements to receive benefits under the Company’s plans and policies described above. Mr. Smith is not included in the table below as his employment terminated effective December 1, 2024. In connection with his separation, which was treated as a termination without cause under the ESP, he received the following benefits: Cash severance payments equal to 1.5 times the sum of his annual base salary and his target annual incentive award ($1,498,500) to be paid during the 18-month period following his departure from the Company, a pro-rata potion of his annual incentive award for 2024 (which was $0 since no awards were paid under the MIP for 2024, as discussed above), company-paid employer portion of the costs of medical, dental, and vision benefits for 18 months following his departure (estimated to be $26,787), and outplacement services ($30,000). The provision of these benefits are contingent on Mr. Smith continuing to comply with the restrictive covenants in the ESP. All of his outstanding equity awards that were unvested as of his termination date were forfeited in accordance with the terms of such equity award agreements.

NAME	CASH SEVERANCE (1)	PRO-RATA MIP BONUS (2)	ACCELERATED VESTING OF PSUs (3)(4)	ACCELERATED VESTING OF RSUs (3)(5)	WELFARE BENEFITS CONTINUATION (6)	TOTAL ($)

Brent L. Yeagy

Termination Without Cause	$4,730,000	—	—	—	$65,716	$4,795,716

Termination Following a Change in Control	$7,791,714	$1,265,000	$3,961,546	$4,422,452	$51,787	$17,724,737

Change in Control Only (3)	—	—	$3,961,546	$4,422,452	—	$8,383,998

Retirement	—	—	$2,622,408	$3,061,388	—	$5,683,796

Termination due to Death or Disability	—	—	$3,961,546	$4,422,452	—	$8,383,998

Patrick J. Keslin

Termination Without Cause	$1,215,000	—	—	—	$56,787	$1,271,787

Termination Following a Change in Control	$1,620,000	$360,000	—	$133,203	$51,787	$2,031,787

Change in Control Only (3)	—	—	—	$133,203	—	$133,203

Retirement	—	—	—	$68,571	—	$68,571

Termination due to Death or Disability	—	—	—	$133,203	—	$133,203

Michael N. Pettit

Termination Without Cause	$1,498,500	—	—	—	$56,787	$1,555,287

Termination Following a Change in Control	$2,187,198	$538,599	$1,026,190	$1,134,948	$51,787	$4,938,722

Change in Control Only (3)	—	—	$1,026,190	$1,134,948	—	$2,161,138

Retirement	—	—	$646,641	$737,978	—	$1,384,619

Termination due to Death or Disability	—	—	$1,026,190	$1,134,948	—	$2,161,138

66	2025 Proxy Statement	WABASH NATIONAL CORPORATION

Executive Compensation Tables

NAME	CASH SEVERANCE (1)	PRO-RATA MIP BONUS (2)	ACCELERATED VESTING OF PSUs (3)(4)	ACCELERATED VESTING OF RSUs (3)(5)	WELFARE BENEFITS CONTINUATION (6)	TOTAL ($)

Kevin J. Page

Termination Without Cause	$1,377,000	—	—	—	$46,169	$1,423,169

Termination Following a Change in Control	$2,010,141	$495,0700	$747,372	$830,719	$41,169	$4,124,471

Change in Control Only	—	—	$747,372	$830,719	—	$1,578,091

Retirement	—	—	$493,848	$571,474	—	$1,065,322

Termination due to Death or Disability	—	—	$747,372	$830,719	—	$1,578,091

M. Kristin Glazner

Termination Without Cause	$1,377,000	—	—	—	$47,372	$1,424,372

Termination Following a Change in Control	$1,948,767	$464,383	$747,372	$830,719	$42,372	$4,033,613

Change in Control Only	—	—	$747,372	$830,719	—	$1,578,091

Retirement	—	—	$493,848	$571,474	—	$1,065,322

Termination due to Death or Disability	—	—	$747,372	$830,719	—	$1,578,091

(1)

For each of the NEOs, cash severance amounts are determined under the ESP for terminations without cause and under the Change in Control plan for a Qualifying Termination following a Change in Control.

(2)

If an NEO were terminated as of December 31, 2024 under circumstances entitling them to severance under the ESP or the Change in Control Plan, then they would be entitled to their full MIP actual bonus for 2024 or their Target Annual Bonus (as defined above), respectively.

(3)	The amounts shown for a Change in Control Only assumes purchaser did not assume outstanding equity awards. If purchaser did assume outstanding awards, no accelerated vesting would occur.

(4)

Amounts reflected in this column for “Termination Following a Change in Control,” “Change in Control Only” and “Termination due to Death or Disability” include (i) the value of the earned PSUs granted in 2022 for which the performance period ended on December 31, 2024, (ii) the value of the unearned performance share units granted in 2023 based on the performance trend as of December 31, 2024, and (iii) the value of the unearned PSUs granted in 2024, assuming target performance. Amounts reflected in this column for “Retirement” include the performance share units described in (i) and a pro-rata portion of the performance share units described in (ii) and (iii).

(5)

Amounts reflected in this column for “Termination Following a Change in Control,” Change in Control Only” and “Termination due to Death or Disability” include all outstanding restricted stock units, and amounts reflected for “Retirement” included all RSUs granted prior to January 1, 2024.

(6)	Includes the value of outplacement counseling services and reimbursement for welfare benefits continuation.

Pay Ratio Disclosure

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to disclose the ratio of the annual total compensation of our principal executive officer, our CEO, Mr. Yeagy, to our median employee’s annual total compensation.

We identified our median employee for 2024 using a multi-step process, as detailed below:

•

We determined, as of November 1, 2024, our gross employee population of individuals working at our parent company and consolidated subsidiaries, which was 5,950 employees. This population consisted of our full-time, part-time, and temporary employees. We do not have any seasonal employees.

•

As permitted under the SEC’s 5% de minimis rule, we adjusted the employee population to exclude 282 non-U.S. employees (approximately 4.74% of the employee population) who worked in Mexico at that time.

•	Based on the exclusion of the employees who work in Mexico, our adjusted employee population consisted of 5,668 U.S. employees.

WABASH NATIONAL CORPORATION	2025 Proxy Statement	67

Executive Compensation Tables

•	We then identified our median employee from our adjusted employee population (excluding our CEO) based on total 2024 W-2 earnings.

To calculate our ratio for 2024, we calculated the annual total compensation of the median employee and our CEO using the methodology required for disclosure of annual total compensation in the Summary Compensation Table, except that, as permitted by the SEC’s rules, we included the value of compensation provided to the median employee and to our CEO under our nondiscriminatory group health insurance and group life insurance programs that are available generally to all salaried employees. The aggregate value of the nondiscriminatory benefits included in the annual total compensation amounts reported below was $19,046 for our CEO and $49.24 for the median employee. The difference between our CEO’s annual total compensation as reported below for purposes of the CEO pay ratio disclosure and his annual total compensation as reported in the Summary Compensation Table is attributable to the inclusion of those nondiscriminatory benefits solely for purposes of determining the CEO pay ratio.

The CEO pay ratio reported below was determined using reasonable estimates as permitted by the SEC’s rules. This ratio should not be used as a comparison with pay ratios disclosed by other companies, as there may be material differences in the methodologies used by other companies to estimate their CEO pay ratios, as well as differences in worker populations, geographic locations, business strategies and compensation practices.

Annual Total Compensation of the CEO	$5,959,764

Annual Total Compensation of the Median Employee	$ 49,778

Ratio of CEO Annual Total Compensation to Median Employee Annual Total Compensation	120:1

68	2025 Proxy Statement	WABASH NATIONAL CORPORATION

Executive Compensation Tables

Pay Versus Performance Disclosure
In August 2022, the SEC adopted rules relating to Section 14(i) of the Securities Exchange Act of 1934, including Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, which requires us to disclose information that compares our named executive officer (“NEO”) compensation actually paid to certain financial performance measures. The table below sets forth our pay versus performance disclosure, in accordance with SEC Item 402(v) of Regulation
S-K.

				Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO ($) (a)	Compensation Actually Paid to PEO ($) (b)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (c)	Average Compensation Actually Paid to Non-PEO NEOs ($) (d)	WNC TSR ($) (e)	Dow Jones Transportation Index TSR ($) (f)	Net Income (loss) attributable to common stockholders ($ in thousands) (g)	Operating income (loss) ($ in thousands) (h)

2024	5,940,718	(2,771,896)	1,482,126	6,716	126.02	124.80	(283,075)	(356,104)

2023	7,613,202	10,805,272	2,136,064	2,761,160	188.79	123.75	231,855	311,900

2022	6,376,651	11,520,453	1,800,933	2,836,840	164.25	122.97	112,258	166,642

2021	4,605,980	4,901,091	1,142,820	1,203,318	138.99	149.86	1,164	33,542

2020	4,404,651	5,805,674	1,186,603	(801,039)	120.30	119.65	(97,412)	(85,608)

(a)	The principal executive officer (“PEO”) is Brent L. Yeagy for all years shown.

(b)	Compensation actually paid (CAP) for 2024 to our PEO reflects the respective amounts set forth in column (a) of the table above, adjusted as set forth in the table below.

PEO	Brent L. Yeagy

SCT Total Compensation ($)	5,940,718

Less: Stock and Option Award Values Reported in SCT for the Covered Year ($)	(4,715,454)

Plus: Fair Value for Stock and Option Awards Granted in the Covered Year ($)	1,645,348

Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years ($)	(5,162,914)

Change in Fair Value of Stock and Option Awards from Prior years that Vested in the Covered Year ($)	(479,594)

Less: Fair Value of Stock and Option Awards Forfeited during the covered Year ($)	—

Less: Aggregate Change in Actuarial Present Value of Accumulated Benefit Under Pension Plans ($)	—

Plus: Aggregate Service Cost and Prior Service Cost for Pension Plans ($)	—

Compensation Actually Paid ($)	(2,771,896)

(c)	The following are included in the average figures shown:
2024: Michael N. Pettit, Dustin T. Smith, Kevin J. Page, M. Kristin Glazner, Patrick J. Keslin
2021, 2022 and 2023: Michael N. Pettit, Dustin T. Smith, Kevin J. Page, M. Kristin Glazner
2020: Michael N. Pettit, Dustin T. Smith, Kevin J. Page, M. Kristin Glazner, Jeffery L. Taylor, Melanie D. Margolin

WABASH NATIONAL CORPORATION	2025 Proxy Statement	69

Executive Compensation Tables

(d)	Compensation actually paid (CAP) to our non-PEO NEOs for 2024 reflects the respective amounts set forth in column (c) of the table above, adjusted as set forth in the table below.

Non-PEO NEOs	See column (c) note above

SCT Total Compensation ($)	1,482,126

Less: Stock and Option Award Values Reported in SCT for the Covered Year ($)	(965,734)

Plus: Fair Value for Stock and Option Awards Granted in the Covered Year ($)	452,016

Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years ($)	(894,932)

Change in Fair Value of Stock and Option Awards from Prior years that Vested in the Covered Year ($)	(66,760)

Less: Fair Value of Stock and Option Awards Forfeited during the covered Year ($)	—

Less: Aggregate Change in Actuarial Present Value of Accumulated Benefit Under Pension Plans ($)	—

Plus: Aggregate Service Cost and Prior Service Cost for Pension Plans ($)	—

Compensation Actually Paid ($)	6,716

(e)	Represents the total shareholder return (TSR) of Wabash for the measurement periods ending December 31 of each of 2021, 2022, 2023, and 2024 respectively.

(f)	Represents the TSR of the Dow Jones Transportation Index for the measurement periods ending on December 31 of each of 2021, 2022, 2023 and 2024 respectively.

(g)	Reflects “Net Income” in the Company’s Consolidated Income Statements included in the Company’s Annual Reports on Form 10-K for each of the years ended December 31, 2021, 2022, 2023 and 2024.

(h)	Company-selected Measure is Operating Income.

70	2025 Proxy Statement	WABASH NATIONAL CORPORATION

Executive Compensation Tables

Relationship between Pay and Performance
Below are graphs showing the relationship of “compensation actually paid” or “CAP” to our PEO and non-PEO
NEOs in 2020, 2021, 2022, 2023 and 2024 to (1) TSR of both Wabash and the Dow Jones Transportation Index, (2) Wabash’s net income and (3) Wabash’s income (loss) from operations.
“Compensation actually paid,” as defined by the SEC’s rules, fluctuates according to, among other things, the changing values of equity awards during the years shown in the table above based on stock price changes over time and projected and actual performance results. “Compensation actually paid” does not reflect the value ultimately realized by our NEOs, and we do not assess or design our NEOs’ compensation with direct reference to the relationship of “compensation actually paid” to the performance measures depicted below. For a discussion of how we design our executive compensation programs to incentivize strong performance and achievement of our business objectives, please see the Compensation Discussion and Analysis section in this proxy statement.

Wabash National Corporation CAP vs TSR
Compensation Actually Paid ($M)
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
($2.00)
($4.00)
Value of $100 Investment
$210.00
$190.00
$170.00
$150.00
$130.00
$110.00
FY 2020
FY 2021
FY 2022
FY 2023
FY 2024
PEO CAP ($M) - Brent L. Yeagy
Avg NEO CAP ($M)
WNC TSR
Dow Jones Transportation Index TSR

Wabash National Corporation CAP vs Net Income
$15.00
$10.00
$5.00
$0.00
($5.00)
Compensation Actually Paid ($M)
$316,920
$216,920
$116,920
$16,920
($83,080)
($183,080)
($283,080)
Net Income
FY 2020
FY 2021
FY 2022
FY 2023
FY 2024
PEO CAP ($M) - Brent L. Yeagy
Avg NEO CAP ($M)
Net Income (loss) attributable to common stockholders ($ in thousands)

WABASH NATIONAL CORPORATION	2025 Proxy Statement	71

Executive Compensation Tables

Wabash National Corporation CAP vs Operating Income (loss) ($ in thousands)
$15.00
$10.00
$5.00
$0.00
($5.00)
Compensation Actually Paid ($M)
$443,890
$243,890
$43,890
($156,110)
($356,110)
Operating Income (loss) ($ in thousands)
FY 2020
FY 2021
FY 2022
FY 2023
FY 2024
PEO CAP ($M) - Brent L. Yeagy
Avg NEO CAP ($M)
Operating Income (loss) ($ in thousands)

Most Important Measures to Link Compensation Actually Paid to Company Performance for 2024
The four performance measures listed below represent the most important metrics we used to link CAP to Company performance for 2024 as further described in our Compensation Discussion and Analysis.

Most Important Performance Measures

1. Operating Income

2. Relative Total Shareholder Return

3. Average Return on Invested Capital

4. Net Working Capital as a Percentage of Sales

72	2025 Proxy Statement	WABASH NATIONAL CORPORATION

Equity Compensation Plan Information

The following table summarizes information regarding our equity compensation plan as of December 31, 2024:

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (1)	WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (2)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (3)

Equity Compensation Plans Approved by Security Holders	1,178,395	$14.16	1,353,731

Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	1,178,395	$14.16	1,353,731

(1)

Consists of shares of Common Stock to be issued upon the exercise of outstanding options, and the settlement of unvested RSUs and PSUs (assuming target payout for any PSUs that were outstanding as of December 31, 2024), granted under the Wabash National Corporation 2011 Omnibus Incentive Plan (the “2011 Plan”), and the Wabash National Corporation 2017 Omnibus Incentive Plan (the “2017 Plan”).

(2)

Consists of the weighted average exercise price of outstanding options. Because participants do not need to pay us anything to receive shares upon the vesting of RSUs and PSUs, the weighted average exercise price does not take these awards into account.

(3)	Consists of shares of Common Stock available for future issuance pursuant to the 2017 Plan.

WABASH NATIONAL CORPORATION	2025 Proxy Statement	73

Proposal 2 – Advisory Vote on the Compensation of Our Named Executive Officers

At our 2023 Annual Meeting, we held a non-binding, advisory stockholder vote on the frequency of future advisory stockholder votes on the compensation of our NEOs. Our stockholders expressed a preference that advisory stockholder votes on the compensation of our NEOs be held on an annual basis. The Company will ask its stockholders to consider an advisory vote on the compensation of our NEOs every year until the next vote of our stockholders on the frequency of such advisory votes at our 2029 annual meeting of stockholders pursuant to applicable SEC rules, at which time we will consider the outcome of the vote and decide how frequently to hold such future advisory votes. Accordingly, as required by Section 14A of the Exchange Act, we are asking stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of the NEOs of our Company. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. We urge you to read the “Compensation Discussion and Analysis” and “Executive Compensation Tables” sections of this Proxy Statement, which begin on page 40 and 57, respectively, as such sections provide details on the Company’s compensation programs and policies for our executive officers, including the 2024 compensation of our NEOs.

This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our executive officers’ compensation. This say-on-pay vote is an advisory vote that is not binding on us.

The approval or disapproval by stockholders will not require the Board or the Compensation Committee to take any action regarding the Company’s executive compensation practices. The final decisions on the compensation and benefits of our NEOs and on whether, and if so, how, to address stockholder disapproval remain with the Board and the Compensation Committee.

The Board believes that the Compensation Committee is in the best position to consider the extensive information and factors necessary to make independent, objective, and competitive compensation recommendations and decisions that are in the best interests of Wabash and its stockholders.

However, the Board and our Compensation Committee value the opinions expressed by stockholders in their vote on this proposal, and will carefully consider the outcome of the vote when making future compensation decisions with respect to our executive officers. In that regard, the Board and our Compensation Committee carefully considered the results of last year’s say-on-pay vote, in which over 98% of voting stockholders voted in favor of our say-on-pay proposal, and took such results into account by continuing to emphasize the core principles of our compensation philosophy and best practices of our compensation programs.

The Board urges you to carefully review the CD&A section of this Proxy Statement, together with the executive compensation tables, and to approve the following resolution:

“RESOLVED, that the stockholders hereby approve on an advisory basis the compensation paid to the Wabash National Corporation named executive officers, as disclosed in the Wabash National Corporation Proxy Statement pursuant to the rules of the Securities and Exchange Commission (including the Compensation Discussion and Analysis, compensation tables and narrative discussion).”

74	2025 Proxy Statement	WABASH NATIONAL CORPORATION

Proposal 2 – Advisory Vote on the Compensation of Our Named Executive Officers

Board Recommendation

The Board of Directors UNANIMOUSLY recommends that you vote “FOR” the approval of compensation of our named executive officers, as disclosed in this Proxy Statement.

WABASH NATIONAL CORPORATION	2025 Proxy Statement	75

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm

Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed the accounting firm Ernst & Young LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2025. Ernst & Young acted as our independent auditors for the year ended December 31, 2024. Representatives of Ernst & Young are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire and are expected to be available to respond to appropriate questions. The Audit Committee is responsible for hiring, compensating and overseeing the independent registered public accounting firm, and reserves the right to exercise that responsibility at any time. If the appointment of Ernst & Young is not ratified by the stockholders, the Audit Committee is not obligated to appoint another registered public accounting firm, but the Audit Committee will give consideration to such unfavorable vote.

Board Recommendation

The Board of Directors UNANIMOUSLY recommends that you vote “FOR” ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025.

Principal Accounting Fees and Services

The fees billed by Ernst & Young for professional services provided to us for the years ended December 31, 2024 and December 31, 2023 were as follows:

FEE CATEGORY	2024	2023
	($ IN THOUSANDS)

Audit Fees (1)	$1,544	$1,487

Audit-Related Fees (2)	$30	$15

Tax Fees (3)	—	—

All Other Fees (4)	—	—

Total Fees	$1,574	$1,502

(1)

Fees for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports, and services in connection with securities offerings, registration statements and statutory filings.

(2)	Fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

(3)	Fees billed for professional services related to tax compliance, tax advice and tax planning.

(4)	Fees for services that are not included in the service categories reported above, primarily transaction related services.

In 2024 and 2023, all Ernst & Young fees were pre-approved by the Audit Committee pursuant to the pre-approval policy described below. After consideration, the Audit Committee has concluded that the provision of non-audit services by Ernst & Young to Wabash is compatible with maintaining the independence of Ernst & Young.

76	2025 Proxy Statement	WABASH NATIONAL CORPORATION

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm

Pre-Approval Policy for Audit and Non-Audit Fees

The Audit Committee has sole authority and responsibility to select, evaluate and, if necessary, replace the independent auditor. The Audit Committee has sole authority to approve all audit engagement fees and terms, and the Committee, or a member of the Committee, must pre-approve any non-audit service provided to the Company by the Company’s independent auditor. The Audit Committee reviews the status of each engagement at its regularly scheduled meetings. In 2024 and 2023, the Committee pre-approved all services provided by the independent auditor. The independent auditor provides an engagement letter which is signed by the Chair of the Audit Committee, outlining the scope of the audit and related audit fees.

Audit Committee Report

THE FOLLOWING REPORT OF THE AUDIT COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER FILING BY US UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT WE SPECIFICALLY INCORPORATE THIS REPORT.

As part of its ongoing activities, the Audit Committee has:

•	Reviewed and discussed with management our audited consolidated financial statements for the year ended December 31, 2024;

•	Discussed with Ernst & Young, our independent auditors for 2024, the matters required to be discussed by the Public Company Accounting Oversight Board and the SEC; and

•

Received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with the independent auditors their independence.

On the basis of these reviews and discussions, the Audit Committee recommended that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC.

AUDIT COMMITTEE

Scott K. Sorensen, Chair Therese M. Bassett Sudhanshu Priyadarshi Stuart A. Taylor II

WABASH NATIONAL CORPORATION	2025 Proxy Statement	77

Proposal 4 – Approval of the Wabash National Corporation 2025 Omnibus Incentive Plan

Approval of the Wabash National Corporation 2025 Omnibus Incentive Plan

Our Board approved the Wabash National Corporation 2025 Omnibus Incentive Plan (the “2025 Plan”) on February 12, 2025, subject to approval by our stockholders. We are recommending that stockholders approve the 2025 Plan because we believe the 2025 Plan will be essential to our continued success, by allowing the Company to provide incentives to attract and retain key employees, non-employee directors and consultants and align their interests with those of our stockholders.

If approved by our stockholders, the 2025 Plan will be the successor to the Company’s 2017 Omnibus Incentive Plan (the “2017 Plan”). No further awards will be made under the 2017 Plan if the 2025 Plan is approved by our stockholders. However, awards granted under the 2017 Plan (and its predecessor, our 2011 Omnibus Plan) before stockholder approval of the 2025 Plan will remain outstanding in accordance with their terms. We sometimes refer to the 2017 Plan and our 2011 Omnibus Incentive Plan as the “Prior Plans.”

If the 2025 Plan is not approved by our stockholders, then the 2017 Plan will remain in effect in accordance with its terms until its expiration date. However, there will be insufficient shares available under the 2017 Plan to make annual awards and to provide grants to new hires in the coming years. As a result, we may be required to increase the cash components of our compensation program in order to retain and hire executive talent, which may inhibit our ability to align the interests of our executives with those of our stockholders.

Stockholders are being asked to approve the 2025 Plan and authorize the maximum number of 2,190,570 shares of the Company’s common stock available for issuance under the 2025 Plan, which is equal to 880,570 shares that remained available for issuance under the 2017 Plan as of February 28, 2025 (the “Cutoff Date”) plus an additional 1,310,000 shares. The maximum number of shares available for issuance under the 2025 Plan will be reduced by one share for every share subject to an award granted under the 2025 Plan or under the 2017 Plan after the Cutoff Date and prior to the 2025 Plan becoming effective. In addition, any shares related to awards, whether granted under this Plan or the 2017 Plan, that at any time on or after the Cutoff Date, terminate by expiration, forfeiture, cancellation, are settled in cash, or are otherwise terminated without the issuance of such shares, will be added to the shares available to be issued under the 2025 Plan. Shares granted under the 2025 Plan and 2017 Plan that are used to pay withholding taxes related to awards (other than an option or stock appreciation right) on or after the Cutoff Date also become available for grant under the 2025 Plan.

Stockholders are also being asked to approve the 2025 Plan to:

•

Approve an annual limit of $750,000 that will apply to the grant date fair value of equity awards that may be granted to any one non-employee director under the 2025 Plan, plus the amount of cash fees paid to the non-employee director during the year, excluding awards made pursuant to deferred compensation arrangements made in lieu of all or a portion of cash retains and any dividends payable on outstanding awards.

•	To authorize the grant of stock options that qualify for treatment as incentive stock options for purposes of Section 422 of the Internal Revenue Code.

Outstanding Equity Awards

As of the Cutoff Date, 880,570 shares of the Company’s common stock (“shares”) remained available for issuance under the 2017 Plan, and 1,279,325 shares were subject to outstanding RSUs and PSUs under the Prior Plans (assuming target performance for the 2023, 2024, and 20245 PSUs). As of the Record Date, no stock options remained outstanding under the Prior Plans and 1,279,325 full-value awards (i.e., awards other than stock options) remained outstanding under the Prior Plans.

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Proposal 4 – Approval of the Wabash National Corporation 2025 Omnibus Incentive Plan

As of the Cutoff Date, there were a total of 42,540,622 shares of the Company’s common stock outstanding, and the closing price per share on the Record Date, as reported on the New York Stock Exchange, was $11.71.

Plan Highlights

The 2025 Plan contains a number of provisions that are consistent with our compensation philosophy and designed to protect the interests of our stockholders, including the following:

Feature	Description

Minimum Vesting Requirements (with 5% Exception)	The 2025 Plan generally requires that all awards be subject to a minimum vesting period of at least one year, except that up to 5% of the share reserve may be issued with a shorter vesting period (or with no vesting requirement).

No “Liberal” Change in Control Definition	The 2025 Plan does not provide a “liberal” change in control definition, which means that a change in control must actually occur in order for the change in control provisions in the 2025 Plan to be triggered.

No Automatic “Single- Trigger” Vesting on a Change in Control

The 2025 Plan generally provides for “double-trigger” vesting of equity awards that are assumed in a change in control transaction, which means that awards which are assumed in the transaction generally will continue to vest based on continued service, or, if earlier, upon a termination without cause or, where applicable, a resignation for good reason, within 1 year after the change in control.

Awards that are not assumed in the transaction would vest on a “single-trigger” basis upon a change in control.

No Liberal Share Recycling for Stock Option and SAR Awards

The 2025 Plan prohibits share recycling with respect to stock options and stock appreciation rights (or “SARs”), meaning that shares used to pay the exercise price of a stock option, shares used to satisfy a tax withholding obligation with respect to a stock option or a SAR, and shares that are repurchased by the Company with stock option proceeds will not be added back to the 2025 Plan. In addition, when a SAR is settled in shares, all of the shares underlying the SAR will be counted against the share limit of the 2025 Plan.

However, shares withheld to satisfy a tax withholding obligation with respect to a “full-value” award (i.e., an award other than a stock option or SAR) will be recycled back into the 2025 Plan’s share reserve.

No Discounted Stock Options or SARs	The 2025 Plan does not permit the use of “discounted” stock options or SARs.

No Re-Pricing of Stock Options or SARs; No Reload Awards	The 2025 Plan does not permit the “re-pricing” of stock options and SARs without stockholder approval. This includes a prohibition on cash buyouts of underwater options or SARs and “reloads” in connection with the exercise of options or SARs.

Forfeiture and Recoupment Provisions	Awards granted under the 2025 Plan may be subject to forfeiture or recoupment as provided by the Compensation Committee in the event of certain detrimental activity, such as a participant’s breach of restrictive covenants. Awards under the 2025 Plan are subject to forfeiture or recoupment under our Compensation Recovery Policy and may be subject to other similar applicable policies.

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Proposal 4 – Approval of the Wabash National Corporation 2025 Omnibus Incentive Plan

Feature	Description

No Dividends or Dividend Equivalents on Unvested Awards or Stock Options/SARs	No dividends or dividend equivalents will be paid currently while awards are unvested. Instead, any dividends or dividend equivalents with respect to unvested awards will be accumulated or deemed reinvested until such time as the underlying award becomes earned and vested (including, where applicable, the achievement of performance goals). Additionally, no dividend equivalents will be granted with respect to any shares underlying a stock option or SAR.

Stock Ownership Guidelines	Shares issued pursuant to the 2025 Plan are subject to the Company’s stock ownership guidelines. Under the Company’s current stock ownership guidelines, our executive officers and non-employee directors are required to hold 50% of all Company shares received through the Company’s incentive compensation plans until the executive officer or non-employee director achieves the applicable target ownership level.

Summary of the Plan

A summary of the material terms of the 2025 Plan is provided below and the complete text of the 2025 Plan is attached as Exhibit A to this proxy statement. The following summary of the 2025 Plan does not purport to be complete and is qualified in its entirety by reference to Exhibit A.

Awards and Term of the Plan

Awards granted under the 2025 Plan may be in the form of stock options (which may be incentive stock options or nonqualified stock options), SARs, restricted stock, restricted stock units, other share-based awards and cash awards. No awards may be made under the 2025 Plan after May 13, 2035, or such earlier date as the Board may terminate the 2025 Plan.

Administration

The 2025 Plan will be administered by the Compensation Committee of the Board, or by such other committee or subcommittee as may be appointed by our Board. The Compensation Committee can make rules and regulations and establish such procedures for the administration of the 2025 Plan as it deems appropriate, and may delegate any of its authority to one or more directors or employees, to the extent permitted by applicable laws. Our Board also reserves the authority to administer and issue awards under the 2025 Plan.

Eligibility and Participation

The 2025 Plan permits grant of awards to our non-employee directors and to employees and consultants of the Company and our subsidiaries, except that incentive stock options may only be granted to our employees and employees of our subsidiaries. While all such individuals are eligible to receive awards, only those individuals who are selected for an award by the Compensation Committee will actually become participants in the Plan. We have nine non-employee directors, approximately 6,000 employees and 20 consultants who would be eligible to receive awards under the 2025 Plan if so selected for participation by the Compensation Committee.

Shares Available

The maximum number of shares that may be issued or transferred with respect to awards under the 2025 Plan as of the Effective Date is 2,190,570, less one share for each share that is subject to an award granted under the 2017 Plan after the Cutoff Date. The maximum number of shares that may be issued as incentive stock options is 2,190,570 shares. Any shares issued under the 2025 Plan may be authorized but unissued shares, treasury shares, shares purchased in the open market, or a combination of the foregoing.

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Proposal 4 – Approval of the Wabash National Corporation 2025 Omnibus Incentive Plan

The shares available for issuance under the 2025 Plan will be depleted by each share that is granted pursuant to an award under the 2025 Plan after the Effective Date.

The shares available for issuance under the 2025 Plan will be increased by any shares covered by any outstanding award granted under the 2025 Plan or the 2017 Plan that, after the Cutoff Date, are forfeited, canceled, surrendered, settled in cash or otherwise settled without the issuance of shares thereunder plus any shares withheld to satisfy a tax withholding obligation with respect to a “full-value” award (that is, an award other than a stock option or a SAR). Shares used to pay the exercise price of stock options, repurchased by us with stock option proceeds, or used to pay withholding taxes upon exercise or vesting of stock options or SARs, will not again be available for issuance under the 2025 Plan. In addition, when a SAR is exercised and settled in shares, all of the shares underlying the SAR will be counted against the share limit of the 2025 Plan regardless of the number of shares used to settle the SAR.

Shares granted through awards that are granted in assumption of, or in substitution or exchange for, outstanding awards previously granted by an entity acquired directly or indirectly by the Company or with which the Company directly or indirectly merges or consolidates, shall not count against the share limit above, except as may be required by the rules and regulations of any stock exchange or trading market.

Non-Employee Director Award Limits

The 2025 Plan provides that the aggregate grant date fair value of all awards granted to any single non-employee director during any single calendar year (determined as of the applicable grant date(s) under applicable financial accounting rules), taken together with any cash fees paid to the non-employee director during the same calendar year, may not exceed $750,000 (excluding awards made pursuant to deferred compensation arrangements made in lieu of all or a portion of cash retainers and any dividends payable on outstanding awards).

Stock Options

Subject to the terms and provisions of the 2025 Plan, options to purchase shares may be granted to eligible individuals at any time and from time to time as determined by the Compensation Committee. Options may be granted as incentive stock options or as non-qualified stock options. Subject to the limits provided in the 2025 Plan, the Compensation Committee or its delegate will determine the number of options granted to each recipient. Each option grant will be evidenced by a stock option agreement that specifies whether the options are intended to be incentive stock options or non-qualified stock options and such additional limitations, terms and conditions as the Compensation Committee may determine.

The exercise price for each stock option may not be less than 100% of the fair market value of a share on the date of grant, and each stock option shall have a term no longer than 10 years. The method of exercising a stock option granted under the 2025 Plan will be set forth in the applicable award agreement and may include payment of cash or cash equivalent, tender of previously acquired shares with a fair market value equal to the exercise price, a cashless exercise (including withholding of shares otherwise deliverable on exercise or a broker-assisted arrangement as permitted by applicable laws), a combination of the foregoing methods, or any other method approved by the Compensation Committee in its discretion.

The grant of a stock option does not accord the recipient the rights of a stockholder, and such rights accrue only after the exercise of the stock option and the registration of shares in the recipient’s name.

Stock Appreciation Rights

The Compensation Committee in its discretion may grant SARs under the 2025 Plan. A SAR entitles the holder to receive from us upon exercise an amount equal to the excess, if any, of the aggregate fair market value of a

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specified number of shares that are the subject of such SAR over the aggregate exercise price for the underlying shares. The exercise price for each SAR may not be less than 100% of the fair market value of a share on the date of grant, and each SAR shall have a term no longer than 10 years.

We may make payment of the amount to which the participant exercising SARs is entitled by delivering shares, cash or a combination of stock and cash as set forth in the applicable award agreement. Each SAR will be evidenced by an award agreement that specifies the date and terms of the award and such additional limitations, terms and conditions as the Compensation Committee may determine.

Restricted Stock

Under the 2025 Plan, the Compensation Committee may grant or sell restricted stock to plan participants (i.e., shares that are subject to a substantial risk of forfeiture and restrictions on transferability). Except for these restrictions and any others imposed by the Compensation Committee, upon the grant of restricted stock, the recipient will have rights of a stockholder with respect to the restricted shares, including the right to vote the restricted shares and to receive dividends and other distributions paid or made with respect to the restricted shares, except that any dividends with respect to unvested restricted stock will be accumulated or deemed reinvested until the underlying restricted stock is earned and vested. During the applicable restriction period, the recipient may not sell, transfer, pledge, exchange or otherwise encumber the restricted stock. Each restricted stock award will be evidenced by an award agreement that specifies the terms of the award and such additional limitations, terms and conditions, which may include restrictions based upon the achievement of performance objectives, as the Compensation Committee may determine.

Restricted Stock Units

Under the 2025 Plan, the Compensation Committee may grant or sell to plan participants restricted stock units, which constitute an agreement to deliver shares (or an equivalent value in cash) to the participant at the end of a specified restriction period and subject to such other terms and conditions as the Compensation Committee may specify. Restricted stock units are not shares and do not entitle the recipients to the rights of a stockholder. Restricted stock units granted under the 2025 Plan may be subject to performance conditions. Restricted stock units will be settled in cash or shares, in an amount based on the fair market value of a share on the settlement date. Each restricted stock unit award will be evidenced by an award agreement that specifies the terms of the award and such additional limitations, terms and conditions as the Compensation Committee may determine, which may include restrictions based upon the achievement of performance objectives.

Other Share-Based Awards

The 2025 Plan also provides for grants of other share-based awards under the plan, which may include unrestricted shares or time-based or performance-based unit awards that are settled in shares or cash. Each other share-based award will be evidenced by an award agreement that specifies the terms of the award and such additional limitations, terms and conditions as the Compensation Committee may determine.

Dividend Equivalents

As determined by the Compensation Committee in its discretion, restricted stock units or other share-based awards may provide the participant with a deferred and contingent right to receive dividend equivalents, either in cash or in additional shares. Any such dividend equivalents will be accumulated or deemed reinvested until such time as the underlying award becomes earned and vested (including, where applicable, the achievement of performance objectives). No dividend equivalents shall be granted with respect to shares underlying any stock option or SAR.

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Proposal 4 – Approval of the Wabash National Corporation 2025 Omnibus Incentive Plan

Cash Awards

The 2025 Plan authorizes the Compensation Committee to grant cash awards, which will be evidenced by an award agreement that specifies the terms of the award, such as the achievement of applicable stated performance objectives.

Minimum Vesting Requirements

In general, each award granted under the 2025 Plan that may be settled in shares will have a minimum vesting or performance period of at least one year from the date of grant. However, awards covering up to 5% of the 2025 Plan’s share reserve may be granted as unrestricted awards or otherwise with a vesting or performance period of less than one year.

Discretion to Accelerate Vesting

The Compensation Committee may accelerate the vesting of an award or deem an award to be earned, in whole or in part, in the event of a change in control, or a participant’s death, disability, retirement, or termination without cause (in each case as determined by the Committee) or upon any other event as determined by the Committee in its sole and absolute discretion.

Performance Objectives

The Plan provides that performance objectives may be established by the Compensation Committee in connection with any award granted under the 2025 Plan. Performance objectives may relate to performance of the Company or one or more of our subsidiaries, divisions, departments, units, functions, partnerships, joint ventures or minority investments, product lines or products, or the performance of an individual participant, and performance objectives may be made relative to the performance of a group or companies or a special index of companies.

The Compensation Committee may, in its discretion, grant awards under the 2025 Plan including for performance goals based on the attainment of specified levels of one or more of the following measures: (i) total stockholder return; (ii) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index; (iii) net income; (iv) pretax earnings; (v) earnings before interest expense, taxes, depreciation and amortization; (vi) earnings before interest expense, taxes, depreciation and amortization and before bonuses, service fees, and extraordinary or special items; (vii) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (viii) operating margin; (ix) operating income; (x) earnings per share; (xi) return measures (including return on equity, return on capital, return on invested capital, return on investment, and/or return on net assets); (xii) operating earnings; (xiii) working capital; (xiv) ratio of debt to stockholders’ equity; (xv) free cash flow; (xvi) revenue; (xvii) stock price; or (xviii) or any other criteria that the Compensation Committee, in its sole discretion, deems to be appropriate. Performance objectives, goals, and achievement may be amended by the Compensation Committee to include or exclude components of any performance objective, including, without limitation, foreign exchange gains and losses, asset write-downs, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements, changes in law or accounting principles, and other factors or other special rules and conditions that the Compensation Committee may establish at any time.

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Proposal 4 – Approval of the Wabash National Corporation 2025 Omnibus Incentive Plan

Change in Control

The 2025 Plan generally provides for “double-trigger” vesting of equity awards in connection with a change in control of the Company, as described below.

To the extent that outstanding awards granted under the 2025 Plan are assumed, then, except as otherwise provided in the applicable award agreement or in an applicable severance plan or written agreement with the participant, all outstanding awards will continue to vest and become exercisable (as applicable) based on continued service during the remaining vesting period, with performance-based awards generally being converted to service-based awards at the “target” level (if less than half of the performance period has been completed) or based on actual performance as of the change in control (if at least half of the performance period has been completed). Vesting and exercisability (as applicable) of awards that are assumed in connection with a change in control generally would be accelerated in full on a “double-trigger” basis, if, within one year after the change in control, the participant’s employment is involuntarily terminated without cause, or, for a participant who is entitled to “good reason” protections under the applicable award agreement or pursuant to a severance plan or other written agreement, such participant terminates his or her employment for “good reason” (as defined in the applicable award agreement, severance plan or other written agreement). Any stock options or SARs that become vested on a “double-trigger” basis generally would remain exercisable for at least one year after the termination of the participant’s employment.

To the extent outstanding awards granted under the 2025 Plan are not assumed, then such awards generally would become vested in full on a “single-trigger” basis, effective immediately prior to the change in control, with performance-based awards generally becoming vested at the “target” level (if less than half of the performance period has been completed) or based on actual performance as of the change in control (if at least half of the performance period has been completed). Any stock options or SARs that become vested on a “single-trigger” basis generally would remain exercisable for at least fifteen days prior to the change in control.

The Compensation Committee has the discretion to determine whether or not any outstanding awards granted under the 2025 Plan will be assumed by the resulting entity in connection with a change in control, and the Compensation Committee has the authority to make appropriate adjustments in connection with the assumption of any awards. The Compensation Committee also has the right to cancel any outstanding awards in connection with a change in control, in exchange for a payment in cash or other property (including shares of the resulting entity) in an amount equal to the excess of the fair market value of the shares subject to the award over any exercise price related to the award, including the right to cancel any “underwater” stock options and SARs without payment therefor.

For purposes of the 2025 Plan, a “change in control” generally means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company in which the Company is not the surviving entity (but, for purposes of clarity, a “change in control” does not include a mere change in state of incorporation or similar transaction); (ii) a sale of substantially all of the Company’s assets; or (iii) any transaction (including a merger or reorganization) that results in any person or entity owning 50% or more of the combined voting power of all classes of the Company’s stock.

Whether a participant’s employment has been terminated for “cause” will be determined by the Compensation Committee. Unless otherwise provided in the applicable award agreement or in an applicable severance plan or written agreement with the participant, “cause”, as a reason for termination of a participant’s employment generally includes (i) the participant’s willful and continued failure to perform his or her principal duties (other than a failure resulting from vacation, leave of absence, or incapacity due to injury, accident, illness, or physical or mental capacity) after the participant has been given notice and an opportunity to correct the failure; (ii) the participant’s chronic alcoholism or addiction to non-medically prescribed drugs; (iii) the participant’s theft or

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embezzlement of the money, equipment, securities, or other property of the Company or a subsidiary; (iv) the participant’s conviction of, or plea of guilty or nolo contendere to, any felony or misdemeanor involving moral turpitude or dishonesty; or (v) the participant’s material breach of any employment or similar agreement with the Company or a subsidiary, after the participant has been given notice and an opportunity to cure the breach.

Forfeiture and Recoupment of Awards

The Compensation Committee may reserve the right in an award agreement to cause the forfeiture or recoupment of any award if a participant violates or breaches any applicable agreement, such as an employment agreement or a non-competition, confidentiality or non-solicitation (of Company employees or clients) agreement. An award may also be annulled if a participant’s employment is terminated by the Company for cause. In addition, awards granted under the 2025 Plan are subject to forfeiture or recoupment as provided pursuant to our Compensation Recovery Policy and may be subject to other similar applicable policies.

Adjustments

In the event of any equity restructuring, such as a stock dividend, stock split, spin off, rights offering or recapitalization through a large, nonrecurring cash dividend, the Compensation Committee will adjust the number and kind of shares that may be delivered under the 2025 Plan, the individual share award limits, and, with respect to outstanding awards, the number and kind of shares subject to outstanding awards and the exercise price or other price of shares subject to outstanding awards, to prevent dilution or enlargement of rights. In the event of any other change in corporate capitalization, such as a merger, consolidation or liquidation, the Compensation Committee may, in its discretion, make such equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights. However, unless otherwise determined by the Compensation Committee, we will always round down to a whole number of shares subject to any award. Moreover, if a transaction or adjustment event occurs, the Compensation Committee, in its discretion, may (i) substitute any or all outstanding awards as it, in good faith, determines is equitable given the circumstances or (ii) modify, amend or cancel any awards or waiving restrictions or conditions applicable to any award, provided that such action does not materially diminish participant rights.

Transferability

Except as the Compensation Committee otherwise determines, awards granted under the 2025 Plan will not be transferable by a participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Compensation Committee, stock options and SARs will be exercisable during a participant’s lifetime only by him or her or, in the event of the participant’s incapacity, by his or her guardian or legal representative. Any award made under the 2025 Plan may provide that any shares issued as a result of the award will be subject to further restrictions on transfer.

Amendment; Prohibition on Re-Pricing

The Board may amend, alter or discontinue the 2025 Plan at any time, with stockholder approval to the extent required by applicable laws. No such amendment or termination, however, may adversely affect in any material way any holder of outstanding awards without his or her consent, except for amendments made to cause the plan to comply with applicable law, stock exchange rules or accounting rules.

Except in connection with a corporate transaction, no award may be amended or otherwise subject to any action that would be treated as a “re-pricing” of such award, unless such action is approved by our stockholders.

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Proposal 4 – Approval of the Wabash National Corporation 2025 Omnibus Incentive Plan

Indemnification

In the unlikely event of a claim against a director, employee, the Board, or the Compensation Committee arising out of acts or omissions related to the 2025 Plan or awards granted under it, the Company will indemnify and hold harmless such individuals, if permitted under applicable laws and our governing documents.

Federal Income Tax Consequences

The following is a summary of certain U.S. federal income tax consequences of awards made under the 2025 Plan, based upon the laws in effect on the date hereof. The discussion is general in nature and does not take into account a number of considerations which may apply in light of the circumstances of a particular participant under the Plan. The income tax consequences under applicable state and local tax laws may not be the same as under federal income tax laws.

Non-Qualified Stock Options. A participant will not recognize taxable income at the time of grant of a non-qualified stock option, and we will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and we generally will be entitled to a corresponding deduction.

Incentive Stock Options. A participant will not recognize taxable income at the time of grant of an incentive stock option. A participant will not recognize taxable income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date the shares were transferred, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and we will not be entitled to any deduction. If, however, such shares are disposed of within either of such two- or one-year periods, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of the amount realized upon such disposition and the fair market value of such shares on the date of exercise over the exercise price, and we generally will be entitled to a corresponding deduction.

Stock Appreciation Rights. A participant will not recognize taxable income at the time of grant of a SAR, and we will not be entitled to a tax deduction at such time. Upon exercise, a participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) equal to the fair market value of any shares delivered and the amount of cash paid by us, and we generally will be entitled to a corresponding deduction.

Restricted Stock. A participant will not recognize taxable income at the time of grant of restricted stock, and we will not be entitled to a tax deduction at such time, unless the participant makes an election under Section 83(b) of the Internal Revenue Code to be taxed at such time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares.

Restricted Stock Units. A participant will not recognize taxable income at the time of grant of a restricted stock unit award, and we will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of

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settlement of the award equal to the fair market value of any shares delivered and the amount of cash paid by us, and we generally will be entitled to a corresponding deduction.

Other Share-Based Awards and Cash Awards. Generally, participants will recognize taxable income at the time of payment of cash awards and at the time of settlement of other share-based awards (with the amount of income recognized pursuant to other share-based awards generally being equal to the amount of cash and the fair market value of any shares delivered under the award). We generally will be entitled to a corresponding deduction.

Section 162(m). Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1 million paid to each covered employee (which generally includes the named executive officers). This deduction limit may apply to awards granted under the Plan.

Section 409A. Section 409A of the Internal Revenue Code imposes certain restrictions upon the payment of nonqualified deferred compensation. We intend that awards granted under the 2025 Plan will be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Internal Revenue Code. However, the Company does not warrant the tax treatment of any award under Section 409A or otherwise.

Registration with the SEC

The Company intends to file a Registration Statement on Form S-8 relating to the issuance of shares under the 2025 Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, after approval of the 2025 Plan by the Company’s stockholders.

New Plan Benefits

Because it is within the discretion of the Compensation Committee to determine which non-employee directors, employees and consultants will receive awards and the amount and type of such awards, it is not presently possible to determine the number of individuals to whom awards will be made in the future under the 2025 Plan or the amount of such awards.

Board Recommendation

The Board of Directors UNANIMOUSLY recommends that you vote “FOR” the approval of the Wabash National Corporation 2025 Omnibus Incentive Plan.

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Beneficial Ownership Information

Beneficial Ownership of Common Stock

The following table sets forth certain information as of March 19, 2025 (unless otherwise specified), with respect to the beneficial ownership of our Common Stock by each person who is known to own beneficially more than 5% of the outstanding shares of Common Stock, each person currently serving as a director, each nominee for director, each NEO (as defined in the Compensation Discussion & Analysis above), and all directors and executive officers as a group:

NAME AND ADDRESS OF BENEFICIAL OWNER	SHARES OF COMMON STOCK BENEFICIALLY OWNED (1)		PERCENT OF CLASS (ROUNDED)

BlackRock, Inc.
50 Hudson Yards New York, New York 10001	8,021,031	(2)	17.4%

The Vanguard Group
100 Vanguard Boulevard Malvern, Pennsylvania 19355	5,315,253	(3)	12.08%

Dimensional Fund Advisors LP
6300 Bee Cave Road, Building One Austin, Texas 78746	2,838,806	(4)	6.2%

Therese M. Bassett	39,749	(5)	*

John G. Boss	99,367	(6)	*

Trent J. Broberg	9,918	(7)	*

M. Kristin Glazner	84,359	(8)	*

Patrick J. Keslin	2,728	(9)	*

Larry J. Magee	96,149	(10)	*

Ann D. Murtlow	77,372	(11)	*

Kevin J. Page	60,306	(12)	*

Michael N. Pettit	85,493	(13)	*

Sudhanshu Priyadarshi	6,386	(14)	*

Dustin T. Smith	27,778		*

Scott K. Sorensen	103,666	(15)	*

Stuart A. Taylor II	41,568	(16)	*

Brent L. Yeagy	286,326	(17)	*

All of our directors and current executive officers as a group (14 persons)	934,694	(18)	2.21%

*	Less than one percent

(1)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to restricted stock units and/or performance stock units are not deemed outstanding by the Company for purposes of reporting on Common Stock outstanding. As such, only those units that will vest within 60 days of March 19, 2025 are deemed outstanding for purposes of computing the percentage ownership of the person holding such units. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of March 19, 2025 are deemed outstanding for purposes of computing the percentage ownership of the person holding such options, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except where indicated otherwise, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)

Based solely on the Schedule 13G/A filed January 19, 2024 reflecting holdings as of December 31, 2023 by BlackRock, Inc. on its own behalf and on behalf of its subsidiaries BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited and Blackrock Fund Managers Ltd (collectively, the

88	2025 Proxy Statement	WABASH NATIONAL CORPORATION

Beneficial Ownership Information

“BlackRock Subsidiaries”). BlackRock, Inc. has sole voting power with respect to 7,943,517 shares and sole dispositive power over 8,021,031 shares. BlackRock, Inc. does not have shared voting power or shared dipositive power with respect to any shares. None of the BlackRock Subsidiaries claim beneficial ownership of 5% or greater of the outstanding shares of Common Stock except for BlackRock Fund Advisors.

(3)

Based solely on the Schedule 13G/A filed November 12, 2024 reflecting holdings as of September 30, 2024 by The Vanguard Group. The Vanguard Group does not have sole voting power with respect to any shares. The Vanguard Group has shared voting power with respect to 36,455 shares, sole dispositive power with respect to 5,236,179 shares, and shared dispositive power with respect to 79,074 shares. None of the Vanguard Group’s subsidiaries claim beneficial ownership of 5% or greater of the outstanding shares of Common Stock.

(4)

Based solely on the Schedule 13G/A filed February 9, 2024 reflecting holdings as of December 29, 2023 by Dimensional Fund Advisors LP and its subsidiaries. Dimensional Fund Advisors LP has sole voting power with respect to 2,782,668 shares and sole dispositive power with respect to 2,838,806 shares. Dimensional Fund Advisors LP does not have shared voting power or shared dipositive power with respect to any shares. None of Dimensional Fund Advisors LP’s subsidiaries claim beneficial ownership of 5% or greater of the outstanding shares of Common Stock.

(5)	Excludes 6,307 unvested restricted stock units held by Ms. Bassett that will vest more than 60 days after March 19, 2025.

(6)	Excludes 6,307 unvested restricted stock units held by Mr. Boss that will vest more than 60 days after March 19, 2025.

(7)	Excludes 6,307 unvested restricted stock units held by Mr. Broberg that will vest more than 60 days after March 19, 2025.

(8)	Excludes 56,844 unvested restricted stock units held by Ms. Glazner that will vest more than 60 days after March 19, 2025.

(9)	Excludes 27,354 unvested restricted stock units held by Mr. Keslin that will vest more than 60 days after March 19, 2025.

(10)	Excludes 6,307 unvested restricted stock units held by Mr. Magee that will vest more than 60 days after March 19, 2025.

(11)

Through a family estate planning structure, Ms. Murtlow shares voting and investment power on all shares with her spouse (other than with respect to any deferred shares). Excludes 6,307 unvested restricted stock units held by Ms. Murtlow that will vest more than 60 days after March 19, 2025.

(12)	Excludes 23,220 unvested restricted stock units held by Mr. Page that will vest more than 60 days after March 19, 2025.

(13)	Excludes 85,921 unvested restricted stock units held by Mr. Pettit that will vest more than 60 days after March 19, 2025.

(14)	Excludes 6,307 unvested restricted stock units held by Mr. Priyadarshi that will vest more than 60 days after March 19, 2025.

(15)

Through a family estate planning structure, Mr. Sorensen shares voting and investment power on all reported shares with his spouse (other than with respect to any deferred shares). Excludes 6,307 unvested restricted stock units held by Mr. Sorensen that will vest more than 60 days after March 19, 2025.

(16)	Excludes 6,307 unvested restricted stock units held by Mr. Taylor that will vest more than 60 days after March 19, 2025.

(17)	Excludes 298,800 unvested restricted stock units held by Mr. Yeagy that will vest more than 60 days after March 19, 2025.

(18)	Excludes 588,724 unvested restricted stock units held by all of our directors and current executive officers as a group.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and 10% stockholders to file reports of ownership of our equity securities. To our knowledge, based solely on our review of the copies of such forms furnished to us in 2024 and written representations from our executive officers and directors, we believe that all Section 16(a) filing requirements of our directors and executive officers were timely met.

WABASH NATIONAL CORPORATION	2025 Proxy Statement	89

General Information

Availability of Certain Documents

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 is posted with this Proxy Statement. You also may obtain additional copies without charge and without the exhibits by writing to: Wabash National Corporation, Attention: Corporate Secretary, 3900 McCarty Lane, Lafayette, Indiana 47905. These documents also are available through our website at www.onewabash.com.

The charters for our Audit, Compensation, Nominating, Corporate Governance and Sustainability, and Finance Committees, as well as our Corporate Governance Guidelines and the Codes, are available on the Governance/Governance Documents page of the Investor Relations section of our website at ir.onewabash.com and are available in print without charge by writing to: Wabash National Corporation, Attention: Corporate Secretary, 3900 McCarty Lane, Lafayette, Indiana 47905.

Communications with the Board of Directors

Stockholders or other interested persons wishing to make known complaints or concerns about our accounting, internal accounting controls or auditing matters, or bring other concerns to the Board or the Audit Committee, or to otherwise communicate with our independent directors as a group or the entire Board, individually or as a group, may do so by sending an email to board@onewabash.com, or by writing to Wabash National Corporation, Attention: General Counsel, 3900 McCarty Lane, Lafayette, Indiana 47905. You may report your concerns anonymously or confidentially.

Stockholder Proposals and Nominations

Stockholder Proposals for Inclusion in 2026 Proxy Statement. To be eligible for inclusion in the proxy statement for our 2026 Annual Meeting, stockholder proposals must be received by the Company’s Corporate Secretary no later than the close of business on December 2, 2025. However, if the date of the 2026 Annual Meeting has changed by more than 30 days from the date of the 2025 Annual Meeting indicated herein, then stockholder proposals must be received a reasonable time before the Company begins to print and send its proxy materials for the 2026 Annual Meeting. Proposals should be sent to Wabash National Corporation, Attention: Corporate Secretary, 3900 McCarty Lane, Lafayette, Indiana 47905 and follow the procedures required by Rule 14a-8 of the Exchange Act.

Stockholder Director Nominations and Other Stockholder Proposals for Presentation at the 2026 Annual Meeting. Under our Bylaws, written notice of stockholder nominations to the Board of Directors and any other business proposed by a stockholder to be brought before an annual meeting that is not included in our proxy statement must be delivered to the Company’s Corporate Secretary no later than the close of business of the 90th day prior nor more than the close of business of the 120th day prior to the first anniversary of the preceding year’s annual meeting. Accordingly, any stockholder who wishes to have a nomination or other business considered at the 2026 Annual Meeting must deliver a written notice (containing the information specified in our Bylaws regarding the stockholder, the nominee and the proposed action, as appropriate) to the Company’s Corporate Secretary between the close of business on January 14, 2026 and the close of business on February 13, 2026. However, if the date of the 2026 Annual Meeting is more than 30 days before or after the first anniversary of the 2025 Annual Meeting, any stockholder who wishes to have a nomination or other business considered at the 2026 Annual Meeting must deliver written notice (containing the information specified in our Bylaws regarding the stockholder, the nominee and the proposed action, as appropriate) to the Company’s Corporate Secretary not earlier than the close of business on the 120th day prior to such Annual Meeting and not later than the close of business of the 90th day prior to such Annual Meeting or the tenth day following the public announcement of such Annual Meeting. SEC rules permit management to vote proxies in its discretion with respect to such matters if we advise stockholders how management intends to vote. A nomination or other proposal will be disregarded if it does not

90	2025 Proxy Statement	WABASH NATIONAL CORPORATION

General Information

comply with the above procedure and any additional requirements set forth in our Bylaws. Please note that these requirements are separate from the SEC’s requirements to have your proposal included in our proxy materials. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the additional information required by Rule 14a-19 under the Exchange Act of 1934 between the close of business on January 14, 2026 and the close of business on February 13, 2026.

Householding of Proxy Materials

Stockholders residing in the same household who hold their stock through a bank or broker may receive only one set of proxy materials in accordance with a notice sent earlier by their bank or broker. This practice of sending only one copy of proxy materials is called “householding” and this practice saves us money in printing and distribution costs and reduces the environmental impact of our Annual Meeting. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the stockholders within the household. We will deliver promptly, upon written or oral request, a separate copy of the proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive separate copies of the proxy materials, now or in the future, should submit a request to the Company by telephone at (765) 771-5310 or by submitting a written request to Wabash National Corporation c/o Director-Investor Relations, 3900 McCarty Lane, Lafayette, IN 47905.

If you hold your shares in “street name” and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker.

By Order of the Board of Directors,

M. Kristin Glazner

Senior Vice President, Chief Administrative Officer,

Corporate Secretary

WABASH NATIONAL CORPORATION	2025 Proxy Statement	91

Exhibit A

Wabash National Corporation 2025 Omnibus Incentive Plan

1.	Establishment, Purpose, Duration.

a. Establishment. Wabash National Corporation (the “Company”) hereby establishes an equity compensation plan to be known as the Wabash National Corporation 2025 Omnibus Incentive Plan (the “Plan”). The Plan was approved by the Board on February 12, 2025, and will become effective upon approval of the Plan by the stockholders of the Company (the date of such stockholder approval being the “Effective Date”). Definitions of capitalized terms used in the Plan are contained in Section 2 of the Plan.

b. Purpose. The purpose of the Plan is to attract and retain Directors, key Employees and Consultants of the Company and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.

c. Duration. No Award may be granted under the Plan after the day immediately preceding the tenth (10th) anniversary of the Effective Date, or such earlier date as the Board shall determine. Notwithstanding the foregoing, no ISOs may be granted more than ten (10) years after the earlier of approval by the Board or the stockholders of the Plan (or any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code). The Plan will remain in effect with respect to outstanding Awards until no Awards remain outstanding.

d. Termination of 2017 Plan. If the Company’s stockholders approve the Plan, the Wabash National Corporation 2017 Omnibus Incentive Plan (the “2017 Plan”) will terminate in its entirety effective on the Effective Date and no further awards will be granted under the 2017 Plan after the Effective Date; provided that all outstanding awards under the 2017 Plan as of the Effective Date shall remain outstanding and shall be administered and settled in accordance with the provisions of the 2017 Plan.

2.	Definitions. As used in the Plan, the following definitions shall apply.

“2017 Plan” has the meaning given such term in Section 1(d).

“Applicable Laws” means the applicable requirements relating to the administration of equity-based compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, the rules of any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan.

“Award” means an award of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Share-Based Awards, or Cash Awards granted pursuant to the terms and conditions of the Plan.

“Award Agreement” means either: (a) an agreement, in written or electronic format, entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under the Plan; or (b) a statement, in written or electronic format, issued by the Company to a Participant describing the terms and provisions of such Award, which need not be signed by the Participant.

“Board” means the Board of Directors of the Company.

“Cash Award” shall mean a cash Award granted pursuant to Section 11 of the Plan.

“Cause” shall mean, with respect to any Participant, as determined by the Committee and unless otherwise provided in an applicable Award Agreement or other written agreement between such Participant and the Company or a Subsidiary, or in a Company severance plan applicable to such Participant, (a) the Participant’s willful and continued failure to perform his or her principal duties (other than any such failure resulting from

WABASH NATIONAL CORPORATION	2025 Proxy Statement	A-1

Exhibit A

vacation, leave of absence, or incapacity due to injury, accident, illness, or physical or mental capacity) as reasonably determined by the Committee in good faith after the Participant has been given written, dated notice by the Committee specifying in reasonable detail his or her failure to perform and specifying a reasonable period of time, but in any event not less than twenty (20) business days, to correct the problems set forth in the notice; (b) the Participant’s chronic alcoholism or addiction to non-medically prescribed drugs; (c) the Participant’s theft or embezzlement of the Company’s (or a Subsidiary’s) money, equipment, securities, or other property; (d) the conviction of the Participant of, or the entry of a plea of guilty or nolo contendere by the Participant to, any felony or misdemeanor involving moral turpitude or dishonesty; or (e) the Participant’s material breach of any employment or similar agreement with the Company or a Subsidiary, and the failure of the Participant to cure such breach within ten (10) business days of written notice thereof specifying the breach. No act or omission on the part of a Participant shall be considered willful unless it is done by the Participant in bad faith or with Participant out reasonable belief that the Participant’s action was in the best interests of the Company. Any act or omission based upon authority given pursuant to a resolution duly adopted by the Committee or the Board or based upon the advice of counsel of the Company shall be conclusively deemed to be done by the Participant in good faith and in the best interests of the Company.

“Change in Control” means, unless otherwise provided in an applicable Award Agreement, (a) the dissolution or liquidation of the Company or the consummation of a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity (but, for purposes of clarity, a Change in Control does not include a mere change in state of incorporation or similar transaction), (b) a sale of substantially all of the assets of the Company to another person or entity, or (c) the consummation of any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity owning 50% or more of the combined voting power of all classes of stock of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or such other committee or subcommittee of the Board as may be duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. To the extent required by Applicable Laws, the Committee shall consist of two or more members of the Board, each of whom is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act and an “independent director” within the meaning of applicable rules of any securities exchange upon which Shares are listed.

“Company” has the meaning given such term in Section 1(a) and any successor thereto.

“Consultant” means an independent contractor who (a) performs services for the Company or a Subsidiary in a capacity other than as an Employee or Director, and (b) qualifies as a consultant or advisor under the applicable rules of the SEC for registration of shares on a Form S-8 Registration Statement.

“Cutoff Date” has the meaning given such term in Section 3(a).

“Date of Grant” means the date specified by the Committee on which the grant of an Award is to be effective. The Date of Grant shall not be earlier than the date of the resolution and action therein by the Committee. In no event shall the Date of Grant be earlier than the Effective Date.

“Director” means any individual who is a member of the Board and who is not an Employee.

“Effective Date” has the meaning given such term in Section 1(a).

A-2	2025 Proxy Statement	WABASH NATIONAL CORPORATION

Exhibit A

“Employee” means any employee of the Company or a Subsidiary; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, the term “Employee” has the meaning given to such term in Section 3401(c) of the Code, as interpreted by the regulations thereunder and Applicable Law.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

“Fair Market Value” means the value of one Share on any relevant date, determined under the following rules: (a) the closing sale price per Share on that date as reported on the New York Stock Exchange or such other principal exchange on which Shares are then trading, if any, or if there are no sales on that date, on the next preceding trading day during which a sale occurred; (b) if the Shares are not reported on a principal exchange or national market system, the average of the closing bid and asked prices last quoted on that date by an established quotation service for over-the-counter securities; or (c) if neither (a) nor (b) applies, (i) with respect to Stock Options, Stock Appreciation Rights and any Award of stock rights that is subject to Section 409A of the Code, the value as determined by the Committee through the reasonable application of a reasonable valuation method, taking into account all information material to the value of the Company, within the meaning of Section 409A of the Code, and (ii) with respect to all other Awards, the fair market value as determined by the Committee in good faith.

“Good Reason” shall be applicable under the Plan with respect to a Participant only to the extent provided in the applicable Award Agreement, or if such Participant is a party to an applicable employment agreement or other written agreement with the Company or a Subsidiary that defines such term, or if such Participant participates in a Company severance plan that defines such term, in which case, “Good Reason” shall have the meaning given such term with respect to such Participant in the applicable Award Agreement, employment agreement, other written agreement or severance plan.

“Incentive Stock Option” or “ISO” means a Stock Option that is designated as an Incentive Stock Option and that is intended to meet the requirements of Section 422 of the Code.

“Nonqualified Stock Option” means a Stock Option that is not intended to meet the requirements of Section 422 of the Code or otherwise does not meet such requirements.

“Other Share-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of the Plan, granted in accordance with the terms and conditions set forth in Section 10.

“Participant” means any eligible individual as set forth in Section 5 who holds one or more outstanding Awards.

“Performance Objectives” means any performance objective or objectives established by the Committee with respect to an Award granted pursuant to the Plan. Any Performance Objectives may relate to the performance of the Company or one or more of its Subsidiaries, divisions, departments, units, functions, partnerships, joint ventures or minority investments, product lines or products, or the performance of the individual Participant, and may include, without limitation, Performance Objectives based on one or more of the following criteria: (i) total stockholder return; (ii) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index; (iii) net income; (iv) pretax earnings; (v) earnings before interest expense, taxes, depreciation and amortization; (vi) earnings before interest expense, taxes, depreciation and amortization and before bonuses, service fees, and extraordinary or special items; (vii) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (viii) operating margin; (ix) operating income; (x) earnings per share; (xi) return

WABASH NATIONAL CORPORATION	2025 Proxy Statement	A-3

Exhibit A

measures (including return on equity, return on capital, return on invested capital, return on investment, and/or return on net assets); (xii) operating earnings; (xiii) working capital; (xiv) ratio of debt to stockholders’ equity; (xv) free cash flow; (xvi) revenue; (xvii) stock price; or (xviii) or any other criteria that the Committee determines in its sole discretion to be appropriate. In establishing a Performance Objective or determining the achievement of a Performance Objective, the Committee may provide that achievement of the applicable Performance Objectives may be amended or adjusted to include or exclude components of any Performance Objective, including, without limitation, foreign exchange gains and losses, asset write-downs, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles. Performance Objectives shall be subject to such other special rules and conditions as the Committee may establish at any time.

“Plan” means this Wabash National Corporation 2025 Omnibus Incentive Plan, as amended from time to time.

“Restricted Stock” means Shares granted or sold pursuant to Section 8 as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 8 has expired.

“Restricted Stock Unit” means a grant or sale of the right to receive Shares or cash at the end of a specified restriction period made pursuant to Section 9.

“SEC” means the United States Securities and Exchange Commission.

“Share” means a share of common stock of the Company, $0.01 par value per share, or any security into which such Share may be changed by reason of any transaction or event of the type referred to in Section 15.

“Stock Appreciation Right” means a right granted pursuant to Section 7.

“Stock Option” means a right to purchase a Share granted to a Participant under the Plan in accordance with the terms and conditions set forth in Section 6. Stock Options may be either Incentive Stock Options or Nonqualified Stock Options.

“Subsidiary” means: (a) with respect to an Incentive Stock Option, a “subsidiary corporation” as defined under Section 424(f) of the Code; and (b) for all other purposes under the Plan, any corporation or other entity in which the Company owns, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

“Substitute Award” means an Award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of a Stock Option or Stock Appreciation Right.

“Ten Percent Stockholder” shall mean any Participant who owns more than 10% of the combined voting power of all classes of stock of the Company, within the meaning of Section 422 of the Code.

3.	Shares Available Under the Plan.

a. Shares Available for Awards. Subject to adjustment as provided in Section 15 and the Share counting provisions below, as of the Effective Date, the maximum number of Shares that may be issued pursuant to Awards granted under the Plan, shall be 2,190,5701 less one Share for every one Share subject to an Award granted

[1]	The 2,190,570 Shares reflects 880,570 Shares that remained available for grant under the 2017 Plan as of the Cutoff Date, plus 1,310,000 newly authorized Shares.

A-4	2025 Proxy Statement	WABASH NATIONAL CORPORATION

Exhibit A

under the 2017 Plan after February 28, 2025 (the “Cutoff Date”) and prior to the Effective Date. Out of such aggregate, the maximum number of Shares that may be covered by Incentive Stock Options shall not exceed 2,190,570 Shares, subject to adjustment as provided in Section 15. Shares issued or delivered pursuant to an Award may be authorized but unissued Shares, treasury Shares, including Shares purchased in the open market, or a combination of the foregoing.

b. Share Counting. Any Shares related to Awards, whether granted under this Plan or the 2017 Plan, that at any time on or after the Cutoff Date, terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares (including but not limited to settlement of an Award at less than the target number of shares), are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares for Awards not involving Shares, shall be available again (or, with respect to awards granted under the 2017 Plan, shall be added to the shares available) for grant under this Plan. Shares covered by Substitute Awards shall not count as used under the Plan for purposes of Section 3. In addition, Shares related to Awards, whether granted under this Plan or the 2017 Plan, that at any time after the Cutoff Date are used to pay the withholding taxes related to any outstanding Award other than a Stock Option or Stock Appreciation Right shall be available again (or, with respect to awards other than options or stock appreciation rights granted under the 2017 Plan, shall be added to the shares available) for grant under this Plan. This Section 3(b) shall apply to the number of Shares reserved and available for Incentive Stock Options only to the extent consistent with applicable Treasury regulations relating to Incentive Stock Options under the Code.

c. Prohibition of Certain Share Recycling. The following Shares subject to an Award shall not again be available for grant as described above, regardless of whether those Shares are actually issued or delivered to the Participant: (i) Shares tendered by the Participant or withheld by the Company or any Subsidiary in payment of the exercise price of a Stock Option; (ii) Shares tendered by the Participant or withheld by the Company or any Subsidiary to satisfy a tax withholding obligation with respect to a Stock Option or Stock Appreciation Right; and (iii) Shares that are repurchased by the Company with Stock Option proceeds. Without limiting the foregoing, with respect to any Stock Appreciation Right that is settled in Shares, the full number of Shares subject to the Award shall count against the number of Shares available for Awards under the Plan regardless of the number of Shares used to settle the Stock Appreciation Right upon exercise.

d. Limit on Director Awards. Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (determined as of the applicable Date(s) of Grant in accordance with applicable financial accounting rules) of all Awards granted to any Director during any single calendar year, taken together with any cash fees paid to such person during such calendar year, in each case for service as a Director, shall not exceed $750,000 (excluding Awards made pursuant to deferred compensation arrangements made in lieu of all or a portion of cash retainers and any dividends payable in respect of outstanding Awards).

4.	Administration of the Plan.

a. In General. The Plan shall be administered by the Committee. Except as otherwise provided by the Board, the Committee shall have full and final authority in its discretion to take all actions determined by the Committee to be necessary in the administration of the Plan, including, without limitation, discretion to: select Award recipients; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; grant waivers of terms, conditions, restrictions and limitations applicable to any Award, or accelerate the vesting or exercisability of any Award, in a manner consistent with the Plan; construe and interpret the Plan and any Award Agreement or other agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and take such other action, not inconsistent with the terms of the Plan, as the Committee deems appropriate. To the extent permitted by Applicable Laws, the

WABASH NATIONAL CORPORATION	2025 Proxy Statement	A-5

Exhibit A

Committee may, in its discretion, delegate to one or more Directors or Employees any of the Committee’s authority under the Plan. The acts of any such delegates shall be treated hereunder as acts of the Committee with respect to any matters so delegated.

b. Determinations. The Committee shall have no obligation to treat Participants or eligible Participants uniformly, and the Committee may make determinations under the Plan selectively among Participants who receive, or Employees or Directors who are eligible to receive, Awards (whether or not such Participants or eligible Employees or Directors are similarly situated). All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, stockholders, Directors, Employees, Participants and their estates and beneficiaries.

c. Authority of the Board. The Board may reserve to itself any or all of the authority or responsibility of the Committee under the Plan or may act as the administrator of the Plan for any and all purposes. To the extent the Board has reserved any such authority or responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4(c)) shall include the Board. To the extent that any action of the Board under the Plan conflicts with any action taken by the Committee, the action of the Board shall control.

d. Indemnification. The Company will indemnify and hold harmless each member of the Board and the Committee, and each Director or Employee to whom a delegation under Section 4(a) has been made, as to any acts or omissions with respect to this Plan or any Award to the maximum extent that applicable law and the Company’s governing documents permit.

5. Eligibility and Participation. Each Employee, Director and Consultant shall be eligible to participate in the Plan upon selection by the Committee. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, Directors and Consultants those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by Applicable Law and the amount of each Award.

6. Stock Options. Subject to the terms and conditions of the Plan, Stock Options may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

a. Award Agreement. Each Stock Option shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Option, the number of Shares covered by the Stock Option, the conditions upon which the Stock Option shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan (including, but not limited to, the minimum vesting provisions of Section 12). The Award Agreement also shall specify whether the Stock Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option. No dividend equivalents may be granted with respect to the Shares underlying a Stock Option.

b. Exercise Price. The exercise price per Share of a Stock Option shall be determined by the Committee at the time the Stock Option is granted and shall be specified in the related Award Agreement; provided, however, that, other than in the case of Substitute Awards, in no event shall the exercise price per Share of any Stock Option be less than one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant.

c. Term. The term of a Stock Option shall be determined by the Committee and set forth in the related Award Agreement; provided, however, that in no event shall the term of any Stock Option exceed ten (10) years from its Date of Grant.

A-6	2025 Proxy Statement	WABASH NATIONAL CORPORATION

Exhibit A

d. Exercisability. Stock Options shall become vested and exercisable at such times and upon such terms and conditions as shall be determined by the Committee and set forth in the related Award Agreement. Such terms and conditions may include, without limitation, the satisfaction of (i) one or more Performance Objectives, and (ii) time-based vesting requirements.

e. Exercise of Stock Options. Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Option may be exercised for all or any portion of the Shares for which it is then exercisable. A Stock Option shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Company which sets forth the number of Shares with respect to which the Stock Option is to be exercised and full payment of the exercise price for such Shares. The exercise price of a Stock Option may be paid, in the discretion of the Committee and as set forth in the applicable Award Agreement: (i) in cash or its equivalent; (ii) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate exercise price; (iii) by a cashless exercise (including by withholding Shares otherwise deliverable upon exercise and through a broker-assisted arrangement to the extent permitted by Applicable Laws); (iv) by a combination of the methods described in clauses (i), (ii) and/or (iii); or (v) through any other method approved by the Committee in its sole discretion. As soon as practicable after receipt of the notification of exercise and full payment of the exercise price, the Company shall cause the appropriate number of Shares to be issued to the Participant.

f. Special Rules Applicable to Incentive Stock Options. Notwithstanding any other provision in the Plan to the contrary:

(i) Incentive Stock Options may be granted only to Employees of the Company and its Subsidiaries. The terms and conditions of Incentive Stock Options shall be subject to and comply with the requirements of Section 422 of the Code.

(ii) To the extent that the aggregate Fair Market Value of the Shares (determined as of the Date of Grant) with respect to which an Incentive Stock Option is exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) is greater than $100,000 (or such other amount specified in Section 422 of the Code), as calculated under Section 422 of the Code, then the Stock Option shall be treated as a Nonqualified Stock Option.

(iii) No Incentive Stock Option shall be granted to any Participant who, on the Date of Grant, is a Ten Percent Stockholder, unless (x) the exercise price per Share of such Incentive Stock Option is at least one hundred and ten percent (110%) of the Fair Market Value of a Share on the Date of Grant, and (y) the term of such Incentive Stock Option shall not exceed five (5) years from the Date of Grant.

7. Stock Appreciation Rights. Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

a. Award Agreement. Each Stock Appreciation Right shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Appreciation Right, the number of Shares covered by the Stock Appreciation Right, the conditions upon which the Stock Appreciation Right shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan (including, but not limited to, the minimum vesting provisions of Section 12). No dividend equivalents may be granted with respect to the Shares underlying a Stock Appreciation Right.

WABASH NATIONAL CORPORATION	2025 Proxy Statement	A-7

Exhibit A

b. Exercise Price. The exercise price per Share of a Stock Appreciation Right shall be determined by the Committee at the time the Stock Appreciation Right is granted and shall be specified in the related Award Agreement; provided, however, that, other than in the case of Substitute Awards, in no event shall the exercise price per Share of any Stock Appreciation Right be less than one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant.

c. Term. The term of a Stock Appreciation Right shall be determined by the Committee and set forth in the related Award Agreement; provided, however, that in no event shall the term of any Stock Appreciation Right exceed ten (10) years from its Date of Grant.

d. Exercisability of Stock Appreciation Rights. A Stock Appreciation Right shall become vested and exercisable at such times and upon such terms and conditions as may be determined by the Committee and set forth in the related Award Agreement. Such terms and conditions may include, without limitation, the satisfaction of (i) one or more Performance Objectives, and (ii) time-based vesting requirements.

e. Exercise of Stock Appreciation Rights. Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Appreciation Right may be exercised for all or any portion of the Shares for which it is then exercisable. A Stock Appreciation Right shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Company which sets forth the number of Shares with respect to which the Stock Appreciation Right is to be exercised. Upon exercise, a Stock Appreciation Right shall entitle a Participant to an amount equal to (i) the excess of (A) the Fair Market Value of a Share on the exercise date over (B) the exercise price per Share, multiplied by (ii) the number of Shares with respect to which the Stock Appreciation Right is exercised. A Stock Appreciation Right may be settled in whole Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

8. Restricted Stock. Subject to the terms and conditions of the Plan, Restricted Stock may be granted or sold to Participants in such number of Shares, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

a. Award Agreement. Each Restricted Stock Award shall be evidenced by an Award Agreement that shall specify the number of Shares of Restricted Stock, the restriction period(s) applicable to the Restricted Stock, the conditions upon which the restrictions on the Restricted Stock will lapse and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan (including, but not limited to, the minimum vesting provisions of Section 12).

b. Terms, Conditions and Restrictions. The Committee shall impose such other terms, conditions and/or restrictions on any Restricted Stock as it may deem advisable, including, without limitation, a requirement that the Participant pay a purchase price for each Share of Restricted Stock, restrictions based on the achievement of specific Performance Objectives, time-based restrictions or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock. Unless otherwise provided in the related Award Agreement or required by applicable law, the restrictions imposed on Restricted Stock shall lapse upon the expiration or termination of the applicable restriction period and the satisfaction of any other applicable terms and conditions.

c. Custody of Certificates. To the extent deemed appropriate by the Committee, the Company may retain any certificates representing Restricted Stock in the Company’s possession until such time as all terms, conditions and/or restrictions applicable to such Restricted Stock have been satisfied or lapse.

A-8	2025 Proxy Statement	WABASH NATIONAL CORPORATION

Exhibit A

d. Rights Associated with Restricted Stock during Restriction Period. During any restriction period applicable to Restricted Stock: (i) the Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated; (ii) unless otherwise provided in the related Award Agreement, the Participant shall be entitled to exercise full voting rights associated with such Restricted Stock; and (iii) the Participant shall be entitled to all dividends and other distributions paid with respect to such Restricted Stock during the restriction period; provided, however, that any dividends with respect to unvested Restricted Stock shall be accumulated or deemed reinvested in additional Restricted Stock until such Award is earned and vested, and shall be subject to the same terms and conditions as the original Award (including service-based vesting conditions and any Performance Objectives).

9. Restricted Stock Units. Subject to the terms and conditions of the Plan, Restricted Stock Units may be granted or sold to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

a. Award Agreement. Each Restricted Stock Unit Award shall be evidenced by an Award Agreement that shall specify the number of units, the restriction period(s) applicable to the Restricted Stock Units, the conditions upon which the restrictions on the Restricted Stock Units will lapse, the time and method of payment of the Restricted Stock Units, and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan (including, but not limited to, the minimum vesting provisions of Section 12).

b. Terms, Conditions and Restrictions. The Committee shall impose such other terms, conditions and/or restrictions on any Restricted Stock Units as it may deem advisable, including, without limitation, a requirement that the Participant pay a purchase price for each Restricted Stock Unit, restrictions based on the achievement of specific Performance Objectives or time-based restrictions or holding requirements.

c. Form of Settlement. Restricted Stock Units may be settled in whole Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

d. Dividend Equivalents. Restricted Stock Units may provide the Participant with dividend equivalents, payable either in cash or in additional Shares, as determined by the Committee in its sole discretion and set forth in the related Award Agreement; provided, however, that any dividend equivalents with respect to unvested Restricted Stock Units shall be accumulated or deemed reinvested in additional Restricted Stock Units until such Award is earned and vested, and shall be subject to the same terms and conditions as the original Award (including service-based vesting conditions and any Performance Objectives).

10. Other Share-Based Awards. Subject to the terms and conditions of the Plan, Other Share-Based Awards may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion. Other Share-Based Awards are Awards that are valued in whole or in part by reference to, or otherwise based on the Fair Market Value of, Shares, and shall be in such form as the Committee shall determine, including without limitation, unrestricted Shares or time-based or performance-based units that are settled in Shares and/or cash.

a. Award Agreement. Each Other Share-Based Award shall be evidenced by an Award Agreement that shall specify the terms and conditions upon which the Other Share-Based Award shall become vested, if applicable, the time and method of settlement, the form of settlement and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan (including, but not limited to, the minimum vesting provisions of Section 12).

WABASH NATIONAL CORPORATION	2025 Proxy Statement	A-9

Exhibit A

b. Form of Settlement. An Other Share-Based Award may be settled in whole Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

c. Dividend Equivalents. Other Share-Based Awards may provide the Participant with dividend equivalents, payable either in cash or in additional Shares, as determined by the Committee in its sole discretion and set forth in the related Award Agreement; provided, however, that any dividend equivalents with respect to unvested Other Share-Based Awards shall be accumulated or deemed reinvested until such Award is earned and vested, and shall be subject to the same terms and conditions as the original Award (including service-based vesting conditions and any Performance Objectives).

11. Cash Awards. Subject to the terms and conditions of the Plan, Cash Awards may be granted to Participants in such amounts and upon such other terms and conditions as shall be determined by the Committee in its sole discretion. Each Cash Award shall be evidenced by an Award Agreement that shall specify the payment amount or payment range, the time and method of settlement and the other terms and conditions, as applicable, of such Award which may include, without limitation, restrictions based on the achievement of specific Performance Objectives.

12. Minimum Vesting Provisions; Discretion to Accelerate Vesting.

a. Minimum Vesting. Subject to Sections 20 and 21(b) of the Plan, all Awards granted under the Plan that may be settled in Shares must have a minimum vesting period of one (1) year from the date of grant (excluding, for this purpose, any (i) Substitute Awards, (ii) Shares delivered in lieu of fully vested cash Awards, and (iii) Awards to Directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting), provided that such minimum vesting period will not apply to Awards with respect to up to five percent (5%) of the total number of Shares reserved pursuant to Section 3(a).

b. Discretion to Accelerate. Notwithstanding Section 12(a), the Committee may accelerate the vesting of an Award or deem an Award to be earned, in whole or in part, in the event of a Change in Control, or a Participant’s death, disability, retirement, or termination without cause (in each case as determined by the Committee) or upon any other event as determined by the Committee in its sole and absolute discretion.

13. Compliance with Section 409A. Awards granted under the Plan shall be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. To the extent that the Committee determines that any award granted under the Plan is subject to Section 409A of the Code, the Award Agreement shall incorporate the terms and conditions necessary to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant. Notwithstanding any other provision of the Plan or any Award Agreement (unless the Award Agreement provides otherwise with specific reference to this Section 13): (a) an Award shall not be granted, deferred, accelerated, extended, paid out, settled, substituted or modified under the Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant; and (b) if an Award is subject to Section 409A of the Code, and if the Participant holding the award is a “specified employee” (as defined in Section 409A of the Code, with such classification to be determined in accordance with the methodology established by the Company), then, to the extent required to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant, no distribution or payment of any amount shall be made before the date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the date of the Participant’s death. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of

A-10	2025 Proxy Statement	WABASH NATIONAL CORPORATION

Exhibit A

federal, state, local, or non-United States law. The Company shall not be liable to any Participant for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

14. Transferability. Except as otherwise determined by the Committee, no Award or dividend equivalents paid with respect to any Award shall be transferable by the Participant except by will or the laws of descent and distribution; provided, however, that if so determined by the Committee, each Participant may, in a manner established by the Board or the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant and to receive Shares or other property issued or delivered under such Award. Except as otherwise determined by the Committee, Stock Options and Stock Appreciation Rights will be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity to do so, by the Participant’s guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision. For the avoidance of doubt, under no circumstance shall Stock Options or Stock Appreciation Rights be transferable to third-party financial institutions without stockholder approval.

15. Adjustments. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto), such as a stock dividend, stock split, reverse stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause there to be an equitable adjustment in the number and kind of shares specified in Sections 3(a) and 12 of the Plan and, with respect to outstanding Awards, in the number and kind of shares subject to outstanding Awards and the exercise price or other price of shares subject to outstanding Awards, in each case to prevent dilution or enlargement of the rights of Participants. In the event of any other change in corporate capitalization, or in the event of a merger, consolidation, liquidation, or similar transaction, the Committee may, in its sole discretion, cause there to be an equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights; provided, however, that, unless otherwise determined by the Committee, the number of Shares subject to any Award shall always be rounded down to a whole number. Notwithstanding the foregoing, the Committee shall not make any adjustment pursuant to this Section 15 that would (a) cause any Stock Option intended to qualify as an ISO to fail to so qualify, (b) cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A, or (c) cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on all Participants and any other persons claiming under or through any Participant.

16. Fractional Shares. The Company shall not be required to issue or deliver any fractional Shares pursuant to the Plan and, unless otherwise provided by the Committee, fractional shares shall be settled in cash.

17. Withholding Taxes. To the extent required by Applicable Law, a Participant shall be required to satisfy, in a manner satisfactory to the Company or Subsidiary, as applicable, any withholding tax obligations that arise by reason of the exercise of a Stock Option or Stock Appreciation Right, the vesting of or settlement of Shares under an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. The Company and its Subsidiaries shall not be required to issue or deliver Shares, make any payment or recognize the transfer or disposition of Shares until such obligations are satisfied. The Committee may permit or require these obligations to be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued or delivered to a Participant upon exercise of a Stock Option or Stock Appreciation Right or upon the vesting or settlement of an Award, or by tendering Shares previously acquired, provided that in no event will the Fair Market Value of any Shares so withheld exceed the amount of taxes required to be withheld based on the maximum statutory tax rates

WABASH NATIONAL CORPORATION	2025 Proxy Statement	A-11

Exhibit A

in the applicable taxing jurisdictions to the extent necessary to prevent adverse accounting consequences. Any such elections are subject to such conditions or procedures as may be established by the Committee and may be subject to disapproval by the Committee.

18. Foreign Employees. Without amending the Plan, the Committee may grant Awards to Participants who are foreign nationals, or who are subject to Applicable Laws of one or more non-United States jurisdictions, on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may approve such sub-plans, supplements to or amendments, modifications, restatements or alternative versions of this Plan as may be necessary or advisable to comply with provisions of Applicable Laws of other countries in which the Company or its Subsidiaries operate or have employees.

19. Forfeiture; Recoupment.

a. Detrimental Activity; Termination for Cause. The Committee may reserve the right in an Award Agreement to cause a forfeiture of the gain realized by a Participant with respect to an Award thereunder on account of actions taken by, or failed to be taken by, such Participant in violation or breach of or in conflict with any (i) employment agreement, (ii) non-competition agreement, (iii) agreement prohibiting solicitation of employees or clients of the Company or any Subsidiary, (iv) confidentiality obligation with respect to the Company or any Subsidiary, or (v) other agreement, as and to the extent specified in such Award Agreement. The Committee may annul an outstanding Award if the Participant thereof is an Employee and is terminated for Cause.

b. Compensation Recovery Policy. Any Award granted to a Participant shall be subject to forfeiture, recovery or repayment pursuant to the terms of the Company’s Compensation Recovery Policy and any other applicable compensation recovery policy maintained by the Company from time to time.

c. Set-Off and Other Remedies. To the extent that amounts are not immediately returned or paid to the Company as provided in this Section 19, the Company may, to the extent permitted by Applicable Laws, seek other remedies, including a set off of the amounts so payable to it against any amounts that may be owing from time to time by the Company or a Subsidiary to the Participant for any reason, including, without limitation, wages, or vacation pay or other benefits; provided, however, that, except to the extent permitted by Treasury Regulation Section 1.409A-3(j)(4), such offset shall not apply to amounts that are “deferred compensation” within the meaning of Section 409A of the Code.

20. Change in Control.

a. Committee Discretion. The Committee may, in its sole discretion and without the consent of Participants, either by the terms of the Award Agreement applicable to any Award or by resolution adopted prior to the occurrence of a Change in Control, determine whether and to what extent outstanding Awards under the Plan shall be assumed, converted or replaced by the resulting entity in connection with the Change in Control (or, if the Company is the resulting entity, whether such Awards shall be continued by the Company), in each case subject to equitable adjustments in accordance with Section 15.

b. Awards that are Assumed. To the extent outstanding Awards granted under the Plan are assumed, converted or replaced by the resulting entity in the event of a Change in Control (or, if the Company is the resulting entity, to the extent such Awards are continued by the Company) as provided in Section 20(a), then, except as otherwise provided in the applicable Award Agreement or in another written agreement with the Participant, or in a Company severance plan applicable to the Participant:

(i) Any such outstanding Awards that are subject to Performance Objectives shall be converted to service-based Awards by the resulting entity (A) as if “target” performance had been achieved, if less than half of

A-12	2025 Proxy Statement	WABASH NATIONAL CORPORATION

Exhibit A

the applicable performance period has lapsed as of the date of the Change in Control (or if at least half of the applicable performance period has lapsed, but, in the Committee’s judgment, actual performance as of the date of the Change in Control is not determinable), or (B) based on actual performance as of the date of the Change in Control (if determinable), if at least half of the applicable performance period has lapsed as of the date of the Change in Control, and in either case, such converted Awards shall continue to vest and become exercisable (as applicable) based on continued service during the remaining vesting period;

(ii)  All other such outstanding Awards shall continue to vest and become exercisable (as applicable) based on continued service during the remaining vesting period, if any; and

(iii)  Notwithstanding the foregoing, if the Participant’s employment is involuntarily terminated without Cause (or, to the extent applicable, the Participant terminates his or her employment for Good Reason), within one year after such Change in Control, all such outstanding Awards shall become vested and exercisable (as applicable) in full, effective as of the date of such termination, and any such Awards that are Stock Options or Stock Appreciation Rights shall remain exercisable for one year after such termination (or for such longer period as the Committee may determine), subject to the original expiration date of such Stock Options or Stock Appreciation Rights to the extent necessary to avoid adverse tax consequences.

c. Awards that are not Assumed. To the extent outstanding Awards granted under the Plan are not assumed, converted or replaced by the resulting entity in connection with a Change in Control (or, if the Company is the resulting entity, to the extent such Awards are not continued by the Company) in accordance with Section 20(a) of the Plan, then, except as otherwise provided in the applicable Award Agreement or in another written agreement with the Participant, or in a Company severance plan applicable to the Participant, then, effective immediately prior to the Change in Control:

(i) All service-based and performance-based vesting restrictions with respect to all such outstanding Awards shall lapse, with any applicable Performance Objectives deemed to be satisfied (A) as if “target” performance had been achieved, if less than half of the applicable performance period has lapsed as of the date of the Change in Control (or if at least half of the applicable performance period has lapsed, but in the Committee’s judgment, actual performance as of the date of the Change in Control is not determinable), or (B) based on actual performance as of the date of the Change in Control (if determinable by the Committee), if at least half of the applicable performance period has lapsed as of the date of the Change in Control, and all such Awards shall become fully vested, effective as of the date of such Change in Control; and

(iii) Subject to Section 20(d), all such outstanding Awards that are Stock Options or Stock Appreciation Rights shall become fully exercisable for fifteen days prior to the scheduled consummation of such Change in Control (or for such longer period as the Committee may determine).

d. Cancellation Right. The Committee may, in its sole discretion and without the consent of Participants, either by the terms of the Award Agreement applicable to any Award or by resolution adopted prior to the occurrence of the Change in Control, provide that any outstanding Award (or a portion thereof) shall, upon the occurrence of such Change in Control, be cancelled in exchange for a payment in cash or other property (including shares of the resulting entity in connection with a Change in Control) in an amount equal to the excess, if any, of the Fair Market Value of the Shares subject to the Award, over any exercise price related to the Award, which amount may be zero if the Fair Market Value of a Share on the date of the Change in Control does not exceed the exercise price per Share of the applicable Awards.

WABASH NATIONAL CORPORATION	2025 Proxy Statement	A-13

Exhibit A

21.	Amendment, Modification and Termination.

a. In General. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no alteration or amendment that requires stockholder approval in order for the Plan to comply with any rule promulgated by the SEC or any securities exchange on which Shares are listed or any other Applicable Laws shall be effective unless such amendment shall be approved by the requisite vote of stockholders of the Company entitled to vote thereon within the time period required under such rule or Applicable Law.

b. Adjustments to Outstanding Awards. The Committee may in its sole discretion at any time (i) provide that all or a portion of a Participant’s Stock Options, Stock Appreciation Rights and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable; (ii) provide that all or a part of the time-based vesting restrictions on all or a portion of the outstanding Awards shall lapse, and/or that any Performance Objectives or other performance-based criteria with respect to any Awards shall be deemed to be wholly or partially satisfied; or (iii) waive any other limitation or requirement under any such Award, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee shall not make any adjustment pursuant to this Section 21(b) that would cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A, or that would cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A. Subject to the requirements of the Plan, the Committee may modify, amend or cancel any Award or waive any restrictions or conditions applicable to any Award or the exercise of the Award, provided that any modification or amendment that materially diminishes the rights of the Participant, or the cancellation of the Award, shall be effective only if agreed to by the Participant or any other person(s) as may then have an interest in the Award, but the Committee need not obtain Participant (or other interested party) consent for the modification, amendment or cancellation of an Award pursuant to the provisions of Section 15 or Section 20 or as follows: (A) to the extent the Committee deems such action necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded; (B) to the extent the Committee deems necessary to preserve favorable accounting or tax treatment of any Award for the Company; or (C) to the extent the Committee determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Participant or any other person(s) as may then have an interest in the Award.

c.  Prohibition on Repricing. Notwithstanding anything to the contrary in the Plan: (i) except for adjustments made pursuant to Sections 15 or 20, the Board or the Committee will not, without the further approval of the stockholders of the Company, authorize the amendment of any outstanding Stock Option or Stock Appreciation Right to reduce the exercise price; (ii) no Stock Option or Stock Appreciation Right will be cancelled and replaced with an Award having a lower exercise price, or exchanged for another Award, or for cash, without further approval of the stockholders of the Company, except as provided in Sections 15 or 20; and (iii) no Stock Option or Stock Appreciation Right will provide for the payment, at the time of exercise, of a cash bonus or grant or sale of another Award without further approval of the stockholders of the Company. This Section 21(c) is intended to prohibit the repricing of “underwater” Stock Options or Stock Appreciation Rights without stockholder approval and will not be construed to prohibit the adjustments provided for in Sections 15 or 20.

d. Effect on Outstanding Awards. Notwithstanding any other provision of the Plan to the contrary (other than Sections 15, 20, 21(b) and 23(e)), no termination, amendment, suspension, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

A-14	2025 Proxy Statement	WABASH NATIONAL CORPORATION

Exhibit A

22. Applicable Laws. The obligations of the Company with respect to Awards under the Plan shall be subject to all Applicable Laws and such approvals by any governmental agencies as the Committee determines may be required. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

23. Miscellaneous.

a. Deferral of Awards. Except with respect to Stock Options, Stock Appreciation Rights and Restricted Stock, the Committee may permit Participants to elect to defer the issuance or delivery of Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of the Plan. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts. All elections and deferrals permitted under this provision shall comply with Section 409A of the Code, including setting forth the time and manner of the election (including a compliant time and form of payment), the date on which the election is irrevocable, and whether the election can be changed until the date it is irrevocable.

b. No Right of Continued Employment. The Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time. No Employee, Director or Consultant shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive future Awards. Awards granted under the Plan shall not be considered a part of any Participant’s normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments.

c. Stock Ownership Guidelines. Any Shares delivered under the Plan shall be subject to any applicable stock ownership guidelines maintained or established by the Company from time to time for its executives and Directors. By accepting any benefit under the Plan, each Participant shall be conclusively deemed to agree to comply with the terms and conditions of any such Company stock ownership guidelines that may apply to the Participant from time to time, including, as may be necessary, the Participant’s retention of all or a portion of the Shares delivered to the Participant pursuant to Awards under the Plan.

d. Unfunded, Unsecured Plan; No Guarantee of Tax Treatment. Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right or title to any assets, funds or property of the Company or any Subsidiary, including without limitation, any specific funds, assets or other property which the Company or any Subsidiary may set aside in anticipation of any liability under the Plan. A Participant shall have only a contractual right to an Award or the amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person. Notwithstanding any provisions of the Plan, the Company does not guarantee to any Participant or any other person with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any affiliate indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

WABASH NATIONAL CORPORATION	2025 Proxy Statement	A-15

Exhibit A

e. Severability. If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended or limited in scope to conform to Applicable Laws or, in the discretion of the Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

f. Acceptance of Plan. By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Committee, the Board or the Company, in any case in accordance with the terms and conditions of the Plan.

g. Issuance or Assumption. Notwithstanding any other provision of the Plan, and without affecting the number of Shares otherwise reserved or available under the Plan, in connection with any merger, consolidation, acquisition of property or shares, or reorganization, the Committee may authorize the issuance or assumption of awards under the Plan upon such terms and conditions as it may deem appropriate, subject to the listing requirements of any principal securities exchange or market on which the Shares are then traded and applicable law.

h. Successors. All obligations of the Company under the Plan and with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company and references to the “Company” herein and in any Award Agreements shall be deemed to refer to such successors.

i. No Liability. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award or any Award Agreement.

j. Limitations on Actions. Any legal action or proceeding with respect to this Plan, any Award or any Award Agreement, must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint. Nothing in the Plan, express or implied, including any provision requiring or permitting the Board to take (or refrain from taking) any action or making any determination, shall be deemed to limit or eliminate the fiduciary duties of the Board under applicable law.

k. Restrictions; Legends; Representations. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all Applicable Laws. All Shares delivered (whether in certificated or book entry form) pursuant to any Award or the exercise thereof shall bear such legends or be subject to such stop transfer orders as the Committee may deem advisable under the Plan or under Applicable Laws. The Committee may require each Participant or other person who acquires Shares under the Plan by means of an Award to represent to the Company in writing that such Participant or other person is acquiring the Shares without a view to the distribution thereof.

[END OF DOCUMENT]

A-16	2025 Proxy Statement	WABASH NATIONAL CORPORATION

WABASH NATIONAL CORPORATION ATTN: LEGAL/CORPORATE SECRETARY 3900 MCCARTY LANE
LAFAYETTE, IN 47905
SCAN TO VIEW MATERIALS & VOTE
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to www.virtualshareholdermeeting.com/WNC2025
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V64993-P24722
KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
DETACH AND RETURN THIS PORTION ONLY
WABASH NATIONAL CORPORATION
The Board of Directors recommends you vote FOR the following:
1. To elect nine members of the Board of Directors from the nominees named in the accompanying proxy statement;
Nominees: For Against Abstain
1a. Therese M. Bassett
1b. John G. Boss
1c. Trent J. Broberg
1d. Larry J. Magee
1e. Ann D. Murtlow
1f. Sudhanshu Priyadarshi
1g. Scott K. Sorensen
1h. Stuart A. Taylor II
1i. Brent L. Yeagy
The Board of Directors recommends you vote FOR proposals 2, 3 and 4.
For Against Abstain
2. To approve, on an advisory basis, the compensation of our named executive officers;
3. To ratify the appointment of Ernst & Young LLP as Wabash National Corporation’s independent registered public accounting firm for the year ending December 31, 2025; and
4. To approve the Wabash National Corporation 2025 Omnibus Incentive Plan.
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date
Signature (Joint Owners) Date

WABASH NATIONAL CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
Wednesday, May 14, 2025 10:00 a.m., Eastern Time
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Proxy Statement and 10-K are available at www.proxyvote.com.
V64994-P24722
WABASH NATIONAL CORPORATION
Annual Meeting of Stockholders
May 14, 2025 10:00 A.M., Eastern Time
This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 14, 2025 to be held virtually at www.virtualshareholdermeeting.com/WNC2025.
The shares of stock you hold in the account or in a dividend reinvestment account will be voted as you specify on the reverse side.
If no choice is specified, the proxy will be voted “FOR” Proposals 1, 2, 3 and 4.
By signing the proxy, you revoke all prior proxies and appoints Larry J. Magee and Ann D. Murtlow, and each of them with full power of substitution, to vote these shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.
Continued and to be signed on reverse side